UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

SCHEDULE 14A

Proxy Statement Pursuant to Section 14(a) of the Securities
Exchange Act of 1934 (Amendment No.       )

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I.D. Systems, Inc.
(Name of Registrant as Specified In Its Charter)

(Name of Person(s) Filing Proxy Statement, if other than the Registrant)

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PRELIMINARY COPIES – DEFINITIVE COPIES INTENDED TO BE RELEASED TO

SECURITY HOLDERS ON OR ABOUT MAY 25, 2015

I.D. Systems, Inc.

123 Tice Boulevard

Woodcliff Lake, New Jersey 07677

____________________________________

NOTICE OF 2015 ANNUAL MEETING OF STOCKHOLDERS

To Be Held On June 23, 2015

To the Stockholders of I.D. Systems, Inc.:

Notice is hereby given that the 2015 Annual Meeting of Stockholders (the “Annual Meeting”) of I.D. Systems, Inc. (the “Company,” “we,” “our” or “us”) will be held at the offices of Lowenstein Sandler LLP, located at 1251 Avenue of the Americas, New York, New York 10020, on Tuesday, June 23, 2015, at 10:00 a.m., Eastern Time, and thereafter as it may be postponed or adjourned from time to time, for the following purposes, each of which is described more fully in the Proxy Statement accompanying this Notice of Annual Meeting:

1.	To elect five (5) directors, the names of whom are set forth in the accompanying Proxy Statement, each to serve until the Company’s 2016 annual meeting of stockholders and until their respective successors are duly elected and qualified;

2.	To approve an amendment to the Company’s Amended and Restated Certificate of Incorporation, as amended, to grant the Board of Directors of the Company the authority to adopt, amend or repeal the bylaws of the Company without the approval of the stockholders;

3.	To approve and adopt the I.D. Systems, Inc. 2015 Equity Compensation Plan;

4.	To vote upon the ratification of the appointment of EisnerAmper LLP as the independent registered public accounting firm of the Company for the fiscal year ending December 31, 2015;

5.	To hold an advisory (non-binding) vote to approve the Company’s executive compensation; and

6.	To transact such other business as may properly come before the Annual Meeting, including any motion to adjourn to a later date to permit further solicitation of proxies, if necessary, or before any adjournment thereof.

The meeting will begin promptly at 10:00 a.m., Eastern Time. Only holders of record of shares of our common stock at the close of business on May 4, 2015, the date fixed by our Board of Directors as the record date for the Annual Meeting, will be entitled to notice of, and to vote at, the meeting and any postponements or adjournments of the meeting.

For a period of at least 10 days prior to the Annual Meeting, a complete list of stockholders entitled to vote at the meeting will be available and open to the examination of any stockholder for any purpose relating to the Annual Meeting during normal business hours at our principal executive offices located at 123 Tice Boulevard, Woodcliff Lake, New Jersey 07677.

Whether you expect to attend the Annual Meeting or not, please vote, sign, date and return in the self-addressed envelope provided the enclosed proxy card as promptly as possible. If you attend the Annual Meeting, you may vote your shares in person, even though you have previously signed and returned your proxy.

By order of the Board of Directors,

/s/ Ned Mavrommatis

Ned Mavrommatis

Corporate Secretary

Dated: May 25, 2015

Woodcliff Lake, New Jersey

Important Notice of Internet Availability of Proxy Materials for the 2015 Annual Meeting of Stockholders to be held on June 23, 2015. The Notice, this Proxy Statement, and our Annual Report on Form 10-K for the fiscal year ended December 31, 2014, as amended, are available through the Internet at http://www.astproxyportal.com/ast/10255. Under Securities and Exchange Commission rules, we are providing access to our proxy materials both by sending you this full set of proxy materials, and by notifying you of the availability of our proxy materials on the Internet.

PRELIMINARY COPIES – DEFINITIVE COPIES INTENDED TO BE RELEASED TO

SECURITY HOLDERS ON OR ABOUT MAY 25, 2015

I.D. Systems, Inc.

123 Tice Boulevard

Woodcliff Lake, New Jersey 07677

_______________________________

PROXY STATEMENT

Annual Meeting of Stockholders

June 23, 2015

_______________________________

This Proxy Statement is furnished in connection with the solicitation of proxies by the Board of Directors (the “Board”) of I.D. Systems, Inc., a Delaware corporation (the “Company,” “we,” “our” or “us”), for use at our 2015 Annual Meeting of Stockholders (the “Annual Meeting”) to be held at the offices of Lowenstein Sandler LLP, located at 1251 Avenue of the Americas, New York, New York 10020, on Tuesday, June 23, 2015, at 10:00 a.m., Eastern Time, and any adjournments or postponements thereof.

The Board is sending the proxy materials relating to the Annual Meeting, which include this Proxy Statement, our Annual Report on Form 10-K for the fiscal year ended December 31, 2014, as amended, and proxy card, to its stockholders beginning on or about May 25, 2015. The information included in this Proxy Statement relates to the proposals to be voted on at the Annual Meeting, the voting process, the compensation of our most highly paid executive officers and our directors, and certain other required information.

Important Notice of Internet Availability of Proxy Materials for the 2015 Annual Meeting of Stockholders to be held on June 23, 2015

The Notice, this Proxy Statement, and our Annual Report on Form 10-K for the fiscal year ended December 31, 2014, as amended, are available through the Internet at http://www.astproxyportal.com/ast/10255. Under Securities and Exchange Commission rules, we are providing access to our proxy materials both by sending you this full set of proxy materials, and by notifying you of the availability of our proxy materials on the Internet.

Record Date and Outstanding Shares

The Board has fixed the close of business on May 4, 2015, as the record date (the “Record Date”) for the determination of stockholders entitled to notice of, and to vote at, the Annual Meeting and any adjournments or postponements of the meeting. Only stockholders of record at the close of business on the Record Date will be entitled to vote at the Annual Meeting or any and all adjournments or postponements thereof.

As of the Record Date, we had issued and outstanding 13,151,229 shares of common stock. Our common stock comprises all of our issued and outstanding voting stock.

At least ten (10) days before the Annual Meeting, we will make a complete list of the stockholders entitled to vote at the meeting open to the examination of any of our stockholders for any purpose germane to the Annual Meeting. The list will be available for inspection during ordinary business hours at our offices at 123 Tice Boulevard, Woodcliff Lake, New Jersey 07677, and will be made available to stockholders present at the Annual Meeting.

Purposes of the Annual Meeting

The purposes of the Annual Meeting are (i) to elect five (5) directors to our Board, each to serve until our 2016 annual meeting of stockholders and until their respective successors are duly elected and qualified; (ii) to approve an amendment to our Amended and Restated Certificate of Incorporation, as amended (the “Certificate of Incorporation”), to grant the Board the authority to adopt, amend or repeal the bylaws of the Company (the “Bylaws”) without the approval of the stockholders; (iii) to approve and adopt the I.D. Systems, Inc. 2015 Equity Compensation Plan; (iv) to ratify the appointment of EisnerAmper LLP as the Company’s independent registered public accounting firm for the fiscal year ending December 31, 2015; (v) to approve, on an advisory basis, the Company’s executive compensation; and (vi) to transact such other business as may properly come before the Annual Meeting or at any adjournment or postponement thereof. In addition to the foregoing, there will be a report on the progress of our company and an opportunity for questions of general interest to the stockholders.

Unless we receive specific instructions to the contrary or unless such proxy is revoked, shares represented by each properly executed proxy will be voted: (i) “FOR” the election of each of our nominees as a director; (ii) “FOR” the approval of the amendment to the Certificate of Incorporation to grant the Board the authority to adopt, amend or repeal the Bylaws without approval of the stockholders of the Company; (iii) “FOR” the approval and adoption the I.D. Systems, Inc. 2015 Equity Compensation Plan; (iv) “FOR” the ratification of the appointment of EisnerAmper LLP as our independent registered public accounting firm for the fiscal year ending December 31, 2015; (v) “FOR” the approval, on an advisory basis, of our executive compensation; and (vi) with respect to any other matters that may properly come before the Annual Meeting, at the discretion of the proxy holders. We do not presently anticipate that any other business will be presented for action at the Annual Meeting.

Voting at the Annual Meeting

Quorum Requirements

The presence at the Annual Meeting, in person or by proxy, of the holders of a majority of the total outstanding shares of our common stock is necessary to constitute a quorum for the transaction of business at the meeting. Abstentions and broker “non-votes” (as hereinafter defined) are counted as present and entitled to vote for purposes of determining whether a quorum is present. A broker “non-vote” on a matter occurs when a broker, bank or your representative may not vote on a particular matter because it does not have discretionary voting authority and has not received instructions from the beneficial owner.

Shareholders of Record and Beneficial Owners

Each share of our common stock outstanding on the Record Date will be entitled to one vote on each matter submitted to a vote of our stockholders. Cumulative voting by stockholders is not permitted. The shares to be voted include shares of our common stock that are (i) held of record directly in a stockholder’s name and (ii) held for stockholders in “street name” through a broker, bank or other nominee. If your shares are registered directly in your name with the Company’s stock transfer agent, American Stock Transfer & Trust Company, LLC, you are considered the “shareholder of record” with respect to those shares. If your shares are held in a stock brokerage account or by a bank or other nominee, you are considered the “beneficial owner” of those shares.

If you hold your shares of our common stock through a broker, bank or other representative, generally the broker, bank or representative may only vote the common stock that it holds for you in accordance with your instructions. However, under the rules that govern brokers who have record ownership of shares that are held in street name for their clients who are the beneficial owners of the shares, brokers have the discretion to vote such shares on routine matters. Therefore, if the broker, bank or representative has not timely received your instructions, it may vote on certain matters for which it has discretionary voting authority. The ratification of the appointment of an independent registered public accounting firm is considered a routine matter. Thus, if you do not otherwise instruct your broker, the broker may turn in a proxy card voting your shares “FOR” ratification of the independent registered public accounting firm. The Company believes that all of the other proposals to be voted upon at the meeting will be considered “non-routine.” Thus, a broker or other nominee cannot vote without instructions on these non-routine matters, and, consequently, if your shares are held in street name, you must provide your broker or nominee with instructions on how to vote your shares in order for your shares to be voted on those proposals.

Holders of our common stock will not have any rights of appraisal or similar dissenters’ rights with respect to any matter to be acted upon at the Annual Meeting.

Vote Required

For the election of directors, a plurality of the votes cast is required. Since the number of candidates is equal to the number of vacancies, receipt of any votes in favor of any candidate will ensure that that candidate is elected. If no voting direction is indicated on a proxy card that is signed and returned, the shares will be considered votes FOR the election of all director nominees set forth in this Proxy Statement. In accordance with Delaware law, stockholders entitled to vote for the election of directors may withhold authority to vote for all nominees for directors or may withhold authority to vote for certain nominees for directors. Abstentions and broker “non-votes” are not considered for the purpose of the election of directors.

For the approval of the amendment to the Certificate of Incorporation to grant the Board the authority to adopt, amend or repeal the Bylaws without the approval of the stockholders of the Company, the affirmative vote of the holders of a majority the outstanding shares of Common Stock on the Record Date at the Annual Meeting is required. Abstentions and broker "non-votes" for such proposal, because they are not affirmative votes, will have the same effect as votes against such proposal.

For the approval and adoption of the I.D. Systems, Inc. 2015 Equity Compensation Plan, the affirmative vote of the holders of a majority of the total votes cast on such proposal in person or by proxy at the Annual Meeting is required. Abstentions and broker “non-votes” for such proposal are not considered to have been voted on the proposal.

The ratification of the selection of EisnerAmper LLP as the Company’s independent registered public accounting firm and the advisory (non-binding) proposal to approve the Company’s executive compensation each requires the affirmative vote of a majority of the votes cast. Abstentions and broker non-votes will have no effect on the outcome on these matters.

Your vote will not be disclosed either within the Company or to third parties, except: (i) as may be necessary to meet applicable legal requirements or to assert or defend claims for or against the Company; (ii) to allow for the tabulation of votes and certification of the vote; and (iii) to facilitate a successful proxy solicitation.

Effect of Advisory Votes

The approval, on an advisory basis, of our executive compensation, also known as a “say on pay” vote, is an advisory vote mandated by the Dodd-Frank Wall Street Reform and Consumer Protection Act. This means that while we ask stockholders to approve our executive compensation, it is not an action that requires stockholder approval, and stockholders are not voting to approve or disapprove the Board’s recommendation with respect to this proposal. This advisory vote is non-binding on the Board, although the Board welcomes the input of our stockholders on the Company’s compensation policies and compensation program and will take the advisory vote into account in making determinations concerning executive compensation.

At our 2011 annual meeting of stockholders held on June 21, 2011, we conducted a stockholder advisory vote on the frequency of future stockholder votes on the Company’s executive compensation (every one, two or three years), also known as a “say on frequency” vote. The Board considered the results of this “say on frequency” advisory vote and, since the most affirmative votes of all the votes cast on the “say on frequency” matter expressed a preference for having the “say on pay” vote every year, determined that an advisory vote on executive compensation would be conducted on an annual basis until the next vote on the frequency of such votes. Notwithstanding the outcome of stockholder “say on frequency” votes, however, the Board may in the future decide to conduct advisory votes on a less frequent basis if appropriate and may vary its practice based on factors such as discussions with stockholders and the adoption of material changes to compensation programs.

Voting of Proxies

Shareholders of Record

As a shareholder of record, these proxy materials will be furnished directly to you by the Company, by mail. As the stockholder of record, you have the right to grant your voting proxy directly to the Company or to vote in person at the meeting.

Beneficial Owners

As a beneficial owner, you have the right to direct your broker, trustee or nominee as to how to vote your shares. Please refer to the voting instruction card provided by your broker, trustee or nominee. You are also invited to attend the Annual Meeting. However, because a beneficial owner is not the stockholder of record, you may not vote these shares in person at the meeting unless you obtain a “legal proxy” from the broker, trustee or nominee that holds your shares, giving you the right to vote the shares at the meeting. Note that it may take some time to obtain a legal proxy from your broker, trustee or nominee, so, if you plan to request a legal proxy, you should do so well in advance of the meeting.

Voting Without Attending the Meeting

Whether you hold shares directly as the shareholder of record or through a broker, trustee or other nominee as the beneficial owner, you may direct how your shares are voted without attending the Annual Meeting. There are two ways to vote by proxy without attending the meeting:

•	By Internet — Stockholders of record may submit proxies over the Internet by following the instructions on the proxy card or voting instruction card.

•	By Mail — Stockholders of record may submit proxies by completing, signing and dating their proxy card or voting instruction card and mailing it in the accompanying pre-addressed envelope.

Revocation of Proxies

Stockholders can revoke a proxy prior to the completion of voting at the Annual Meeting through any of the following methods:

•	by writing a letter delivered to Ned Mavrommatis, our Corporate Secretary, stating that the proxy is revoked;

•	by submitting another proxy bearing a later date; or

•	by attending the Annual Meeting and voting in person (unless you are a beneficial owner without a legal proxy, as described below).

Please note, however, that if a stockholder’s shares are held of record by a broker, bank or other nominee and that stockholder wishes to vote at the Annual Meeting, the stockholder must bring to the Annual Meeting a letter or “legal proxy” from the broker, bank or other nominee confirming the stockholder’s beneficial ownership of the shares.

Solicitation

The cost of preparing, assembling, printing and mailing the proxy material and of reimbursing brokers, nominees and fiduciaries for the out-of-pocket and clerical expenses of transmitting copies of the proxy material to the beneficial owners of shares held of record by such persons will be borne by the Company. Certain officers and employees of the Company, without additional compensation, may use their personal efforts, by telephone or otherwise, to obtain proxies.

We have retained the firm of Alliance Advisors, LLC to provide services as proxy solicitor in connection with this Proxy Statement. We estimate that the costs for such services, including fees and expenses, will be in the aggregate amount of approximately $20,000.

PROPOSAL NO. 1

ELECTION OF DIRECTORS

The Board has nominated Kenneth Brakebill, Michael Brodsky, Kenneth S. Ehrman, Ron Konezny and Tony Trousset for re-election as directors of the Company. If re-elected to the Board, each nominee will hold office until our Annual Meeting of Stockholders to be held in 2016 and until his respective successor has been duly elected and qualified, or until his earlier death, resignation or removal. Each of Messrs. Brakebill, Brodsky, Ehrman, Konezny and Trousset has consented to being named as a nominee and, if re-elected, to serve as a director. The Nominating Committee and the Board believe that each of these nominees possesses the attributes we seek in directors generally as well as the individual experiences, qualifications and skills included in their individual biographies below.

If any nominee is unable to serve, which the Board has no reason to expect, the persons named in the proxy intend to vote for the balance of those nominees named above and, if they deem it advisable, for a substitute nominee.

THE BOARD OF DIRECTORS RECOMMENDS THAT YOU VOTE “FOR” THE ELECTION OF ALL OF THE DIRECTOR NOMINEES LISTED ABOVE.

Information About Our Directors, Director Nominees and Executive Officers

The table below sets forth the names and ages of the directors, nominees for director and executive officers of the Company as of May 4, 2015, as well as the position(s) and office(s) with the Company held by those individuals. A summary of the background and experience of each of those individuals is set forth after the table.

Name	Age	Position(s)
DIRECTORS AND DIRECTOR NOMINEES:
Kenneth S. Ehrman	45	Chairman of the Board, Chief Executive Officer, President and Director
Kenneth Brakebill	45	Director
Michael Brodsky	47	Director
Ron Konezny	47	Director
Tony Trousset	46	Director

EXECUTIVE OFFICERS WHO ARE NOT DIRECTORS:
Michael L. Ehrman	42	Chief Technology Officer
Norman L. Ellis	58	Chief Operating Officer
Ned Mavrommatis	44	Chief Financial Officer, Treasurer and Corporate Secretary

Directors and Director Nominees

Kenneth S. Ehrman. Mr. Ehrman is one of our founders and has served as our President since our inception in 1993 and as our Chairman of the Board and Chief Executive Officer and a director of the Company since June 2014. Mr. Ehrman also previously served as our Interim Chief Executive Officer from March, 2014 to June 2014, as our Chief Operating Officer from June, 2000 to March, 2010 and as a director of the Company from 1993 until 2013. Since September, 2012, Mr. Ehrman has served as a member of the board of directors of Financial Services, Inc., a privately held provider of data processing solutions for banking. He graduated from Stanford University in 1991 with a Bachelor of Science in Industrial Engineering. Upon his graduation, and until our inception, Mr. Ehrman worked as a production manager with Echelon Corporation. Mr. Ehrman is the brother of Michael L. Ehrman, our Chief Technology Officer.

Mr. Ehrman has a strong technical and engineering background. Mr. Ehrman’s qualifications to serve on the Board of Directors of the Company (the “Board”) include his management experience, his engineering expertise and a long history and familiarity with the Company. In addition, Mr. Ehrman’s role as the President and Chief Executive Officer of the Company and former roles as Interim Chief Executive Officer and Chief Operating Officer of the Company provides the Board with invaluable insight into the management and daily operations of the Company. Mr. Ehrman also is an inventor on several of the Company’s patents.

Kenneth Brakebill. Mr. Brakebill has served as a director of the Company since June, 2014. Mr. Brakebill is a retired intellectual property and trial lawyer. Following a one-year appellate clerkship out of law school, in 1998 Mr. Brakebill joined Morrison & Foerster, a global law firm of which he became a partner in 2005. At Morrison & Foerster, Mr. Brakebill primarily represented technology companies, both in the hardware and software sectors, in bet-the-company type intellectual property cases involving disputes over patents, copyrights and contracts concerning use of technology. He retired from the firm in 2010. Mr. Brakebill also has served as a director of several not-for-profit organizations. Mr. Brakebill received a Bachelor of Arts degree with Honors from Stanford University in 1991 and attended Harvard Law School and the University of California, Hastings, from which he received his law degree in 1997.

Mr. Brakebill has extensive experience representing technology companies in litigation concerning intellectual property rights and rightful use of technology, and accordingly, has insights in the area of intellectual property rights in technology. Mr. Brakebill participated on successful trial teams that represented Novell, Inc., then a publicly held software company, in a widely-followed case concerning ownership of the copyrights in the UNIX operating system; and Altera Corporation, a publicly traded global semiconductor company, in cases concerning the designs of Altera’s reprogrammable logic device technology and its software tools. Through these representations, Mr. Brakebill gained significant experience working with senior executives of companies on issues relating to litigation-impacted product lines and strategic direction. We believe that Mr. Brakebill’s legal and technology background and experience as a director of not-for-profit companies, give him the qualifications and skills to enable him to serve as an effective contributing member of the Board.

Michael Brodsky. Mr. Brodsky has served as a director of the Company since June, 2014. Mr. Brodsky is the Managing Partner of Vajra Asset Management, LLC , an investment firm, since January, 2013. Mr. Brodsky is also presently Executive Chairman of Selectica, Inc., a publicly traded leader in contract management, procurement and sourcing software, where he has been on the Board of Directors since October of 2010 and served as Chief Executive Officer from August, 2013 until December, 2013. He is also Chairman of the Board of Trans World Corporation, a publicly traded company that owns and operates casinos and hotels in the Czech Republic and Germany, since September, 2013. He is also a member of the board of Genesis Land Development Corporation, a residential land developer and home-builder in Calgary, Canada since June 2012. He is also a member of the board of directors of JPS Industries, Inc., a publicly traded manufacturer of urethane film, sheet and tubing, and other highly engineered components since February of 2015. From April, 2008 to June, 2010, he was also a member of the Board of Directors as well as the President, CEO and Executive Chairman of Youbet.com, Inc., a formerly publicly traded provider of an online horse racing and betting site, which was acquired by Churchill Downs Incorporated, a publicly traded company. Following the acquisition of Youbet.com, he served on the Board of Directors of Churchill Downs until June, 2012. From June, 2005 to August, 2011, Mr. Brodsky was the managing partner of New World Opportunity Partners, LLC, an investment firm. Mr. Brodsky received a Bachelor of Arts degree from Syracuse University, a law degree from Northwestern University School of Law and a Masters in Business Administration from the JL Kellogg Graduate School of Management School of Business at Northwestern University.

Mr. Brodsky possesses extensive business, operating and executive expertise. Among other things, Mr. Brodsky has served as the Chief Executive Officer of several companies, and possesses skills in executive management and leadership. We believe Mr. Brodsky’s management and leadership skills and experience as a member of the board of directors of various companies enable him to be an effective contributing member of the Board.

Ron Konezny. Mr. Konezny has served as a director of the Company since June, 2014. Mr. Konezny has served as the President and Chief Executive Officer and a director of Digi International Inc., a publicly held provider of machine-to-machine (“M2M”) networking hardware and solutions, since December, 2014. Mr. Konezny served as Vice President, Global Transportation and Logistics of Trimble Navigation Limited, a publicly held provider of technology solutions for field and mobile worker productivity (“Trimble”), from September, 2013 until December, 2014, and as Chief Executive Officer of PeopleNet Communications Corporation (“PeopleNet”), an onboard computing and carrier fleet communications provider, from 2007 until December, 2014. Mr. Konezny served as General Manager of Trimble's Global Transportation and Logistics division from August, 2011, when Trimble acquired PeopleNet, to September, 2013. Mr. Konezny served in several positions with PeopleNet since he co-founded it in 1994, including Chief Operating Officer and Chief Financial Officer from 2001 to 2007 and Chief Technology Officer from 1996 to 2007. Mr. Konezny has previously served on the Boards of Directors of the National Private Truck Council Institute and the Truckload Carriers Association. Mr. Konezny received a Bachelor of Arts degree from Northwestern University.

Mr. Konezny possesses extensive business, operating and executive expertise. Through his executive positions with PeopleNet, Mr. Konezny has acquired skills in executive management and leadership. Specifically, in his positions as Chief Executive Officer, Chief Operating Officer and Chief Financial Officer of PeopleNet, Mr. Konezny led PeopleNet’s growth, profitability, and solution innovation. He also led PeopleNet's technology team and platform vision, which resulted in the first internet-based solution in the market, patented OTAP (over-the-air-programming), email messaging, handheld integration, Vehicle Management engine data interface, eDriver Logs, Automated Fuel Tax, and Automated Workflow. We believe Mr. Konezny’s management and leadership skills and technological background enable him to be an effective contributing member of the Board.

Tony Trousset. Mr. Trousset has served as a director of the Company since June, 2014. Mr. Trousset has served as the Managing Member of Atlas Technology Group LLC, a privately held company which provides independent mergers and acquisitions and corporate finance advice to technology companies and technology-focused private equity firms (“Atlas Technology”), since he founded Atlas Technology in November 2009. From 2005 until 2008, Mr. Trousset served as Global Head of Software Investment Banking and Co-Head of the West Coast Technology Investment Banking Group at Lehman Brothers Holdings, Inc., a then global financial services firm. From 2001 until 2005, Mr. Trousset served as Global Head of Software Investment Banking at UBS AG, a global financial services firm. During 2005, Mr. Trousset served as Vice President and Head of Corporate Development at SAS Institute, Inc., a privately held provider of business analytics software and services. Mr. Trousset has served as a member of the Board of Directors of the San Francisco Symphony since 2008. Mr. Trousset received a Bachelor of Arts degree from Stanford University in Political Science and Master of Arts degree from Stanford University in Education.

Mr. Trousset has worked in the technology industry for over 18 years as an investment banker, venture capitalist and corporate executive. He has significant experience with mergers and acquisitions in the technology sector. We believe that Trousset’s background and business acumen, give him the qualifications and skills to enable him to serve as an effective contributing member of the Board.

Executive Officers

Kenneth S. Ehrman. See narrative description under the caption “Directors and Director Nominees” above.

Michael L. Ehrman. Mr. Ehrman serves as our Chief Technology Officer, a position he has held since March, 2010. Mr. Ehrman previously served as our Executive Vice President of Engineering from August, 1999, until March, 2010. Prior to that, he served as our Executive Vice President of Software Development since joining us in 1995. Mr. Ehrman graduated from Stanford University in 1994 with a Master of Science in Engineering - Economics Systems as well as a Bachelor of Science in Computer Systems Engineering. Upon his graduation in 1994, Mr. Ehrman was employed as a consultant for Andersen Consulting in New York. Mr. Ehrman is the brother of Kenneth S. Ehrman, our Chairman of the Board, Chief Executive Officer and President and a member of our Board.

Norman L. Ellis. Mr. Ellis has served as our Chief Operating Offer since joining us in July 2014. Prior to joining us, from November 2013 until June 2014, Mr. Ellis served as Vice President Sales, Services and Marketing for Omnitracs, Inc. (“Omnitracs”), a provider of integrated wireless systems, applications and services for transportation and logistics companies and a division of Qualcomm Incorporated, a publicly-traded company engaged in the development and commercialization of wireless technologies (“Qualcomm”). From 2008 until November 2013, Mr. Ellis served as Vice President Sales, Services and Marketing for Qualcomm. Mr. Ellis has held several other positions with Qualcomm, including Vice President and General Manager from 2004 to 2008, Vice President-Homeland Security Solutions from 2002 to 2003, Vice President-New Markets from 2000 to 2001 and Director Product Development from 1998 to 1999. He also served as Senior Vice President of Sales and Marketing for Service Transport Inc., a commercial motor carrier of bulk liquids, from 1993 to 1998. Mr. Ellis also has held various positions with Overnite Transportation Inc. (currently known as UPS Ground Freight, Inc.), a provider of transportation services, and with Mason and Dixon Lines, a provider of trucking and logistic solutions. Mr. Ellis received a Bachelor of Arts degree in Business Administration from Emory and Henry College.

Ned Mavrommatis. Mr. Mavrommatis has served as our Chief Financial Officer since joining us in August, 1999, as our Treasurer since June, 2001, and as our Corporate Secretary since November, 2003. Prior to joining us, Mr. Mavrommatis was a Senior Manager at the accounting firm of Eisner LLP (currently known as EisnerAmper LLP). Mr. Mavrommatis received a Master of Business Administration in finance from New York University’s Leonard Stern School of Business and a Bachelor of Business Administration in accounting from Bernard M. Baruch College, The City University of New York. Mr. Mavrommatis is also a Certified Public Accountant.

Bankruptcies

Other than as set forth below, during the past ten years, a petition under the Federal bankruptcy laws or any state insolvency law has not been filed by or against, or a receiver, fiscal agent or similar officer has not been appointed by a court for the business or property of any of our directors, executive officers or nominees for election as director at the Annual Meeting, or any partnership in which he was a general partner at or within two years before the time of such filing, or any corporation or business association of which he was an executive officer at or within two years before the time of such filing. Mr. Brodsky served as the Co-Chief Executive Officer of Federated Sports & Gaming Inc. (“Federated”) from October, 2010 until his resignation from Federated, effective March 1, 2012. On February 28, 2012, Federated Sports filed a voluntary petition for relief under Chapter 11 of the United States Bankruptcy Code in the United States Bankruptcy Court for the District of Maryland. Mr. Brodsky served as the Co-Chief Executive Officer of Federated Heartland, Inc. (“Federated Heartland”) from October, 2010 until his resignation from Federated Heartland, effective March 1, 2012. On February 28, 2012, Federated Heartland filed a voluntary petition for relief under Chapter 11 of the United States Bankruptcy Code in the United States Bankruptcy Court for the District of Maryland.

CORPORATE GOVERNANCE AND BOARD MATTERS

General

Our Board is responsible for the management and direction of our Company and for establishing broad corporate policies. Members of the Board are kept informed of our business through various documents and reports provided by the Chief Executive Officer and other corporate officers, and by participating in Board and committee meetings. Each director has access to all of our books, records and reports, and members of management are available at all times to answer their questions.

Currently, there are five members of the Board. The Board is not classified or staggered, and all directors hold office until the next annual meeting of stockholders or until their respective successors are elected and qualified.

Director Independence

During our fiscal year ended December 31, 2014, Jeffrey M. Jagid served on our Board until March 2, 2014 and each of Lawrence S. Burstein, Harold D. Copperman, Robert J. Farrell and Michael P. Monaco served on our Board until June 20, 2014. During our fiscal year ended December 31, 2014 until June 20, 2014, our Board determined that each of Messrs. Burstein, Copperman, Farrell and Monaco served as an “independent director” within the meaning of the rules of Nasdaq and, as to such members then serving on the Audit Committee of our Board, satisfied the additional independence requirements under applicable rules and regulations of the SEC. During our fiscal year ended December 31, 2014 until June 20, 2014, (i) the Audit Committee of the Board was composed of Messrs. Burstein, Copperman and Monaco, each of whom was an independent director in accordance with Nasdaq Rule 5605(c), (ii) the Compensation Committee of the Board was composed of Messrs. Copperman, Farrell and Monaco, each of whom was an independent director in accordance with Nasdaq Rule 5605(d) and (iii) the Nominating Committee of the Board was composed of Messrs. Burstein, Copperman and Monaco, each of whom was independent in accordance with Nasdaq Rule 5605(e).

Each of Kenneth Brakebill, Michael Brodsky, Kenneth Ehrman, Ron Konezny and Tony Trousset has served as a director of our company since June 20, 2014. Our Board has determined that each of Messrs. Brakebill, Brodsky, Konezny and Trousset satisfies the current “independent director” standards established by the Nasdaq Rules and, as to the members of the Audit Committee of our Board, the additional independence requirements under applicable rules and regulations of the SEC. Thus, a majority of the Board is comprised of independent directors as required by the Nasdaq rules. The Audit Committee of the Board is composed of Messrs. Brodsky, Konezny and Trousset, each of whom is an independent director in accordance with Nasdaq Rule 5605(c). The Compensation Committee of the Board is composed of Messrs. Brakebill, Konezny and Trousset, each of whom is an independent director in accordance with Nasdaq Rule 5605(d). The Nominating Committee of the Board is composed of Messrs. Brakebill, Brodsky and Trousset, each of whom is independent in accordance with Nasdaq Rule 5605(e).

Board Leadership Structure

Our current leadership structure is comprised of a combined Chairman of the Board and Chief Executive Officer, an independent lead director and active independent directors. Currently, Kenneth S. Ehrman serves as our Chairman of the Board and Chief Executive Officer and Michael Brodsky serves as the independent lead director. The Board believes that this leadership structure is the most effective for the Company at this time. Because the Chief Executive Officer is closest to the many facets of our business, the Board believes that the Chief Executive Officer is in the best position to lead most effectively and to serve in the critical role of Chairman of the Board. In addition, as he is directly involved in managing the Company, having a Chairman who also serves as Chief Executive Officer facilitates timely communication with the Board on critical business matters. Further, we believe that this combined leadership structure is appropriate for our Company because our Chairman and Chief Executive Officer (i) conveys a singular, cohesive message to our stockholders, employees, industry partners and the investment community and (ii) eliminates any ambiguity as to who is accountable for the Company’s performance. The lead director, among other things, works with the Chairman to set and approve agendas and schedules for Board meetings, serves as a liaison between the Chairman and the non-employee directors, and presides at any meetings of the Board at which the Chairman is not present, including executive sessions of the independent directors. Our directors and management team engage frequently and directly in the flow of information and ideas and we believe our combined leadership structure facilitates the quality, quantity and timeliness of the information flow and communication. While the Board currently believes that there is a well-functioning and effective balance between strong Company leadership, an independent lead director and oversight by active, independent directors, it continues to evaluate the composition of the Board to determine what leadership structure is most appropriate for our company and our stockholders.

Risk Oversight

The Board has the ultimate oversight responsibility for the risk management process and regularly reviews issues that present particular risk to us, including those involving competition, customer demands, economic conditions, planning, strategy, finance, sales and marketing, products, information technology, facilities and operations, supply chain, legal and environmental matters and insurance. The Board further relies on the Audit Committee for oversight of certain areas of risk management. In particular, the Audit Committee focuses on financial and enterprise risk exposures, including internal controls, and discusses with management and the Company’s independent registered public accounting firm our policies with respect to risk assessment and risk management, including risks related to fraud, liquidity, credit operations and regulatory compliance, and advises the internal audit function as to overall risk assessment of the Company.

While the Board oversees risk management, Company management is charged with managing risk. Management communicates routinely with the Board, committees of the Board and individual directors on significant risks that have been identified and how they are being managed. Directors are free to, and indeed frequently do, communicate directly with senior management.

The Company believes that its leadership structure, discussed above, supports the risk oversight function of the Board. While the Company has a combined Chairman and Chief Executive Officer, independent directors chair the various Board committees involved with risk oversight, there is frequent and open communication among management and directors, and all directors are actively involved in the risk oversight function. The Board believes that this approach provides appropriate checks and balances against undue risk-taking.

Board and Committee Meetings

The Board held ten meetings during our fiscal year ended December 31, 2014. All of such meetings were attended, either in person or telephonically, by all of the members of the Board. Actions were also taken by the unanimous written consent of the members of the Board on five occasions during the fiscal year ended December 31, 2014.

We have adopted a policy of encouraging, but not requiring, members of the Board to attend our annual meetings of stockholders. Messrs. Brakebill, Brodsky, Ehrman and Konezny attended our 2014 annual meeting of stockholders held on June 20, 2014 in person, and Mr. Trousset attended the meeting by telephone. None of the directors who did not stand for re-election to the Board at the 2014 annual meeting of stockholders attended the meeting.

Committees of the Board

The standing committees of the Board include the Audit Committee, the Compensation Committee and the Nominating Committee.

Audit Committee

The Audit Committee, which is a separately designated standing audit committee established in accordance with Section 3(a)(58)(A) of the Securities Exchange Act of 1934, as amended (the “Exchange Act”), is composed of Messrs. Brodsky, Konezny and Trousset, each of whom is independent under Nasdaq Rule 5605(c)(2) and Rule 10A-3 under the Exchange Act.

The Board has determined that it has at least one “audit committee financial expert” serving on the Audit Committee. Mr. Brodsky serves as the audit committee financial expert. Mr. Brodsky also serves as the Chairman of the Audit Committee.

The Audit Committee held five meetings during the fiscal year ended December 31, 2014. All of such meetings were attended, either in person or telephonically, by all of the members of the Audit Committee. The Audit Committee acted by unanimous written consent on one occasion during the fiscal year ended December 31, 2014.

The Board has adopted a written charter for the Audit Committee, a copy of which is publicly available on our website at www.id-systems.com. The Audit Committee’s charter sets forth the responsibilities, authority and specific duties of the Audit Committee and is reviewed and reassessed annually. The information on our website is not a part of this Proxy Statement. The charter specifies, among other things, the structure and membership requirements of the Audit Committee, as well as the relationship of the Audit Committee to our independent registered public accounting firm and management.

In accordance with its written charter, the Audit Committee assists the Board in monitoring (i) the integrity of our financial reporting process including our internal controls regarding financial reporting, (ii) our compliance with legal and regulatory requirements and (ii) the independence and performance of our internal and external auditors, and serves as an avenue of communication among the independent registered public accounting firm, management and the Board.

The report of the Audit Committee appears on page 24 of this Proxy Statement.

Compensation Committee

The Compensation Committee is composed of Messrs. Brakebill, Konezny and Trousset, each of whom is independent within the meaning of Nasdaq Rule 5605(a)(2). Mr. Konezny serves as the Chairman of the Compensation Committee.

The Compensation Committee held five meetings during the fiscal year ended December 31, 2014. All of such meetings were attended, either in person or telephonically, by all of the members of the Compensation Committee. The Compensation Committee acted by unanimous written consent on two occasions during the fiscal year ended December 31, 2014.

The Compensation Committee recommends to the Board for its approval our executive officers’ annual compensation and long-term incentives and option and other equity grants, reviews management’s performance, development and compensation, and administers our incentive plans. The Board has adopted a written charter for the Compensation Committee, a copy of which is publicly available on our website at www.id-systems.com. The Compensation Committee’s charter sets forth the responsibilities, authority and specific duties of the Compensation Committee and is reviewed and reassessed annually. The charter specifies that the Compensation Committee has overall responsibility for evaluating and recommending to the Board for approval our director and officer compensation plans, policies and programs and for producing an annual report on executive compensation for inclusion in our annual report on Form 10-K or annual proxy statement, in accordance with applicable rules and regulations. The charter also specifies that the Compensation Committee may form and delegate authority to subcommittees of the Compensation Committee when appropriate; however, the Compensation Committee may not delegate authority to any other persons. As discussed below under “Compensation Discussion and Analysis,” for compensation decisions, the Compensation Committee considers recommendations relating to compensation for executive officers (other than our Chairman and Chief Executive Officer, if any) of our Chairman and Chief Executive Officer and includes him in its discussions with respect to such compensation, and considers compensation information provided by compensation consultants, if any, retained by the Compensation Committee for such purpose.

The Compensation Committee Process. Compensation Committee meetings typically involve a preliminary discussion with our Chairman and Chief Executive Officer prior to the Compensation Committee deliberating without any members of management present. For compensation decisions, including decisions regarding the grant of equity compensation relating to executive officers (other than our Chairman and Chief Executive Officer), the Compensation Committee considers the recommendations of our Chairman and Chief Executive Officer and includes him in its discussions. The Compensation Committee may form and delegate authority to subcommittees of the Compensation Committee when appropriate.

Compensation Consultants.

In November, 2011, the Compensation Committee engaged Compensation Resources, Inc. (“CRI”) as its independent compensation consultant to assist the Compensation Committee in determining executive and non-employee director compensation for 2012. CRI conducted a competitive market analysis of our executive compensation and non-employee director compensation within comparable organizations, which included, among other things, a review and update of our peer group of companies identified for us by CRI in 2009.

In March 2014, the Compensation Committee engaged the Hay Group (the “Hay Group”) as its independent compensation consultant to assist the Compensation Committee in determining executive compensation for 2014. The Hay Group conducted a competitive market analysis of our executive compensation within a peer group of companies in the same M2M industry as the Company. The Compensation Committee instructed the Hay Group to identify the peer group of companies with the same M2M industry as the Company and review the competitiveness of the target total compensation for certain executive positions within the Company, including the Interim Chief Executive Officer and President, the Chief Financial Officer, Executive Vice President of Sales and Chief Technology Officer. The review covered components of direct compensation, including, base salary, actual total cash compensation, actual total compensation, target total cash compensation and target total compensation. The Hay Group compiled such information with respect to the peer group of companies it identified based on data obtained through proxy statements and a Radford Survey.

The Compensation Committee determined that the work of the Hay Group did not raise any conflicts of interest in 2014. In making this assessment, the Compensation Committee considered the independence factors enumerated in new Rule 10C-1(b) under the Exchange Act, including the fact that the Hay Group does not provide any other services to the Company, the level of fees received from the Company as a percentage of the Hay Group’s total revenue, the policies and procedures employed by the Hay Group to prevent conflicts of interest, and whether the individual Hay Group advisers to the Compensation Committee own any of the Company’s securities or have any business or personal relationships with members of the Compensation Committee or our executive officers.

For purposes of determining the compensation of our executive officers for 2014, the Compensation Committee determined not to place a significant amount of reliance on the information provided by the Hay Group since although the companies identified by the Hay Group as part of the peer group were in the same M2M industry as the Company, such companies had significantly greater revenues and market capitalizations than the Company. The Compensation Committee realizes that benchmarking our compensation against the compensation earned at comparable companies may not always be appropriate, but believes that engaging in a comparative analysis of compensation practices is useful to obtain an understanding of current compensation practices.

The report of the Compensation Committee appears on page 25 of this Proxy Statement.

Nominating Committee

The Nominating Committee is composed of Messrs. Brakebill, Brodsky and Trousset, each of whom is independent within the meaning of Nasdaq Rule 5605(a)(2). Mr. Brakebill serves as the Chairman of the Nominating Committee.

The Nominating Committee held no meetings during the fiscal year ended December 31, 2014. The Nominating Committee acted by unanimous written consent on one occasion during the fiscal year ended December 31, 2014.

The Board has adopted a written charter for the Nominating Committee, which is publicly available on our website at www.id-systems.com. The Nominating Committee’s charter authorizes the committee to develop certain procedures and guidelines addressing certain nominating matters, such as procedures for considering nominations made by stockholders, minimum qualifications for nominees and identification and evaluation of candidates for the Board, and the Nominating Committee has adopted procedures addressing the foregoing.

Procedures for Considering Nominations Made by Stockholders. The Nominating Committee has adopted guidelines regarding procedures for nominations to be submitted by stockholders and other third parties, other than candidates who have previously served on the Board or who are recommended by the Board. These guidelines provide that a nomination must be delivered to our Corporate Secretary at our principal executive offices not later than the close of business on the 90th day nor earlier than the close of business on the 120th day prior to the first anniversary of the preceding year’s annual meeting; provided, however, that if the date of the annual meeting is more than 30 days before or more than 60 days after such anniversary date, notice to be timely must be so delivered not earlier than the close of business on the 120th day prior to such annual meeting and not later than the close of business on the later of the 90th day prior to such annual meeting or the close of business on the 10th day following the day on which public announcement of the date of such meeting is first made by the Company. The public announcement of an adjournment or postponement of an annual meeting will not commence a new time period (or extend any time period) for the giving of a notice as described above. The guidelines require a nomination notice to set forth as to each person whom the proponent proposes to nominate for election as a director: (i) all information relating to such person that is required to be disclosed in solicitations of proxies for election of directors in an election contest, or is otherwise required, in each case pursuant to Regulation 14A under the Exchange Act (including such person’s written consent to being named in the proxy statement as a nominee and to serving as a director if elected), and (ii) information that will enable the Nominating Committee to determine whether the candidate or candidates satisfy the criteria established pursuant to the charter for director candidates. The Nominating Committee’s policy is to consider all persons proposed to be nominated for election as a director in accordance with these procedures.

Qualifications. The Nominating Committee has adopted guidelines describing the minimum qualifications for nominees and the qualities or skills that are necessary for directors to possess. Each nominee:

•	must satisfy any legal requirements applicable to members of the Board;

•	must have business or professional experience that will enable such nominee to provide useful input to the Board in its deliberations;

•	must have a reputation, in one or more of the communities serviced by the Company and its affiliates, for honesty and ethical conduct;

•	must have a working knowledge of the types of responsibilities expected of members of the board of directors of a public company; and

•	must have experience, either as a member of the board of directors of another public or private company or in another capacity, that demonstrates the nominee’s capacity to serve in a fiduciary position.

We believe that each member of our Board should possess the qualities of character, judgment, business acumen, diligence, lack of conflicts of interest, familiarity with our business and industry, ability to work collegially and ability to act in the best interests of all stockholders. While we do not have a formal diversity policy, we seek to have directors representing a range of experiences, qualifications, skills and backgrounds.

Identification and Evaluation of Candidates for the Board. Candidates to serve on the Board will be identified from all available sources, including recommendations made by stockholders of the Company. The Nominating Committee has a policy that there will be no differences in the manner in which the Nominating Committee evaluates nominees recommended by stockholders and nominees recommended by the Committee or management, except that no specific process shall be mandated with respect to the nomination of any individuals who have previously served on the Board. The evaluation process for individuals other than existing members of the Board will include:

•	a review of the information provided to the Nominating Committee by the proponent;

•	a review of reference letters from at least two sources determined to be reputable by the Nominating Committee; and

•	a personal interview of the candidate, together with a review of such other information as the Nominating Committee shall determine to be relevant.

Stock Ownership Guidelines. On April 29, 2009, the Board adopted stock ownership guidelines to further align the interests of our non-employee directors with the interests of our stockholders and to promote our commitment to sound corporate governance. Pursuant to these guidelines, each outside director is required to hold shares of our common stock with a value equal to three times the amount paid in cash to such director for services as a director (including for in-person and telephonic meetings of the Board and meetings of committees of the Board) during the fiscal year ended December 31, 2008 or, if all such meetings were not attended by such director during such year, the amount that would have been paid in cash to such director for services as a director had such director attended all such meetings. The ownership guideline value for each outside director initially was calculated with respect to the fiscal year ended December 31, 2008, was re-calculated with respect to the fiscal year ended December 31, 2012 and will be re-calculated with respect to each third fiscal year thereafter. Outside directors are required to achieve the applicable level of ownership within three (3) years of the later of the date the guidelines were adopted and the date the person first became an outside director. Under the stock ownership guidelines, the value of the shares of common stock held by each outside director will be determined on April 1st of each year based on the average for the twenty (20) consecutive trading days preceding and including such date of the reported last sale prices per share on the Nasdaq Global Market or other principal national securities exchange or inter-dealer quotation system on which our common stock is listed or admitted to trading. As of April 1, 2015, each non-employee director had achieved his applicable level of ownership in accordance with the stock ownership guidelines.

Third Party Recommendations. In connection with the Annual Meeting, the Nominating Committee did not receive any nominations from any stockholder or group of stockholders which owned more than 5% of our common stock for at least one year.

Compensation of Directors

General

All directors are entitled to reimbursement for travel and lodging and other reasonable out-of-pocket expenses incurred by them in connection with their attendance at Board and/or Board committee meetings or other activities on our behalf.

Employee Directors

Directors who are current officers or employees of the Company or any subsidiary of the Company do not receive any additional compensation for their service as members of either the Board or any committees of the Board.

Non-Employee Directors

In March, 2012, based on the recommendation of CRI, a compensation consultant engaged by the Compensation Committee in 2011, and other information provided by CRI, including compensation and survey data of a comparison group of companies that CRI considered as our peer group, as discussed above under “Executive Compensation — Compensation Discussion and Analysis — Peer Group,” we adopted a non-employee director compensation program pursuant to which non-employee directors are entitled to receive annual compensation having economic value of approximately $70,000, which includes a cash retainer of $20,000, and restricted stock grants with an economic value of approximately $50,000. In August, 2014, the Compensation Committee determined that the cash retainer may instead be paid, at each director’s election, in cash or in restricted shares of our common stock. Each of the non-employee directors elected to be paid his retainer for 2014 in restricted shares of our common stock. With respect to restricted stock awards, the number of shares issuable was calculated based on the average of the reported closing price per share of the stock on the NASDAQ Global Market for the twenty (20) consecutive trading days prior to the date of grant.

In addition, each of the lead director and the chairperson of each of the committees of the Board is entitled to a supplemental retainer, which may be paid, at each director’s election, in cash or in restricted shares of our common stock. Specifically, the lead director receives an additional $15,000 per year of service; the chairperson of the Audit Committee receives an additional $15,000 per year of service; the chairperson of the Compensation Committee receives an additional $10,000 per year of service; and the chairperson of the Nominating Committee receives an additional $8,000 per year of service. In addition, if during the year, any director attends, in person or by telephone, more than eight meetings of the Board and/or any committee thereof, in the aggregate, such director will be entitled to receive for each additional meeting attended in person or by telephone a payment of $1,000 or $500; however, the directors maintain discretion to waive, and have on occasion agreed to waive, those additional meeting fees. Each of the non-employee directors elected to be paid his supplemental retainer for 2014 in restricted shares of our common stock.

Our non-employee directors are entitled to participate in the Company’s 2009 Non-Employee Director Equity Compensation Plan (the “2009 Plan”), which was adopted by the Board in April, 2009, and approved by our stockholders in June, 2009. In June, 2011, our stockholders also approved an amendment to the 2009 Plan, which increased the number of shares available for issuance under the 2009 Plan from 300,000 to 600,000. As of May 4, 2015, a total of 46,808 shares of our common stock remain reserved and available for issuance under the 2009 Plan, as amended. Non-employee directors are eligible to be awarded non-qualified stock options and shares of restricted stock under the 2009 Plan. A recipient of restricted stock under the 2009 Plan is entitled to vote such shares and would be entitled to dividends, if any, paid on such shares, but is not entitled to dispose of such shares until they have vested in accordance with the terms of the applicable award.

During the fiscal year ended December 31, 2014, each of Kenneth Brakebill, Michael Brodsky, Ron Konezny and Tony Trousset was awarded 14,247, 18,265, 14,612 and 12,785 restricted shares of common stock, respectively, in consideration for his services as a director of the Company and each of Messrs. Brakebill, Brodsky, Konezny and Trousset was awarded a stock option to purchase 45,000 shares of common stock in connection with his agreeing to serve as a director of the Company. All of these awards were made pursuant to the 2009 Plan. Each of the restricted stock awards granted to Messrs. Brakebill, Brodsky, Konezny and Trousset was granted on September 8, 2014 and vest as to 100% of such shares on the first anniversary of the date of grant provided that such non-employee director is then serving as a director of the Company. Each of the stock options granted to Messrs. Brakebill, Brodsky, Konezny and Trousset vest in equal increments of 25% on an annual basis over the four-year period following the date of grant, provided that such non-employee director is serving as a director of the Company on each such date. None of Messrs. Burstein, Copperman, Farrell and Monaco were granted any equity awards during the fiscal year ended December 31, 2014.

Our non-employee directors are not entitled to retirement, benefit or other perquisite programs.

The following table provides certain information with respect to the compensation paid to our non-employee directors during the fiscal year ended December 31, 2014.

Name	Fees Earned or Paid in Cash ($)(1)(3)(4)	Stock Awards ($)(2)(3)(4)	Option Awards ($)(5)(6)	Total ($)
Kenneth Brakebill (7)	$28,000	$51,967	$93,600	$174,665
Michael Brodsky (7)	$50,000	$51,967	$93,600	$197,528
Ron Konezny (7)	$30,000	$51,967	$93,600	$176,742
Tony Trousset (7)	$20,000	$51,967	$93,600	$166,347
Lawrence S. Burstein (8)	$16,500	—	—	$16,500
Harold D. Copperman (8)	$16,500	—	—	$16,500
Robert J. Farrell (8)	$6,250	—	—	$6,250
Michael P. Monaco (8)	$16,500	—	—	$16,500

_______________

(1)	The amount under this column with respect to each of Kenneth Brakebill, Michael Brodsky, Ron Konezny and Tony Trousset reflects the dollar amount of fees for which such non-employee director elected to be paid in restricted shares of our common stock in lieu of cash, which shares were issued under the 2009 Plan on September 8, 2014. The number of restricted shares issued to each of such non-employee directors in lieu of cash was calculated based on the average of the reported closing price per share of the stock on the NASDAQ Global Market for the twenty (20) consecutive trading days prior to the date of grant. Messrs. Brakebill, Brodsky, Konezny and Trousset were granted 5,114, 9,132, 5,479 and 3,652 restricted shares of our common stock, respectively, in lieu of cash, the aggregate grant date fair value of which, computed in accordance with ASC 718, disregarding any service-based vesting conditions, is $29,099, $51,961, $31,175 and $20,780, respectively.

(2)	The amounts under this column reflect the aggregate grant date fair value of 9,133 restricted shares of our common stock granted to each of Kenneth Brakebill, Michael Brodsky, Ron Konezny and Tony Trousset, under the 2009 Plan on September 8, 2014, computed in accordance with ASC 718, disregarding any service-based vesting conditions. For a discussion of the assumptions we made in valuing the stock awards, see “Note 2(S) — Summary of Significant Accounting Policies — Stock-based compensation” and “Note 11 — Stock-Based Compensation” in the notes to our consolidated financial statements contained in our Annual Report on Form 10-K for the fiscal year ended December 31, 2014. The amounts set forth under this column do not include the restricted shares of common stock granted in lieu of cash for fees set forth under the column “Fees Earned or Paid in Cash.”

(3)	Each of the restricted stock awards granted to Kenneth Brakebill, Michael Brodsky, Ron Konezny and Tony Trousset will vest in full on September 8, 2015; provided that such non-employee director is a director of the Company on such date.

(4)	At December 31, 2014, Kenneth Brakebill held 14,247 shares of restricted stock; Michael Brodsky held 18,265 shares of restricted stock; Ron Konezny held 14,612 shares of restricted stock; and Tony Trousset held 12,785 shares of restricted stock.

(5)	The amounts under this column reflect the aggregate grant date fair value of options to purchase 45,000 shares of our common stock granted to each of our non-employee directors under the 2009 Plan on September 8, 2014, computed in accordance with ASC 718, Compensation — Stock Compensation, disregarding any service-based vesting conditions. For a discussion of the assumptions we made in valuing the stock options, see “Note 2(S) — Summary of Significant Accounting Policies — Stock-based compensation” and “Note 11 — Stock-Based Compensation” in the notes to our consolidated financial statements contained in our Annual Report on Form 10-K for the fiscal year ended December 31, 2014.

(6)	At December 31, 2014, each of Kenneth Brakebill, Michael Brodsky, Ron Konezny and Tony Trousset held options to purchase up to 45,000 share of our common stock.

(7)	Each of Messrs. Brakebill, Brodsky, Konezny and Trousset has served as a director of the Company since his election to the Board at the 2014 annual meeting of stockholders held on June 20, 2014.

(8)	Each of Messrs. Burstein, Copperman, Farrell and Monaco declined to stand for re-election at the 2014 annual meeting of stockholders held on June 20, 2014 and ceased to serve as a director of the Company on June 20, 2014.

Process for Sending Communications to the Board of Directors

The Board has established a procedure that enables stockholders to communicate in writing with members of the Board. Any such communication should be addressed and sent to our Corporate Secretary at c/o I.D. Systems, Inc., 123 Tice Boulevard, Woodcliff Lake, New Jersey 07677. Any such communication must state, in a conspicuous manner, that it contains a stockholder communication and that it is intended for distribution to the entire Board or to one or more members of the Board, as applicable. All such stockholder communications will be forwarded to the director or directors to whom the communications are addressed. Under the procedures established by the Board, upon the Corporate Secretary’s receipt of such a communication, our Corporate Secretary will send a copy of such communication to each member of the Board or to the applicable director(s), identifying it as a communication received from a stockholder. Absent unusual circumstances, at the next regularly scheduled meeting of the Board held more than two days after such communication has been distributed, the Board will consider the substance of any such communication.

Code of Ethics

We have a code of ethics (the “Code of Ethics”) that applies to our Chief Executive Officer, Chief Financial Officer and Controller and other persons who perform similar functions. A copy of our Code of Ethics can be found on our website at www.id-systems.com. The Code of Ethics also is available in print, free of charge, to any stockholder who requests a copy by writing to the Company at the following address: I.D. Systems, Inc., 123 Tice Boulevard, Woodcliff Lake, New Jersey 07677, Attention: Corporate Secretary. Our Code of Ethics is intended to be a codification of the business and ethical principles that guide the Company, and to deter wrongdoing, to promote honest and ethical conduct, to avoid conflicts of interest, and to foster full, fair, accurate, timely and understandable disclosures, compliance with applicable governmental laws, rules and regulations, the prompt internal reporting of violations and accountability for adherence to this code. We will post any amendment to the Code of Ethics, as well as any waivers that are required to be disclosed by the rules of the SEC or The NASDAQ Stock Market LLC, on our website.

Certain Relationships and Related Transactions

Our policy prohibits conflicts between the interests of our employees, officers and directors and our company. A conflict of interest exists when an employee, officer, or director’s personal interest interferes or may interfere with the interests of the Company. When it is deemed to be in the best interests of our company and our stockholders, the Audit Committee may grant waivers to employees, officers and directors who have disclosed an actual or potential conflict of interest, which waivers are subject to approval by our Board. This policy is included in our Code of Business Conduct and Ethics for Employees, Officers and Directors.

In accordance with its charter, the Audit Committee is responsible for annually reviewing any transactions or series of similar transactions to which we are or were a party and in which any director, executive officer or beneficial holder of more than 5% of any class of our voting securities, or members of any such person’s immediate family, have had or will have a direct or indirect material interest. Our Audit Committee's procedures for reviewing related party transactions are not in writing. Except as described below, since January 1, 2014, there has not been, nor is there currently proposed, any transaction or series of similar transactions to which the Company is or was a party in which the amount involved exceeds $120,000 and in which any director, executive officer or beneficial holder of more than 5% of any class of our voting securities, or members of any such person’s immediate family, have had or will have a direct or indirect material interest. As of May 4, 2015, our common stock is the Company’s only class of voting securities.

Pursuant to the terms of an engagement letter (the “Engagement Letter”), dated January 23, 2015, the Company engaged Atlas Technology Group to provide the Company with financial advisory services. Atlas Technology Group is a privately held company of which one of our directors, Tony Trousset, serves as the Managing Member. Fees payable to Atlas Technology Group under the Engagement Letter were based on the outcome of any project that resulted from the rendering of its services. The Company terminated the Engagement Letter on April 29, 2015, and as of such date, no fees had been paid under the Engagement Letter. Notwithstanding such termination, in the event certain projects are completed prior to April 29, 2016, Atlas Technology Group will be entitled to fees based on the outcome of such projects. Our policies and procedures with respect to the Engagement Letter were followed.

REPORT OF THE AUDIT COMMITTEE

The Report of the Audit Committee does not constitute soliciting material, and shall not be deemed to be filed or incorporated by reference into any other Company filing under the Securities Act of 1933, as amended, or the Securities Exchange Act of 1934, as amended, whether made before or after the date of this Proxy Statement and irrespective of any general incorporation language in those filings, except to the extent that the Company specifically incorporates the Report of the Audit Committee by reference therein.

The Audit Committee of the Board of Directors is currently comprised solely of independent directors meeting the requirements of applicable rules of the SEC and of The NASDAQ Stock Market LLC. All members of the Audit Committee were appointed by the Board of Directors. The Audit Committee operates pursuant to a written charter adopted by the Board of Directors. The Audit Committee reviews and assesses the adequacy of its charter on an annual basis. As more fully described in the charter, the purpose of the Audit Committee is to provide general oversight of the Company’s financial reporting, integrity of financial statements, internal controls and internal audit functions.

Management is responsible for the preparation, presentation and integrity of the Company’s financial statements, accounting and financial reporting principles, and internal controls and procedures designed to ensure compliance with applicable accounting standards, laws and regulations. The Company’s independent registered public accounting firm, EisnerAmper LLP, is responsible for performing an independent audit of the Company’s financial statements in accordance with standards of the Public Accounting Oversight Board (United States) (“PCAOB”) and expressing an opinion in its report on those financial statements.

The Audit Committee reviewed the Company’s audited financial statements for the year ended December 31, 2014, and met with both management and EisnerAmper LLP to discuss those financial statements and EisnerAmper LLP’s related opinion.

The Audit Committee has discussed with EisnerAmper LLP the matters required to be discussed by Statement on Auditing Standards No. 16, Communications with Audit Committees.

The Audit Committee has received and reviewed the written disclosures and the letter from EisnerAmper LLP required by applicable requirements of the PCAOB regarding EisnerAmper LLP’s communications with the Audit Committee concerning independence, and has discussed with EisnerAmper LLP its independence.

Based on its review and the meetings, discussions and reports described above, and subject to the limitations of its role and responsibilities referred to above and in its charter, the Audit Committee recommended to the Board of Directors that the audited consolidated financial statements of the Company for the fiscal year ended December 31, 2014, be included in the Company’s Annual Report on Form 10-K for the year ended December 31, 2014 for filing with the SEC.

Members of the Audit Committee:

Michael Brodsky, Chairman

Ron Konezny

Tony Trousset

EXECUTIVE COMPENSATION

Compensation Committee Report

The Compensation Committee has reviewed and discussed with management the following Compensation Discussion and Analysis. Based on such review and discussion, the Compensation Committee has recommended to the Board of Directors that the following Compensation Discussion and Analysis be included in this Proxy Statement.

Members of the Compensation Committee:

Ron Konezny, Chairman

Kenneth Brakebill

Tony Trousset

Compensation Discussion and Analysis

Introduction

This discussion presents the principles underlying our executive officer compensation program. Our goal in this discussion is to provide the reasons why we award compensation as we do and to place in perspective the data presented in the tables that follow this discussion. The focus is primarily on compensation of our executive officers for the fiscal year ended December 31, 2014, but some historical and forward-looking information is also provided to put such year’s compensation information in context. The information presented herein relates to the following individuals who are considered “named executive officers,” under applicable rules and regulations of the SEC, each of whom is sometimes referred to in this Proxy Statement as a “Named Executive Officer:” (i) Jeffrey M. Jagid, who served as the Company’s Chief Executive Officer during the fiscal year ended December 31, 2014 until March 2, 2014, (ii) Kenneth S. Ehrman, who served as the Company’s Chief Executive Officer during the fiscal year ended December 31, 2014 since June 20, 2014 and as the Company’s Interim Chief Executive Officer from March 2, 2014 until June 20, 2014, (iii) Ned Mavrommatis, who served as the Company’s Chief Financial Officer during the fiscal year ended December 31, 2014, (iv) Michael L. Ehrman, who served as the Company’s Chief Technology Officer during the fiscal year ended December 31, 2014, (v) Norman L. Ellis, who served as the Company’s Chief Operating Officer during the fiscal year ended December 31, 2014 since July 21, 2014, and (vi) Brett Kilpatrick, who served as our Executive Vice President of Worldwide Sales during the fiscal year ended December 31, 2014 until June 6, 2014.

Compensation Philosophy and Objectives

We attempt to apply a consistent philosophy to compensation for all employees, including senior management. This philosophy is based on the premises that our success is dependent upon the efforts of each employee and that a cooperative, team-oriented environment is an essential part of our culture. We believe in the importance of rewarding our employees for our successes, which is why we emphasize pay-for-performance incentive compensation. Particular emphasis is placed on broad employee equity participation through the use of stock options and restricted stock awards, as well as on annual cash bonuses linked to achievement of our corporate performance goals. We considered the results of the “say on pay” proposal with respect to executive compensation presented to the stockholders at our 2014 annual meeting held on June 20, 2014, and in light of the support the proposal received, we continue to emphasize pay-for-performance incentive compensation, as explained in detail in this Compensation Discussion and Analysis.

Our compensation programs for our Named Executive Officers are designed to achieve a variety of goals, including:

•	attracting and retaining talented and experienced executives;

•	motivating and rewarding executives whose knowledge, skills and performance are critical to our success;

•	aligning the interests of our executives and stockholders by motivating executives to increase stockholder value in a sustained manner; and

•	providing a competitive compensation package which rewards achievement of our goals.

Total compensation paid to our executive officers is influenced significantly by the need to attract and retain management employees with a high level of expertise and to motivate and retain key executives for our long-term success. Some of the components of compensation, such as salary, are generally fixed and do not vary based on our financial and other performance. Some components, such as bonus and in some cases, such as our long-term incentive plans adopted in prior years, stock options and stock award grants, are dependent upon the achievement of certain goals approved by the Compensation Committee; and for such purpose, the Compensation Committee considers goals for executive officers (other than our Chairman and Chief Executive Officer) recommended by our Chairman and Chief Executive Officer, and includes him in its discussions with respect to such goals. Furthermore, the value of certain of these components, such as stock options and restricted stock, is dependent upon our future stock price.

We compensate our executive officers in these different ways in order to achieve different goals. Cash compensation, for example, provides executive officers with a minimum base salary. Incentive bonus compensation is generally linked to the achievement of financial and business goals (as described in greater detail below), and is intended to reward executive officers for our overall performance. Stock options and grants of restricted stock are intended to link our executive officers’ longer-term compensation with the performance of our stock and to build executive ownership positions in our stock. This encourages our executive officers to remain with us and to act in ways intended to maximize stockholder value, and serves to penalize them if we and/or our stock fails to perform to expectations.

We view the three components of our executive officer compensation as related but distinct. Although the Compensation Committee does review total compensation, it does not believe that compensation derived from one component of compensation necessarily should negate or reduce compensation from other components. We determine the appropriate level for each compensation component based in part, but not exclusively, on its historical practices with the individual and our view of individual performance and other information we deem relevant. The Compensation Committee has not adopted any formal or informal policies or guidelines for allocating compensation between long-term and currently paid out compensation, between cash and non-cash compensation, or among different forms of compensation. We have not reviewed wealth and retirement accumulation as a result of employment with us, and have only focused on fair compensation for the year in question.

The Compensation Committee monitors the results of the annual advisory “say-on-pay” proposal and incorporates such results as one of many factors considered in connection with the discharge of its responsibilities. At our 2014 annual meeting of stockholders, the stockholders approved, on an advisory basis, the compensation of the Named Executive Officers, and in light of such approval, the Compensation Committee continued with its performance-based compensation philosophy and its balanced approach to the components of its compensation program.

As discussed below, with respect to compensation paid with respect to 2014, the Compensation Committee considered certain compensation information provided by CRI, the compensation consultant retained by the Compensation Committee in 2012, together with certain other compensation information provided by the Hay Group, the compensation consultant retained by the Compensation Committee in March 2014. For purposes of determining the compensation of our executive officers for 2014, the Compensation Committee determined not to place a significant amount of reliance on the information provided by the Hay Group since although the companies identified by the Hay Group as part of the peer group were in the same M2M industry as the Company, such companies had significantly greater revenues and market capitalizations than the Company. The Compensation Committee realizes that benchmarking our compensation against the compensation earned at comparable companies may not always be appropriate, but believes that engaging in a comparative analysis of compensation practices is useful to obtain an understanding of current compensation practices.

Elements of Executive Officer Compensation

Base Salary. We pay our executive officers a base salary, which we review and determine annually. We believe that a competitive base salary is a necessary element of any compensation program. We believe that attractive base salaries can motivate and reward executives for their overall performance. Base salaries are established in part based on the particular executive’s position, responsibility, experience, skills and expected contributions during the coming year and such individual’s performance during the prior year. We also have generally sought to align base compensation levels comparable to our competitors and other companies in similar stages of development. We do not view base salaries as primarily serving our objective of paying for performance, but in attracting and retaining the most qualified executives necessary to run the Company’s business. Since the base salaries of the Named Executive Officers had not been raised since 2012 (except for Michael L. Ehrman’s base salary which was increased from $250,000 to $267,000 for 2013), and with respect to Kenneth S. Ehrman’s, his role with the Company was expanded to include the position of Chief Executive Officer, during the year ended December 31, 2014, the Company increased the base salary of Kenneth S. Ehrman from $267,000 to $350,000 and increased the base salary of each of Ned Mavrommatis and Michael L. Ehrman from $267,000 to $275,000. Upon his appointment as Chief Operating Officer of the Company, Norman L. Ellis became entitled to receive a base salary in the amount of $300,000. The Company continues to focus on pay-for performance structure, which is discussed below.

 Cash Incentive Bonus Programs

The primary objective of our annual cash incentive bonus program is to motivate and reward our employees, including our Named Executive Officers, for meeting our short-term objectives using a pay-for-performance program with objectively determinable performance goals. Each of our Named Executive Officers (other than Brett Kilpatrick) was eligible to receive a cash incentive bonus under our Executive Incentive Plan (“EIP”) for the fiscal year ended December 31, 2014, which is discussed below, and Brett Kilpatrick, our former Executive Vice President of Worldwide Sales, was eligible to receive a cash incentive bonus under another cash incentive bonus arrangement, which is discussed below.

Executive Incentive Plan

The objectives of the EIP, which was adopted by Board upon recommendation of the Compensation Committee, are to align the interests of all employees with the Company’s performance goals. The EIP focuses on rewarding executives for the achievement of financial objectives with competitive financial incentives, and provides a systemic plan for establishing definitive performance goals. On March 27, 2014, upon recommendation by the Compensation Committee, the Board established the parameters under the EIP for 2014. For 2014, the Company’s performance goals were based on (i) revenue growth, (ii) “operating profit,” which for these purposes is defined as operating income (loss) from operations, excluding depreciation and amortization and stock-based compensation expense, and (iii) results of the Company’s “I.D. Systems 2.0” strategic initiative, which was an initiative aimed at building quality, repeatable and scalable processes to support the Company’s goals for revenue growth and profitability. Executives were eligible to be awarded cash bonus compensation based on the Company’s annual and quarterly results with respect to revenue growth and annual results with respect to operating profit and the I.D. Systems 2.0 strategic initiative.

The Company accrues funds for the EIP over the course of the applicable plan year. The EIP may be modified or terminated by the Compensation Committee at any time, but incentive awards that have been earned by the participating Named Executive Officers through the date of termination of the EIP will be payable. In addition, target awards and weightings may be modified by the Compensation Committee during the plan year based upon a shift in focus or changing industry standards, or any other factors that the Compensation Committee deems appropriate. The Compensation Committee has the authority to administer the EIP and has the final decision on any discrepancies in interpretation of the EIP.

Awards under the EIP are calculated as a percentage of an executive’s base salary and, as noted above, are based upon revenue growth, operating profit and results of the I.D. Systems 2.0 strategic initiative. In July 2014, the target award under the EIP, which is calculated as a percentage of base salary, for Kenneth S. Ehrman was increased from 70% to 100% of his base salary, for each of Ned Mavrommatis and Michael L. Ehrman was increased from 60% to 67% of his base salary, and for Norman L. Ellis was set at 67% of his base salary, which was prorated based on the date of his appointment as Chief Operating Officer, July 21, 2014. The target award (expressed as a percentage of base salary) for each Named Executive Officer is as follows:

Named Executive Officer	Target Award Percentage
Kenneth S. Ehrman (1)	100%
Jeffrey M. Jagid (1)	80%
Ned Mavrommatis	67%
Michael L. Ehrman	67%
Norman L. Ellis (2)	67%

(1)	Effective as of March 2, 2014, Jeffrey M. Jagid resigned from his position as Chief Executive Officer of the Company and Kenneth S. Ehrman was appointed to serve as the Interim Chief Executive Officer of the Company. Effective as of June 20, 2014, Mr. Ehrman was appointed to serve as Chairman of the Board and Chief Executive Officer of the Company and in connection with such appointment, ceased to serve as Interim Chief Executive Officer of the Company.

(2)

Effective as of July 21, 2014, Norman L. Ellis was appointed to serve as Chief Operating Officer of the Company. As discussed above, the target award percentage for Mr. Ellis was prorated based on the date of such appointment.

The maximum aggregate amount of the Quarterly Revenue Bonuses, the Annual Revenue Bonus, the Operating Profit Bonus and the Strategic Initiative Bonus (each, as defined below), for each executive is 200% of the target award for such executive.

2014 Revenue Targets.

Quarterly Revenue Bonus

Twenty-five percent of the executive’s bonus under the EIP for 2014 was based on quarterly revenue targets (such portion, the “Quarterly Revenue Bonus”). For 2014, for each of the Named Executive Officers entitled to participate in the EIP, the Company’s quarterly revenues (the “Quarterly Revenues”) were required to equal or exceed dollar amounts ranging from $10,265,726 to $12,811,346 (each, the “Quarterly Target Amount”) in order for the executives to receive their full Quarterly Revenue Bonus. If Quarterly Revenues were equal to at least 100% of the Quarterly Target Amount, the executive would be entitled to receive 100% of his Quarterly Revenue Bonus. If the Quarterly Revenues were equal to 90% of the Quarterly Target Amount, the executives would be entitled to receive 50% of his Quarterly Revenue Bonus. The percentage of each Quarterly Revenue Bonus to which the executives would be entitled in the event that the Quarterly Revenues equaled an amount greater than 90% of the Quarterly Target Amount, but less than 100% of the Quarterly Target Amount is determined on a straight-line basis between the two amounts based on the percentage of the target achieved. If the Quarterly Revenues for any quarter did not equal or exceed 90% of the Quarterly Target Amount for such quarter, the executive still would have an opportunity to earn 100% of the Quarterly Revenue Bonus if the year-to-date revenue was achieved in a future quarter. In the event that the Quarterly Revenues for any quarter exceeded the Quarterly Target Amount for such quarter, the executives would not be entitled to receive any additional bonus; however, the cumulative Quarterly Revenues for all four quarters would be considered for calculating the Annual Revenues (as defined below) for purposes of determining the Annual Revenue Bonus.

Any Quarterly Revenue Bonuses for any fiscal quarter are payable to the executives after completion of the Company’s financial statements for such quarter. Participants are not entitled to receive an award unless they are employed by the Company at the time the award is payable by the Company. Based on the Quarterly Revenues for each of the quarters during the fiscal year ended December 31, 2014, each of Kenneth S. Ehrman, Ned Mavrommatis, Norman L. Ellis and Michael L. Ehrman received Quarterly Revenue Bonuses under the EIP for 2014 in the aggregate amount of $85,779, $45,157, $40,000 and $45,157, respectively. Jeffrey M. Jagid was not entitled to receive any Quarterly Revenue Bonus as he was not employed by the Company at the time any Quarterly Revenue Bonus was payable.

Annual Revenue Bonus

Forty percent of the executive’s bonus under the EIP for 2014 was based on annual revenue targets (such portion, the “Annual Revenue Bonus”). For 2014, for each of the Named Executive Officers entitled to participate in the EIP, the Company’s annual revenues (the “Annual Revenues”) were required to equal or exceed $45,940,334 (the “Annual Target Amount”) in order for the executives to receive their full Annual Revenue Bonus. If the Annual Revenues were equal to 100% of the Annual Target Amount, the executive would be entitled to receive 100% of his Annual Revenue Bonus. If the Annual Revenues were equal to 90% of the Annual Target Amount, the executives would be entitled to receive 50% of his Annual Revenue Bonus. The percentage of each Annual Revenue Bonus to which the executives would be entitled in the event that the Annual Revenues equaled an amount greater than 90% of the Annual Target Amount, but less than 100% of the Annual Target Amount is determined on a straight-line basis between the two amounts based on the percentage of the target achieved. In the event that the Annual Revenues exceeded the Annual Target Amount, the executives would be paid based on the actual percentage of the Annual Target Amount achieved; provided, that in the event Annual Revenues exceeded 103% of the Annual Target Amount, for each 1% over 103%, the executive would be entitled to receive an additional 5% of the Annual Revenue Bonus.

Any Annual Revenue Bonuses are payable to the executives after completion of the Company’s audited financial statements for the applicable year. Participants are not entitled to receive an award unless they are employed by the Company at the time the award is payable by the Company. Based on the Annual Revenues for the fiscal year ended December 31, 2014, each of Kenneth S. Ehrman, Ned Mavrommatis, Norman L. Ellis and Michael L. Ehrman received an Annual Revenue Bonus under the EIP for 2014 in the amount of $137,539, $72,404, $24,561 and $72,404, respectively. Jeffrey M. Jagid was not entitled to receive an Annual Revenue Bonus as he was not employed by the Company at the time such Annual Revenue Bonus was payable.

2014 Operating Profit Targets. Fifteen percent of the executive’s bonus under the EIP for 2014 was based on operating profit targets (such portion, the “Operating Profit Bonus”). For these purposes, “operating profit” is defined as operating income (loss) from operations, excluding depreciation and amortization, stock-based compensation expense and expenses associate with the I.D. Systems 2.0 strategic initiative, and was calculated after all bonus expenses (the “Operating Profit”). For 2014, for each of the Named Executive Officers, the Company’s Operating Profit was required to equal or exceed $1,191,965 (the “Target Operating Profit”) in order for the executives to receive 100% of their Operating Profit Bonus. If the Operating Profit were equal to 50% of the Target Operating Profit, the executives would be entitled to receive 50% of his Operating Profit Bonus. The percentage of the Operating Profit Bonus to which the executives would be entitled in the event that the Operating Profit equaled an amount greater than 50% of the Target Operating Profit, but less than 100% of the Target Operating Profit is determined on a straight-line basis between the two amounts based on the percentage of the target achieved. In the event that the Operating Profit exceeded the Target Operating Profit, the executives would be paid based on the actual percentage of the Target Operating Profit; provided, that for every $25,000 of Operating Profit above the Target Operating Profit, the executive would be entitled to receive an additional 1% of the Operating Profit Bonus.

Any Operating Profit Bonuses are payable to the executives after completion of the Company’s audited financial statements for the applicable year. Participants are not entitled to receive an award unless they are employed by the Company at the time the award is payable by the Company. Based on the Company’s actual operating results for 2014, none of Kenneth S. Ehrman, Ned Mavrommatis, Michael L. Ehrman or Norman L. Ellis received Operating Profit Bonuses under the EIP for 2014. In addition, Jeffrey M. Jagid was not entitled to receive any Operating Profit Bonus as he was not employed by the Company at the time the Operating Profit Bonus, if any, would have been payable.

2014 Strategic Initiative Bonus.

Twenty percent of the executive’s bonus under the EIP for 2014 was based on the results of the Company’s “I.D. Systems 2.0” strategic initiative, which was an initiative aimed at building quality, repeatable and scalable processes to support the Company’s goals for revenue growth and profitability (such portion, the “Strategic Initiative Bonus”). For 2014, for each of the Named Executive Officers entitled to participate in the EIP, the amount of the Strategic Initiative Bonus payable was based on the results of the I.D. Systems 2.0 strategic initiative, as determined by the Board, in its sole discretion.

Any Strategic Initiative Bonuses are payable to the executives after completion of the Company’s audited financial statements for the applicable year. Participants are not entitled to receive an award unless they are employed by the Company at the time the award is payable by the Company. Based on the results of the I.D. Systems strategic initiative for 2014, each of Kenneth S. Ehrman, Ned Mavrommatis, Norman L. Ellis and Michael L. Ehrman received a Strategic Initiative Bonus under the EIP for 2014 in the amount of $66,500, $35,008, $19,000 and $35,008, respectively. Jeffrey M. Jagid was not entitled to receive a Strategic Initiative Bonus as he was not employed by the Company at the time such Strategic Initiative Bonus was payable.

Brett Kilpatrick’s Cash Incentive Bonus Arrangement

Our cash incentive bonus arrangement with Brett Kilpatrick, our former Executive Vice President of Worldwide Sales, was intended to reward Mr. Kilpatrick for the achievement of quarterly and annual financial objectives with competitive financial incentives, and provide a systemic plan for establishing definitive performance goals for him. For 2014, the Company’s performance goals for Mr. Kilpatrick were based on quarterly and annual revenue growth for the Company’s vehicle management systems (“VMS”), the Company’s operating profit and the number of VMS units sold with contracts for our cloud-based software known as I.D. Systems Analytics (the “Analytics Units”). For 2014, Mr. Kilpatrick was eligible to receive cash bonus compensation of up to $200,000 if certain performance goals were met, as discussed below.

Twenty-three percent of Mr. Kilpatrick’s bonus for 2014 was based on quarterly VMS revenue targets (such portion, the “VMS Quarterly Revenue Bonus”) and thirty percent of Mr. Kilpatrick’s bonus for 2014 was based on annual VMS revenue targets (such portion, the “VMS Annual Revenue Bonus”). For each quarter during 2014, the Company’s VMS revenues were required to equal or exceed amounts ranging from $5,444,556 to $7,065,880 (the “VMS Revenue Quarterly Target Amounts”) in order for Mr. Kilpatrick to receive the full amount of the VMS Quarterly Revenue Bonus for such quarter, or $11,250. For 2014, the Company’s VMS revenues were required to equal or exceed $24,948,072 (the “VMS Annual Revenue Target Amount”) in order for Mr. Kilpatrick to receive the full VMS Annual Revenue Bonus, or $60,000. After the end of each quarter during 2014 and after the end of 2014, if the Company’s quarterly revenues were equal to at least 90% of the applicable VMS Revenue Quarterly Target Amount (the “VMS Quarterly Revenue Minimum Amount”) and if the Company’s annual revenues were equal to at least 90% of the VMS Annual Revenue Target Amount (the “VMS Annual Revenue Minimum Amount”), respectively, Mr. Kilpatrick would be entitled to receive 50% of the VMS Quarterly Revenue Bonus for such quarter and would be entitled to receive 50% of the VMS Annual Revenue Bonus, respectively. The percentage of each VMS Quarterly Revenue Bonus or VMS Annual Revenue Bonus to which Mr. Kilpatrick would be entitled in the event that the Company’s revenues equaled an amount greater than the applicable VMS Quarterly Revenue Minimum Amount or VMS Annual Revenue Minimum Amount, respectively, but less than the applicable VMS Quarterly Revenue Target Amount or VMS Annual Revenue Target Amount, respectively, is determined on a straight-line basis between the two amounts based on the percentage of the target achieved. In the event that the VMS annual revenues exceeded the VMS Annual Target Amount, Mr. Kilpatrick would be paid based on the actual percentage of the VMS Annual Target Amount achieved; provided, that in the event Annual Revenues exceeded 103% of the VMS Annual Target Amount, for each 1% over 103%, Mr. Kilpatrick would be entitled to receive an additional 5% of the VMS Annual Revenue Bonus.

Twenty-three percent of Mr. Kilpatrick’s bonus for 2014 was based on Operating Profit targets (such portion, the “Annual Operating Profit Bonus”). For 2014, the Company’s Operating Profit was required to equal or exceed the Target Operating Profit in order for Mr. Kilpatrick to receive 100% of the Annual Operating Profit Bonus. If the Operating Profit were equal to 50% of the Target Operating Profit, Mr. Kilpatrick would be entitled to receive 50% of the Annual Operating Profit Bonus. The percentage of the Annual Operating Profit Bonus to which Mr. Kilpatrick would be entitled in the event that the Operating Profit equaled an amount greater than 50% of the Target Operating Profit, but less than 100% of the Target Operating Profit is determined on a straight-line basis between the two amounts based on the percentage of the target achieved. In the event that the Operating Profit exceeded the Target Operating Profit, Mr. Kilpatrick would be paid based on the actual percentage of the Target Operating Profit; provided, that for every $25,000 of Operating Profit above the Target Operating Profit, Mr. Kilpatrick would be entitled to receive an additional 1% of the Annual Operating Profit Bonus.

Twenty-five percent of Mr. Kilpatrick’s bonus for 2014 was based on the number of Analytics Units sold during each quarter (the “Quarterly Units Sales Bonus”). For each quarter during 2014, a minimum number of Analytics Units ranging from 1,000 to 3,500 was required to be sold (the “Quarterly Unit Sales Target Amounts”) in order for Mr. Kilpatrick to receive the full Quarterly Unit Sales Bonus for such quarter, or $12,500. After the end of each quarter during 2014, if the number of Analytics Units sold during such quarter were equal to at least 90% of the applicable Quarterly Unit Sales Target Amount (the “Quarterly Unit Sales Minimum Amount”), Mr. Kilpatrick would be entitled to receive 50% of the Quarterly Unit Sales Bonus for such quarter. The percentage of each Quarterly Sales Unit Bonus to which Mr. Kilpatrick would be entitled in the event that the number of Analytics Units sold equaled an amount greater than the applicable Quarterly Unit Sales Minimum Amount, but less than the applicable Quarterly Unit Sales Target Amount is determined on a straight-line basis between the two amounts based on the percentage of the target achieved.

Mr. Kilpatrick would not be entitled to receive an award unless he is employed by the Company at the time the award is payable by the Company, except that the Board, upon recommendation of the Compensation Committee, determined to prorate Mr. Kilpatrick’s VMS Quarterly Revenue Bonus for the quarter ended June 30, 2014, based on the effective date of Mr. Kilpatrick’s resignation, June 6, 2014. Based on the VMS revenues and the number of Analytics Units sold during the first two quarters of 2014, Mr. Kilpatrick earned VMS Quarterly Revenue Bonuses in the aggregate amount of $14,045. Since Mr. Kilpatrick resigned from his position as Executive Vice President of Worldwide Sales of the Company, effective as of June 6, 2014, he was not entitled to, and did not receive, any other bonuses for 2014.

Equity Compensation

We believe that stock options and restricted stock awards are an important long-term incentive for our executive officers and employees and that our stock option and restricted stock award program has been effective in aligning officer and employee interests with those of our stockholders. We review our equity compensation plans annually. Employees are eligible for annual stock option and restricted stock award grants. These options and grants are intended to produce value for each executive officer if (i) our stockholders derive significant sustained value and (ii) the executive officer remains employed with us.

Historically, the Company did not have any program, plan or obligation under which it was required to grant equity compensation to any executive officer on specified dates or upon the achievement of certain performance goals. The authority to make equity grants to executive officers rests with the Compensation Committee, although, as noted, the Compensation Committee does consider the recommendations of our Chairman and Chief Executive Officer in setting the compensation of our other executive officers. For each year beginning with the year ended December 31, 2009 until the year ended December 31, 2013, the Compensation Committee adopted a long-term incentive plan for our Named Executive Officers, pursuant to which our Named Executive Officers were entitled to earn equity grants upon the achievement of certain price targets relating to the Company’s common stock. Awards granted to executives under these long-term incentive plans generally were broken out into the three categories, performance shares (or performance cash awards), restricted shares of common stock and stock options. At its meeting held in August 2014, the Compensation Committee determined not to adopt a long-term incentive plan for the year ended December 31, 2014, and instead, determined to work with the Company’s management to develop a long-term incentive plan for the fiscal year ending December 31, 2015 that is consistent with the Company’s objectives.

In March 2014, the Compensation Committee granted restricted shares of common stock to each of Kenneth S. Ehrman, Ned Mavrommatis, Michael L. Ehrman and Brett Kilpatrick in consideration of his continued services as an officer of the Company following the resignation of Jeffrey M. Jagid as Chief Executive Officer of the Company, which award, in addition to other vesting requirements, would vest as to 100% of such shares if such Named Executive Officer were to be terminated other than for Cause (as such term is defined in the Company’s 2007 Equity Compensation Plan) within the nine-month period immediately following the date of the appointment of a new Chief Executive Officer of the Company. In September 2014, the Compensation Committee granted restricted shares of common stock to each of Kenneth S. Ehrman, Ned Mavrommatis and Michael L. Ehrman in consideration of his services as an officer of the Company. In addition, in July 2014, the Compensation Committee granted stock options and shares of restricted stock awards to Norman L. Ellis in connection with his appointment as Chief Operating Officer of the Company. The number of stock options and restricted shares of our common stock granted to and held by our Named Executive Officers are set forth in the “Summary Compensation Table” and the “Grants of Plan-Based Awards” table below.

Severance and Change-in-Control Benefits. Except for the severance and change-in-control benefits described below under the captions “Severance Arrangements” and “Potential Payments Upon Termination or Change in Control,” we do not provide to any of our executive officers any severance or change in control benefits in the event of termination or retirement, whether following a change in control or otherwise.

Benefits. The executive officers participate in all of our employee benefit plans, such as medical and 401(k) plan, on the same basis as our other employees, except that we pay 100% of the premiums for health and dental insurance of our executive officers and 75% of the premiums for health and dental insurance of our other employees.

Perquisites. Our Chief Executive Officer and certain of our other Named Executive Officers receive an allowance for automobile and related expenses, which amounts are reflected under column titled “All Other Compensation” in the “Summary Compensation Table” below. Our use of perquisites as an element of compensation is very limited. We do not view perquisites as a significant element of our comprehensive compensation structure.

 Peer Group

In making decisions regarding the compensation of our executive officers, the Compensation Committee generally considers compensation and survey data for similarly situated executives at a comparison group of companies it considers our peer group. These comparison data are primarily used to gauge the reasonableness and competitiveness of executive compensation decisions. The Compensation Committee utilized as a reference for determining competitive total compensation packages for our Named Executive Officers for 2014, our peer group of companies that were identified by CRI, the compensation consultant retained by the Compensation Committee in 2012, together with group of companies identified as our peer group by the Hay Group; however, as discussed above, the Compensation Committee determined not to place a significant amount of reliance on the information provided by the Hay Group since although the companies identified by the Hay Group as part of the peer group were in the same M2M industry as the Company, such companies had significantly greater revenues and market capitalizations than the Company. While the Compensation Committee refers to information with respect to its peer group for purposes of determining compensation of the executive officers, it does not benchmark compensation for the Named Executive Officers against the peer group. The peer group of companies determined by CRI was based on revenue, organizational profile and geographic location and the peer group of companies determined by the Hay Group was based primarily on industry.

We believe that the compensation practices of our industry, in general, and of our select peer group, in particular, provide useful information to help us establish compensation practices that allow us to attract, retain, and motivate a highly talented executive team. We review the levels of cash, equity, and total compensation for comparable executives in our peer group relative to the elements of compensation paid to our executives. In considering how these data relate to our existing compensation structure, we take into account our size, performance, and geographic location as compared to these peer companies, as well as what we know about the comparable scope of responsibilities of our executives versus those of comparable executives at such peer group companies.

The following companies were identified as members of our peer group by CRI in 2012:

Anadigics Inc.	NVE Corporation
CalAmp Corp.	Orbcomm Inc.
Chyron Corporation	Orbit International Corp.
Identive Group Inc. (formerly SCM Microsystems, Inc.)	Par Techonology Corp. RELM Wireless Corporation
LoJack Corporation	Telular Corp.
Memsic, Inc.	Vasco Data Sec. Int’l Inc.
Numerex Corp.	XATA Corporation

The following companies were identified as members of our peer group by the Hay Group in 2014:

CalAmp Corp.	Novatel Wireless Inc.
Digi International Inc.	Numerex Corp
Fleetmatics Group PLC	ORBCOMM Inc.
Globalstar, Inc.	Sierra Wireless, Inc.
Iridium Communications Inc.	Telular Corp.
LoJack Corp	XRS Corporation

Regulatory Considerations

We account for the equity compensation expense for our employees under the rules of Financial Accounting Standards Board (FASB) Accounting Standards Codification (ASC) Topic 718 (“ASC 718”), which requires us to estimate and record an expense for each award of equity compensation over the service period of the award. Accounting rules also require us to record cash compensation as an expense at the time the obligation is accrued.

Employment Agreements

The Company has not entered into employment agreements with any of its executive officers. All executive officers serve at the discretion of the Board, with no fixed term of employment.

Severance Agreements

On September 22, 2009, the Company entered into severance agreements with each of Jeffrey M. Jagid, the Company’s former Chief Executive Officer, Kenneth S.Ehrman, the Company’s Chief Executive Officer and President, Ned Mavrommatis, the Company’s Chief Financial Officer, Treasurer and Corporate Secretary, and Michael L. Ehrman, the Company’s Chief Technology Officer, and on March 27, 2014, the Company entered into a severance agreement with Brett Kilpatrick, the Company’s former Executive Vice President of Worldwide Sales (such agreements, collectively, the “Severance Agreements,” and each, a “Severance Agreement”). Jeffrey M. Jagid, Kenneth S. Ehrman, Ned Mavrommatis, Michael L. Ehrman and Brett Kilpatrick are sometimes collectively referred to in this section as the “Executives” and each, an “Executive.” The Severance Agreements were previously approved by the Compensation Committee of the Board and presented to the full Board.

Except as described below, each of the Severance Agreements is substantially identical in form. The Severance Agreements provide each Executive with certain severance and change in control benefits upon the occurrence of a “Trigger Event” (as defined in the Severance Agreements). Under the Severance Agreements, a Trigger Event will have occurred if (i) the Company terminates the Executive without Cause or (ii) the Executive resigns for Good Reason within six months following a Change in Control Event (provided, however, that the termination of the Executive’s employment due to his death or Disability will in no event be considered a Trigger Event).

Within 45 days after the occurrence of a Trigger Event (or such shorter period as may be required under the terms of a general release agreement (“Release”) to be entered into by the Executive in order to obtain benefits under the Severance Agreement, a form of which is attached to the Severance Agreement), the Executive must execute and deliver the Release to the Company. Upon the earlier of the expiration of any applicable revocation period required for the Release to be effective with respect to age discrimination claims and the date on which it is otherwise permitted to be effective and irrevocable under applicable law, the Executive will be entitled to the following: (i) a cash payment at the rate of the Executive’s annual base salary as in effect immediately prior to the Trigger Event for a period of 18 months in the case of Jeffrey M. Jagid, 15 months in the case of Kenneth S. Ehrman, and 12 months in the case of the other Executives (such period, as applicable, the “Severance Period”), made as a series of payments that are payable in accordance with the Company’s standard payroll practices; (ii) a waiver of any remaining portion of the Executive’s healthcare continuation payments under COBRA for the Severance Period, provided that the Executive timely elects COBRA coverage and continues to make contributions for such coverage equal to his contribution amount in effect immediately preceding the date of his termination of employment; (iii) partial accelerated vesting of the Executive’s previously granted stock options and restricted stock awards, such that (to the extent not already then vested) a portion of these awards shall vest and/or become exercisable, in each case on a pro-rated basis that takes into account the number of months elapsed since the date of grant as compared to the scheduled vesting date (provided that the terms of the Company’s 2007 Equity Compensation Plan will continue to govern acceleration of vesting in the event of a “Change of Control” as defined therein); and (iv) an award of “Performance Shares” under the Restricted Stock Unit Award Agreement previously entered into between the Company and the Executive, in an amount and to the extent of the sum of the “Interim Shares” determined (and defined) in accordance with Exhibit A to that agreement.

As a condition to the Company’s obligations under the Severance Agreements, each Executive is required to execute and deliver to the Company a restrictive covenants agreement, a form of which is attached to the Severance Agreements, containing covenants regarding confidentiality, assignment of inventions, non-competition and non-solicitation. These restrictive covenants will remain in effect during the Severance Period.

On March 21, 2014, the Company and Mr. Jagid entered into a Separation and General Release Agreement (the “Jagid Separation Agreement”) pursuant to which, in exchange for a general release of claims and certain restrictive covenants, the Company agreed to pay Mr. Jagid 18 months’ base salary, one-third of which was paid to Mr. Jagid on March 31, 2014, and the remainder of which will be paid over 18 months in accordance with the Company’s normal payroll practices. In addition, the vesting of Mr. Jagid’s unvested stock options and restricted stock awards were accelerated, and Mr. Jagid will have 15 months to exercise his stock options. Mr. Jagid is not entitled to receive any Interim Shares under the Severance Agreement in respect of any Performance Share awards previously granted to him.

Compensation Tables

The following table, which should be read in conjunction with the explanations provided above, sets forth summary compensation information for the year ended December 31, 2014 for our Named Executive Officers.

Summary Compensation Table

Name and Principal Position	Year	Salary ($)		Bonus($)		Stock Awards ($)(1)(2)(3)	Option Awards ($)(1)(4)	Non-equity Incentive Plan Compensation ($)(5)	All Other Compensation ($)(6)	Total ($)

Kenneth S. Ehrman,	2014	303,529	(8)	$30,000	(9)	430,250	-	289,818	46,452	1,100,049
Chairman, President and	2013	267,000		-		39,919	82,500	-	45,986	435,405
Chief Executive Officer (7)	2012	267,000		-		42,047	75,000	136,971	47,839	568,857

Jeffrey M. Jagid,	2014	54,167		-		213,496	201,186	-	538,220	1,007,069
Chairman and Chief	2013	325,000		-		66,527	137,500	-	42,716	571,743
Executive Officer (7)	2012	325,000		-		70,082	125,000	222,300	45,985	788,367

Ned Mavrommatis	2014	270,521	(8)	-		371,950	-	152,568	37,184	832,223
Chief Financial	2013	267,000		-		39,919	82,500	-	33,573	422,992
Officer, Treasurer and	2012	267,000		-		42,047	75,000	136,971	44,236	565,254
Corporate Secretary

Norman L. Ellis (10)	2014	135,385	(11)	-		262,000	159,000	83,561	5,163	645,109
Chief Operating	2013	-		-		-	-	-	-	-
Officer	2012	-		-		-	-	-	-	-

Michael L. Ehrman,	2014	270,521	(8)	-		371,950	-	152,568	35,809	830,848
Chief Technology	2013	267,000		-		33,266	68,750	-	34,348	403,364
Officer	2012	250,000		-		35,041	62,500	106,875	37,562	491,978

Brett Kilpatrick,	2014	112,820		-		87,450	-	14,045	-	214,315
Executive Vice	2013	250,000		-		33,266	68,750	-	-	352,016
President of	2012	250,000		-		35,041	62,500	113,891	-	461,432
Worldwide Sales (12)

__________________________

(1)	The dollar amount shown under the headings “Stock Awards” and “Option Awards” with respect to each of the Named Executive Officers other than Jeffrey M. Jagid for the fiscal years ended December 31, 2014, 2013 and 2012 and with respect to Jeffrey M. Jagid for the fiscal years ended December 31, 2013 and 2012 reflect the aggregate grant date fair value of restricted stock, performance shares and option awards granted in the fiscal year indicated, computed in accordance with ASC 718, disregarding service-based vesting conditions. For a discussion of the assumptions we made in valuing the stock and option awards, see “Note 2(S)—Summary of Significant Accounting Policies—Stock-based compensation” and “Note 11—Stock-Based Compensation” in the notes to our consolidated financial statements contained in our Annual Report on Form 10-K for the fiscal year ended December 31, 2014.

(2)	The value of the performance share awards granted during the fiscal year ended December 31, 2012 to each of Jeffrey Jagid, Ned Mavrommatis, Kenneth S. Ehrman, Michael L. Ehrman and Brett Kilpatrick, at the date of grant, assuming the highest level of performance conditions will be achieved, are $63,000, $37,798, $37,798, $31,500 and $31,500, respectively.

(3)	The dollar amount shown under the heading “Stock Awards” with respect to Jeffrey M. Jagid for the fiscal year ended December 31, 2014 represents the aggregate fair value of 35,642 restricted shares of common stock that were modified on March 28, 2014 to accelerate the full vesting thereof in accordance with the terms of the Jagid Separation Agreement, computed in accordance with ASC 718.

(4)	The dollar amount shown under the heading “Option Awards” with respect to Jeffrey M. Jagid for the fiscal year ended December 31, 2014 includes (i) $182,777, which represents the fair value of option awards that were modified on March 28, 2014 to accelerate the full vesting thereof in accordance with the terms of the Jagid Separation Agreement, computed in accordance with ASC 718, and (ii) $18,409, which represents the fair value of option awards that were modified on March 28, 2014 to extend the exercise period thereof until May 31, 2015 in accordance with the terms of the Jagid Separation Agreement, computed in accordance with ASC 718.

(5)	The dollar amount shown under the heading “Non-Equity Incentive Plan Compensation” (i) for each of Kenneth S. Ehrman, Ned Mavrommatis, Norman L. Ellis and Michael L. Ehrman represents bonus earned for such fiscal year (although $226,763, $119,374, $63,561 and $119,374 of such amount, respectively, was paid in the following fiscal year) pursuant to the Executive Incentive Plan and (ii) for Brett Kilpatrick represents bonus earned under his cash bonus compensation arrangements for such fiscal year, all of which was paid to him during such fiscal year.

(6)	The dollar amounts shown under the heading “All other compensation” represent the incremental cost of all perquisites and other personal benefits to our Named Executive Officers, for automobile allowance and related expenses and health insurance premiums and with respect to Jeffrey M. Jagid for 2014, the amount accrued under this severance agreement. The automobile allowance and related expenses for 2014 for each of Jeffrey M. Jagid, Kenneth S. Ehrman, Ned Mavrommatis, Norman L. Ellis, Michael L. Ehrman and Brett Kilpatrick were $9,898, $34,812, $25,544, $0, $24,169 and $0, respectively; the health insurance premiums for 2014 for each of Jeffrey M. Jagid, Kenneth S. Ehrman, Ned Mavrommatis, Norman L. Ellis, Michael L. Ehrman and Brett Kilpatrick were $1,940, $11,640, $11,640, $5,163, $11,640 and $0, respectively; and the amount accrued under Jeffrey M. Jagid’s severance agreement for 2014 was $526,382, representing 18 months of base salary and 18 months of health insurance benefits, $344,934 of which was paid in 2014. The automobile allowance and related expenses for 2013 for each of Jeffrey M. Jagid, Ned Mavrommatis, Kenneth S. Ehrman and Michael L. Ehrman were $31,640, $22,497, $34,910 and $23,272, respectively; and the health insurance premiums for 2013 for each of Jeffrey M. Jagid, Ned Mavrommatis, Kenneth S. Ehrman and Michael L. Ehrman were $11,760. The automobile allowance and related expenses for 2012 for each of Jeffrey M. Jagid, Ned Mavrommatis, Kenneth S. Ehrman and Michael L. Ehrman were $33,000, $24,000, $24,000 and $20,400, respectively; and the health insurance premiums for 2012 for each of Jeffrey M. Jagid, Ned Mavrommatis, Kenneth S. Ehrman and Michael L. Ehrman were $15,835.

(7)	Effective as of March 2, 2014, Jeffrey M. Jagid resigned from his position as Chief Executive Officer of the Company and Kenneth S. Ehrman was appointed to serve as the Interim Chief Executive Officer of the Company. Effective as of June 20, 2014, Mr. Ehrman was appointed to serve as Chairman of the Board and Chief Executive Officer of the Company and in connection with such appointment, ceased to serve as Interim Chief Executive Officer of the Company.

(8)	Effective as of July 31, 2014, the base salary of Kenneth S. Ehrman was increased from $267,000 to $350,000 and the base salary of each of Ned Mavrommatis and Michael S. Ehrman was increased from $267,000 to $275,000.

(9)	On March 27, 2014, Mr. Ehrman received a non-recoverable upfront bonus payment of $30,000 in consideration for Mr. Ehrman’s assumption of the position of Interim Chief Executive Officer of the Company on March 2, 2014, which payment represented the aggregate amount of a $7,500 monthly bonus for the first four months of Mr. Ehrman’s service as Interim Chief Executive Officer.

(10)	Effective as of July 21, 2014, Norman L. Ellis was appointed to serve as the Chief Operating Officer of the Company.

(11)	Effective as of July 21, 2014, Norman L. Ellis became entitled to receive a base salary of $300,000 in connection with his appointment as Chief Operating Officer of the Company.

(12)	Brett Kilpatrick served as our Executive Vice President of Worldwide Sales from March 30, 2012 until June 6, 2014, the effective date of Mr. Kilpatrick’s resignation from such position. Mr. Kilpatrick’s base salary was increased from $225,000 to $250,000 on April 15, 2011.

Grants of Plan-Based Awards

The following table provides certain information with respect to restricted stock awards and options granted to our Named Executive Officers during the fiscal year ended December 31, 2014.

		Estimated Future Payouts Under Non-Equity Incentive Plan Awards ($)(1)			Estimated Future Payouts Under Equity Incentive Plan Awards(#)			All Other Stock Awards: Number of Shares of Stock or Units	All Other Option Awards: Number of Securities Underlying Options	Exercise or Base Price of Option Awards	Grant Date Fair Value of Stock and Option Awards
Name	Grant Date	Threshold	Target	Maximum	Threshold	Target	Maximum	(#)(2)	(#)(3)	($/Sh)	($)(4)

Kenneth S. Ehrman (5)	7/28/2014	175,000	350,000	700,000	-	-	-	-	-	-	-
	3/27/2014	-	-	-	-	-	-	25,000	-	-	145,750
	9/08/2014	-	-	-	-	-	-	50,000	-	-	284,500

Jeffrey M. Jagid (5)	-	-	-	-	-	-	-	-	-	-	-

Ned Mavrommatis	7/28/2014	92,125	184,250	368,500	-	-	-	-	-	-	-
	3/27/2014	-	-	-	-	-	-	15,000	-	-	87,450
	9/08/2014	-	-	-	-	-	-	50,000	-	-	284,500

Norman L. Ellis(6)	7/28/2014	50,000	100,000	200,000	-	-	-	-	-	-	-
	7/21/2014	-	-	-	-	-	-	50,000	-	-	262,000
	7/21/2014	-	-	-	-	-	-	-	100,000	5.24	159,000

Michael L. Ehrman	7/28/2014	92,125	184,250	368,500	-	-	-	-	-	-	-
	3/27/2014	-	-	-	-	-	-	15,000	-	-	87,450
	9/08/2014	-	-	-	-	-	-	50,000	-	-	284,500

Brett Kilpatrick (7)	3/13/2014	100,000	200,000	400,000	-	-	-	-	-	-	-
	3/27/2014	-	-	-	-	-	-	15,000	-	-	87,450

  _________________________

(1)	The information under “Estimated Future Payouts Under Non-Equity Incentive Plan Awards” relates to cash bonuses for the fiscal year ended December 31, 2014 payable to our Named Executive Officers (other than Brett Kilpatrick) based on the achievement of quarterly and annual revenue goals, “operating profit” (which for these purposes is defined as operating income (loss) from operations, excluding depreciation and amortization and stock based compensation and expenses associated with the I.D. Systems 2.0 strategic initiative) and I.D. Systems 2.0 strategic initiative goals for 2014 pursuant to our Executive Incentive Plan and in the case of Brett Kilpatrick, based on the achievement of certain quarterly and annual revenue goals, operating profit, and unit sales goals for 2014 pursuant to his cash bonus compensation arrangements. The dollar amounts for Norman L. Ellis are prorated based on the date of his appointment as Chief Operating Officer, July 21, 2014. The annual threshold, target and maximum dollar amounts for Mr. Ellis were $100,000, $200,000 and $400,000, respectively.

(2)	Represents restricted shares issued under the Company’s 2007 Equity Compensation Plan. With respect to each of Kenneth S. Ehrman, Ned Mavrommatis, Michael Ehrman and Brett Kilpatrick, this award includes 25,000, 15,000, 15,000 and 15,000 restricted shares of our common stock, respectively, granted on March 27, 2014, 50% of which vest on the first anniversary of the grant date and 50% of which shares vest on the second anniversary of the grant date provided that he is employed by the Company on each such date; provided further, that 100% of such shares would vest if such Named Executive Officer were to be terminated other than for Cause (as such term is defined in the 2007 Equity Compensation Plan) within the nine-month period immediately following the date of the appointment of a new Chief Executive Officer of the Company. With respect to each of Kenneth S. Ehrman, Ned Mavrommatis and Michael Ehrman, this award also includes 50,000 restricted shares of our common stock granted on September 8, 2014, 25% of which shares vest on each of the first, second, third and fourth anniversaries of the grant date provided that he is employed by the Company on each such date. With respect to Mr. Ellis, this award includes 50,000 restricted shares of our common stock granted on July 21, 2014, 100% of which shares vest on the third anniversary of the grant date, provided that he is employed by the Company on such date.

(3)	The information under “All Other Option Awards: Number of Securities Underlying Options” relates to options to purchase up to 100,000 shares of our common stock issued on July 21, 2014 to Mr. Ellis outside of the Company’s stockholder-approved equity compensation plans as an inducement material to Mr. Ellis’ accepting his appointment as the Chief Operating Officer of the Company and entering into employment with the Company. One-third of such options will vest on each anniversary of the date of grant provided that Mr. Ellis continues to be an employee of the Company on each such anniversary.

(4)	Calculated based on the closing price of our common stock, as reported on the NASDAQ Global Market on the date of grant of the award.

(5)	Effective as of March 2, 2014, Jeffrey M. Jagid resigned from his position as Chief Executive Officer of the Company and Kenneth S. Ehrman was appointed to serve as the Interim Chief Executive Officer of the Company. Effective as of June 20, 2014, Mr. Ehrman was appointed to serve as Chairman of the Board and Chief Executive Officer of the Company and in connection with such appointment, ceased to serve as Interim Chief Executive Officer of the Company.
(6)	Effective as of July 21, 2014, Norman L. Ellis was appointed to serve as Chief Operating Officer of the Company.
(7)	On May 13, 2014, Mr. Kilpatrick resigned from his position as Executive Vice President of Worldwide Sales of the Company, effective as of June 6, 2014.

Stock Option Exercises and Vesting of Restricted Stock Awards

The following table provides certain information with respect to options that were exercised and shares of restricted stock that vested for each of our Named Executive Officers during the fiscal year ended December 31, 2014.

Option Exercises and Stock Vested

	Option Awards		Stock Awards
Name	Number of Shares Acquired on Exercise (#)	Value Realized on Exercise ($)(1)	Number of Shares Acquired on Vesting (#)	Value Realized on Vesting ($)(2)
Kenneth S. Ehrman (3)	-	-	8,020	$46,195
Jeffrey M. Jagid (3)	-	-	35,642	$213,496
Ned Mavrommatis	-	-	8,020	$46,195
Norman L. Ellis (4)	-	-	-	-
Michael L. Ehrman	-	-	6,684	$38,500
Brett Kilpatrick (5)	26,250	$88,654	-	-

(1)	Represents the difference between the market price of the underlying securities at exercise of the option and the exercise price of the option.

(2)	Represents the aggregate dollar value of the shares on the vesting date.

(3)	Effective as of March 2, 2014, Jeffrey M. Jagid resigned from his position as Chief Executive Officer of the Company and Kenneth S. Ehrman was appointed to serve as the Interim Chief Executive Officer of the Company. Effective as of June 20, 2014, Mr. Ehrman was appointed to serve as Chairman of the Board and Chief Executive Officer of the Company and in connection with such appointment, ceased to serve as Interim Chief Executive Officer of the Company.

(4)	Effective as of July 21, 2014, Norman L. Ellis was appointed to serve as Chief Operating Officer of the Company.

(5)	On May 13, 2014, Mr. Kilpatrick resigned from his position as Executive Vice President of Worldwide Sales of the Company, effective as of June 6, 2014.

Outstanding Equity Awards at Fiscal Year End

The following table provides certain information concerning outstanding equity awards held by each of our Named Executive Officers at December 31, 2014.

Outstanding Equity Awards at Fiscal Year-End

		Option Awards				Stock Awards
Name	Number of Securities Underlying Unexercised Options (#) Exercisable	Number of Securities Underlying Unexercised Options (#) Unexercisable	Option Exercise Price ($)	Option Expiration Date	Number of Shares or Units of Stock That Have Not Vested (#)(1)	Market Value of Shares or Units of Stock That Have Not Vested ($)(2)	Equity Incentive Plan Awards: Number of Unearned Shares, Units or Other Rights That Have Not Vested (#)(3)	Equity Incentive Plan Awards: Market Value of Unearned Shares, Units or Other Rights That Have Not Vested ($)(2)

Kenneth S. Ehrman(8)	51,000	-	11.35	3/3/2015(4)	6,374	42,642	3,187	21,321
	16,000	-	7.41	2/27/2018(4)	6,991	46,770	-	-
	30,488	-	3.54	6/29/2019(5)	25,000	167,250	-	-
	44,643	-	2.84	2/5/2020(5)	50,000	334,500	-	-
	17,061	-	4.55	3/30/2021(5)	-	-	-	-
	-	40,541	5.93	3/29/2022(5)	-	-	-	-
	20,421	20,421	5.71	4/4/2023(6)	-	-	-	-

Jeffrey M. Jagid(8)	60,000	-	11.35	3/3/2015(4)	-	-	-	-
	20,000	-	7.41	5/31/2015(4)	-	-	-	-
	54,878	-	3.54	5/23/2015(5)	-	-	-	-
	80,357	-	2.84	5/31/2015(5)	-	-	-	-
	28,435	-	4.55	5/31/2015(5)	-	-	-	-
	67,568	-	5.93	5/31/2015(5)	-	-	-	-
	68,069	-	5.71	5/31/2015(6)	-	-	-	-

Ned Mavrommatis	49,000	-	11.35	3/3/2015(4)	6,374	42,642	3,187	21,321
	16,000	-	7.41	2/27/2018(4)	6,991	46,770	-	-
	30,488	-	3.54	6/29/2019(5)	15,000	100,350	-	-
	44,643	-	2.84	2/5/2020(5)	50,000	334,500	-	-
	17,061		4.55	3/30/2021(5)	-	-	-	-
	-	40,541	5.93	3/29/2022(5)	-	-	-	-
	20,421	20,421	5.71	4/4/2023(6)	-	-	-	-

Michael L. Ehrman	57,000	-	11.35	3/3/2015(4)	5,312	35,537	2,656	17,769
	16,000	-	7.41	2/27/2018(4)	5,826	38,976	-	-
	30,488	-	3.54	6/29/2019(5)	15,000	100,350	-	-
	44,643	-	2.84	2/5/2020(5)	50,000	334,500	-	-
	14,217	-	4.55	3/30/2021(5)	-	-	-	-
	-	33,784	5.93	3/29/2022(5)	-	-	-	-
	17,018	17,017	5.71	4/4/2023(6)	-	-	-	-

Norman L. Ellis(9)	-	100,000	5.24	7/1/2024(7)	50,000	334,500	-	-

Brett Kilpatrick(10)	-	-	-	-	-	-	-	-

(1)	The amounts under “Number of Shares or Units of Stock That Have Not Vested” represent shares of our restricted common stock issued under the 2007 Equity Compensation Plan.

(2)	The amounts under “Market Value of Shares or Units of Stock That Have Not Vested” and “Equity Incentive Plan Awards: Market Value of Unearned Shares, Units or Other Rights That Have Not Vested” are calculated based on $6.69 per share, the closing price per share of our common stock, as reported on the NASDAQ Global Market, on December 31, 2014.

(3)	The information under “Equity Incentive Plan Awards: Number of Unearned Shares, Units or Other Rights That Have Not Vested” relates to performance shares issued under the 2007 Equity Compensation Plan pursuant to our long-term incentive plan for 2012. The amount with respect to each Named Executive Officer represents the “threshold” numbers of shares of our common stock payable under restricted stock units based on the achievement of stock price targets.

(4)	Except with respect to Jeffrey M. Jagid’s option awards, these option awards vest over a five-year period, such that twenty percent (20%) of the award vests each year on the anniversary of the grant date, provided that the holder is employed by the Company on such date. Mr. Jagid’s option awards fully vested on March 28, 2014 in accordance with the terms of the Jagid Separation Agreement.

(5)	Except with respect to Jeffrey M. Jagid’s option awards, one hundred percent (100%) of these option awards vest on the third anniversary of the grant date, provided that the holder is employed by the Company on such date. Mr. Jagid’s option awards fully vested on March 28, 2014 in accordance with the terms of the Jagid Separation Agreement.

(6)	Except with respect to Jeffrey M. Jagid’s option awards, these option awards vest over a four-year period, such that twenty five (25%) of the award vests each year on the anniversary of the grant date, provided that the holder is employed by the Company on such date. Mr. Jagid’s option awards fully vested on March 28, 2014 in accordance with the terms of the Jagid Separation Agreement.

(7)	These option awards vest over a three-year period, such that one third of the award vests each year on the anniversary of the grant date, provided that the holder is employed by the Company on such date.

(8)	Effective as of March 2, 2014, Jeffrey M. Jagid resigned from his position as Chief Executive Officer of the Company and Kenneth S. Ehrman was appointed to serve as the Interim Chief Executive Officer of the Company. Effective as of June 20, 2014, Mr. Ehrman was appointed to serve as Chairman of the Board and Chief Executive Officer of the Company and in connection with such appointment, ceased to serve as Interim Chief Executive Officer of the Company.

(9)	Effective as of July 21, 2014, Norman L. Ellis was appointed to serve as Chief Operating Officer of the Company.

(10)	On May 13, 2014, Mr. Kilpatrick resigned from his position as Executive Vice President of Worldwide Sales of the Company, effective as of June 6, 2014.

Potential Payments Upon Termination or Change in Control

Potential Payments Upon Termination or Change in Control under Severance Arrangements

As described above under the caption “Severance Arrangements,” the Company has entered into severance agreements with certain of its Named Executive Officers. These severance agreements provide for severance payments or other compensation upon the termination of the Named Executive Officer’s employment or a change in control with respect to the Company.

Potential Payments Upon Termination or Change in Control under Equity Compensation Plans

Our 1999 Stock Option Plan provides that all outstanding stock options, including stock options held by our executive officers, will become immediately exercisable, and the restrictions with respect to outstanding restricted shares will lapse, upon the occurrence of a “change in control event.” For this purpose, a “change in control event” will be deemed to occur if any of the following events occur: (i) the consummation of any merger of our Company with any other company unless the combined voting power of our voting securities outstanding immediately prior thereto continue to represent (either by remaining outstanding or by being converted into voting securities of the surviving entity) more than 70% of the combined voting power of the voting securities of our Company or such surviving entity outstanding immediately after such merger or consolidation; (ii) the consummation of any sale or other disposition of all or substantially all of our assets; (iii) approval by our stockholders of a plan of liquidation of our Company; (iv) any action pursuant to which any person or group (as defined in Sections 3(a)(9) and 13(d) of the Exchange Act) will become the beneficial owner of 20% or more of our outstanding voting securities; or (v) the individuals who were members of our Board on May 14, 1999 (the date on which our 1999 Stock Option Plan was initially adopted by the Board), including any individuals who became or become directors after that date and whose election or nomination for election was approved by at least two-thirds of the directors of our Board, cease to constitute a majority of the members of our Board.

Our 2007 Equity Compensation Plan provides that, in the event of a consolidation or merger in which, after completion of any such transaction, our prior stockholders own less than 50% of the voting shares of the continuing or surviving entity, or in the event of the sale or transfer of substantially all of our assets, all outstanding options will become exercisable and all restrictions and/or forfeitures with respect to restricted stock awards and restricted stock units will lapse.

Estimated Payments Upon Termination or Change in Control

The following table shows potential payments to the Company’s Named Executive Officers (other than Jeffrey M. Jagid and Brett Kilpatrick who resigned from their respective positions, effective as of March 2, 2014 and June 6, 2014, respectively) under existing severance agreements, plans or arrangements in connection with a termination of employment or change in control with respect to the Company. The following table assumes a December 31, 2014 termination or change in control date, and uses the closing price of the Company’s common stock on the NASDAQ Global Market on December 31, 2014 ($6.69). The disclosed amounts are estimates only and do not necessarily reflect the actual amounts that would be paid to the Named Executive Officer. These actual amounts would only be known at the time the Named Executive Officers become eligible for payment and would only be payable upon the termination of employment or change in control.

Name	Benefit	Non Change-in- Control Termination (Without Cause or for Good Reason)($)		Change-in-Control Termination (Without Cause or for Good Reason)($)		Change-in- Control Only($)

Kenneth S. Ehrman (1)	Severance Pay	$437,500		$437,500		-
	Exercise of Vested Stock Options Upon Termination	$44,921	(2)	$70,836	(3)	$70,836	(3)
	Realization of Restricted Stock Awards Upon Termination	$148,697		$591,162		$591,162
	Realization of Performance Share Awards Upon Termination	-	(4)	-	(5)	-	(5)
	Benefit Continuation	$29,901		$29,901		-

Ned Mavrommatis	Severance Pay	$275,000		$275,000		-
	Exercise of Vested Stock Options Upon Termination	$44,921	(2)	$70,836	(3)	$70,836	(3)
	Realization of Restricted Stock Awards Upon Termination	$123,609		$524,262		$524,262
	Realization of Performance Share Awards Upon Termination	-	(4)	-	(5)	-	(5)
	Benefit Continuation	$23,921		$23,921		-

Norman L. Ellis (6)	Severance Pay	-		-		-
	Exercise of Vested Stock Options Upon Termination	-		$145,000	(3)	$145,000	(3)
	Realization of Restricted Stock Awards Upon Termination	-		$334,500		$334,500
	Realization of Performance Share Awards Upon Termination	-		-		-
	Benefit Continuation

Michael L. Ehrman	Severance Pay	$275,000		$275,000		-
	Exercise of Vested Stock Options Upon Termination	$37,434	(2)	$59,030	(3)	$59,030
	Realization of Restricted Stock Awards Upon Termination	$112,767		$509,363		$509,363
	Realization of Performance Share Awards Upon Termination	-	(4)	-	(5)	-	(5)
	Benefit Continuation	$23,921		$23,921		-

(1)	Effective as of March 2, 2014, Kenneth S. Ehrman was appointed to serve as the Interim Chief Executive Officer of the Company and effective as of June 20, 2014, Mr. Ehrman was appointed to serve as Chairman of the Board and Chief Executive Officer of the Company and in connection with such appointment, ceased to serve as Interim Chief Executive Officer of the Company.

(2)	Pursuant to the option award agreements entered into between the Company and each Named Executive Officer, options that have vested as of the date of termination of employment generally are exercisable for a period of 90 days following the date of termination (or 365 days, in the case of termination of employment resulting from death or disability). Moreover, the terms of the severance agreements entered into between the Company and each of the Named Executive Officers (other than Norman L. Ellis) generally provide for accelerated vesting of a portion of the unvested options held by the individual in the event of termination of his employment for either of the following reasons (each, a “Trigger Event”): (i) the termination of the executive’s employment by the Company without “cause” (as defined in the severance agreements), or (ii) the executive’s resignation for “good reason” within six months following a “change in control event” (as each such term is defined in the severance agreements). Thus, the amounts reported in the table assume the exercise of any such stock options held by the Named Executive Officers at December 31, 2014 that were in-the-money as of such date.

(3)	Our equity compensation plans provide that all outstanding options will become exercisable upon a change in control (as defined in the applicable plan). Thus, the amounts reported in the table assume the exercise of any such stock options held by the Named Executive Officers at December 31, 2014 that were in-the-money as of such date.

(4)	Pursuant to the severance agreements entered into between the Company and each of our Named Executive Officers (other than Norman L. Ellis), upon the occurrence of a Trigger Event, performance shares granted under restricted stock unit award agreements entered into by the Company and such executive will be awarded in an amount and to the extent of the sum of any “interim shares” that may have been earned but not issued upon the achievement of certain performance targets as of the end of any of the first two fiscal years within the three-year performance period. However, as these performance targets had not been met as of December 31, 2014, no portion of the performance shares would be issuable to any of the executives as of such date.

(5)	Under the long-term incentive plan for 2012 and related restricted stock unit award agreements entered into between the Company and each Named Executive Officer (other than Norman L. Ellis), upon the occurrence of a change in control (as defined in the Company’s 2007 Equity Compensation Plan), performance shares granted under restricted stock unit award agreements entered into by the Company and each Named Executive Officer (other than Norman L. Ellis) will be awarded in an amount and to the extent of the sum of any “interim shares” that may have been earned but not issued upon the achievement of certain performance targets as of the end of any of the first two fiscal years within the three-year performance period. However, as these performance targets had not been met as of December 31, 2014, no portion of the performance shares would be issuable to any of the Named Executive Officers as of such date.

(6)	Effective as of July 21, 2014, Norman L. Ellis was appointed to serve as Chief Operating Officer of the Company.

Compensation Committee Interlocks and Insider Participation

The members of the Compensation Committee are Kenneth Brakebill, Ron Konezny and Tony Trousset. During the fiscal year ended December 31, 2014, Harold D. Copperman, Robert J. Farrell and Michael P. Monaco served as members of the Compensation Committee until June 20, 2014, and Kenneth Brakebill, Ron Konezny and Tony Trousset served as members of the Compensation Committee, commencing on June 20, 2014. No member of the Compensation Committee is or has been an executive officer or employee of our Company or except as set forth above under the heading “Certain Relationships and Related Transactions,” had any relationships requiring disclosure by us under the SEC’s rules requiring disclosure of certain relationships and related-party transactions. None of our executive officers served as a director or a member of a compensation committee (or other committee serving an equivalent function) of any other entity, the executive officers of which served as a director or member of the Compensation Committee during the fiscal year ended December 31, 2014.

Risk Considerations

We do not believe that our compensation practices and policies for our employees, including our executive officers, create risks or are likely to create risks that are reasonably likely to have a material adverse effect on us or our results of operations or financial condition.

SECURITY OWNERSHIP OF
CERTAIN BENEFICIAL OWNERS AND MANAGEMENT

The following table sets forth information regarding ownership of shares of our common stock as of May 4, 2015, by:

•	each stockholder known by us to own beneficially more than 5% of our outstanding common stock;

•	each of our executive officers named in the “Summary Compensation Table” in this Proxy Statement (these executive officers are sometimes referred to herein as the “Named Executive Officers”);

•	each of our current directors and nominees for election as directors at the Annual Meeting; and

•	all of our directors and executive officers as a group.

To our knowledge, except as set forth in the footnotes to the table and subject to applicable community property laws, each person or entity named in the table has sole voting and disposition power with respect to the shares set forth opposite such person’s or entity’s name. The number of shares beneficially owned by each entity, person, director or executive officer is determined in accordance with the rules of the SEC, and the information is not necessarily indicative of beneficial ownership for any other purpose. Under such rules, beneficial ownership includes any shares over which the individual has the sole or shared voting power or investment power and any shares that the individual has the right to acquire within 60 days of May 4, 2015, through the exercise of stock options, warrants or other convertible securities or any other right. Shares of our common stock that a person has the right to acquire within 60 days of May 4, 2015 are deemed outstanding for purposes of computing the percentage ownership of the person holding such rights, but are not deemed outstanding for purposes of computing the percentage ownership of any other person (except with respect to the percentage ownership of all directors and executive officers as a group). As used in this Proxy Statement, “voting power” is the power to vote or direct the voting of shares and “investment power” includes the power to dispose or direct the disposition of shares.

The number and percentage of shares beneficially owned is computed on the basis of 13,151,229 shares of our common stock outstanding as of May 4, 2015. The information in the following table regarding the beneficial owners of more than 5% of our common stock is based upon information supplied by our principal stockholders or set forth in Schedules 13D and 13G filed with the SEC. The determination that there were no other persons, entities or groups known to the Company to beneficially own more than 5% of the Company’s outstanding common stock was based on a review of all statements filed with the SEC with respect to the Company pursuant to Section 13(d) or 13(g) of the Exchange Act.

The address for those persons for which an address is not otherwise provided is c/o I.D. Systems, Inc., 123 Tice Boulevard, Woodcliff Lake, New Jersey 07677.

Name and Address of Beneficial Owner	Number of Shares of Common Stock Beneficially Owned		Percentage of Shares of Common Stock Outstanding (1)

5% Stockholders:

Avis Budget Group, Inc. 6 Sylvan Way Parsippany, New Jersey 07054	1,600,000	(2)	11.64%

Diker Management, LLC 730 Fifth Avenue 15th Floor New York, New York 10019	804,647	(3)	6.12%

Osmium Partners, LLC 300 Drakes Landing Road Suite 172 Greenbrae, CA 94904	908,207	(4)	6.91%

Emancipation Management LLC 825 Third Avenue New York, NY 10022	1,163,903	(5)	8.85%

Executive Officers:
Kenneth S. Ehrman (6)	748,246	(7)	5.62%
Ned Mavrommatis	293,224	(8)	2.20%
Michael L. Ehrman	445,388	(9)	3.35%
Norman L. Ellis	50,000	(10)	0.38%
Jeffrey M. Jagid (11)	366,823	(12)	2.79%
Brett Kilpatrick (13)	0		0.00%

Directors
Kenneth Brakebill	16,747	(14)	*
Michael Brodsky	94,265	(15)	*
Ron Konezny	14,812	(16)	*
Tony Trousset	12,785	(17)	*

All directors and executive officers as a group (eight individuals)	1,675,467	(18)	12.28%

 ________________________________

*	Represents less than 1% of the outstanding shares of our common stock.

(1)	Ownership percentages are based on 13,151,229 shares of common stock of the Company outstanding as of May 4, 2015.

(2)	On August 25, 2011, Avis Budget Group, Inc., a Delaware corporation (“Avis”), filed with the SEC a Schedule 13G with respect to the beneficial ownership of an aggregate of 1,600,000 shares of the Company’s common stock, with sole voting and dispositive power over these 1,600,000 shares. These shares are comprised of: (i) 1,000,000 shares of common stock and (ii) up to 600,000 shares of common stock underlying a common stock warrant (the “Warrant”) issued to Avis pursuant to the terms of Purchase Agreement, dated as of August 22, 2011, by and between the Company and Avis. The Warrant is exercisable (x) immediately with respect to 100,000 shares of common stock, and (y) with respect to the remaining 500,000 shares of common stock, at any time on or after the date (if any) on which Avis Budget Car Rental, LLC, a subsidiary of Avis, executes and delivers to the Company a particular statement of work agreed upon by the parties.

(3)	On February 17, 2015, Diker GP, LLC, a Delaware limited liability company, Diker Management, LLC, a Delaware limited liability company, Charles M. Diker, a U.S. citizen, and Mark N. Diker, a U.S. citizen, filed with the SEC Amendment No. 7 to its Schedule 13G with respect to the beneficial ownership of an aggregate of 804,647 shares of the Company’s common stock, with shared voting and dispositive power over these 804,647 shares.

(4)	On February 17, 2015, Osmium Partners, LLC, a Delaware limited liability company (“Osmium Partners”), Osmium Capital, LP, a Delaware limited partnership, Osmium Capital II, LP, a Delaware limited partnership, Osmium Spartan, LP, a Delaware limited partnership, Osmium Diamond, LP, a Delaware limited partnership, and John H. Lewis, a U.S. Citizen and controlling member of Osmium Partners, filed with the SEC Amendment No. 1 to Schedule 13G with respect to the beneficial ownership of an aggregate of 908,207 shares of the Company’s common stock, with shared voting and dispositive power over these 908,207 shares.

(5)	On February 5, 2015, Emancipation Management LLC, a New York limited liability company (“Emancipation Management”), Emancipation Capital Master, Ltd., a Cayman islands exempted company, and Charles Frumberg, a U.S. citizen who serves as the managing member of Emancipation Management, filed with the SEC Amendment No. 1 to Schedule 13G with respect to the beneficial ownership of an aggregate of 1,163,903 shares of the Company’s common stock, with shared voting and dispositive power over these shares.

(6)	Kenneth S. Ehrman also is a director.

(7)	This number includes (i) 169,155 shares of our common stock issuable upon exercise of options which are currently exercisable or which will become exercisable within 60 days of May 4, 2015; (ii) 12,500 restricted shares of common stock which vest on March 27, 2016 provided that Mr. Ehrman is employed by the Company on such date; (iii) 6,991 restricted shares of common stock which vest on April 4, 2016, provided that Mr. Ehrman is employed by the Company on such date; (iv) 50,000 restricted shares of common stock, 25% of which shares vest on each of September 8, 2015, September 8, 2016, September 8, 2017 and September 8, 2018, provided that Mr. Ehrman is employed by the Company on each such date; (v) 49,000 shares of our common stock held by Mr. Ehrman’s wife’s IRA account; and (vi) 16,500 shares of our common stock held by Mr. Ehrman’s 401(k) account.

(8)	This number includes (i) 169,155 shares of our common stock issuable upon exercise of options which are currently exercisable or which will become exercisable within 60 days of May 4, 2015; (ii) 7,500 restricted shares of common stock which vest on March 27, 2016 provided that Mr. Mavrommatis is employed by the Company on such date; (iii) 6,991 restricted shares of common stock which vest on April 4, 2016, provided that Mr. Mavrommatis is employed by the Company on such date; and (iv) 50,000 restricted shares of common stock, 25% of which shares vest on each of September 8, 2015, September 8, 2016, September 8, 2017 and September 8, 2018, provided that Mr. Mavrommatis is employed by the Company on each such date.

(9)	This number includes (i) 156,150 shares of our common stock issuable upon exercise of options which are currently exercisable or which will become exercisable within 60 days of May 4, 2015; (ii) 7,500 restricted shares of common stock which vest on March 27, 2016 provided that Mr. Ehrman is employed by the Company on such date; (iii) 5,826 restricted shares of common stock which vest on April 4, 2016, provided that Mr. Ehrman is employed by the Company on such date; and (iv) 50,000 restricted shares of common stock, 25% of which shares vest on each of September 8, 2015, September 8, 2016, September 8, 2017 and September 8, 2018, provided that Mr. Ehrman is employed by the Company on each such date.

(10)	This number includes 50,000 restricted shares of common stock, all of which vest on July 21, 2017, provided that Mr. Ellis is employed by the Company on such date.

(11)	Effective as of March 2, 2014, Jeffrey M. Jagid resigned from his position as Chief Executive Officer of the Company.

(12)	This number includes 20,000 shares of our common stock issuable upon exercise of options which are currently exercisable.

(13)	Effective as of June 6, 2014, Mr. Kilpatrick resigned from his position as Executive Vice President of Worldwide Sales of the Company.

(14)	This number includes 14,247 restricted shares of our common stock, all of which vest on September 8, 2015, provided that Mr. Brakebill is a director of the Company on such date.

(15)

This number includes (i) 18,265 restricted shares of our common stock, all of which vest on September 8, 2015,

provided that Mr. Brodsky is a director of the Company on such date; and (ii) 76,000 shares of Common Stock held by Vajra Fund I, L.P., of which Mr. Brodsky is the general partner.

(16)	This number includes 14,612 restricted shares of our common stock, all of which vest on September 8, 2015, provided that Mr. Konezny is a director of the Company on such date.

(17)	This number includes 12,785 restricted shares of our common stock, all of which vest on September 8, 2015, provided that Mr. Trousset is a director of the Company on such date.

(18)	This number includes an aggregate of 494,460 shares of our common stock issuable upon exercise of options which are currently exercisable or which will become exercisable within 60 days of May 4, 2015.

SECTION 16(a) BENEFICIAL OWNERSHIP REPORTING COMPLIANCE

Section 16(a) of the Exchange Act requires our executive officers, directors and persons who own more than 10% of a registered class of our equity securities to file with the SEC statements on Form 3, Form 4 and Form 5 of ownership and changes in ownership. Officers, directors and greater than 10% stockholders are required by regulation to furnish us with copies of all Section 16(a) reports that they file.

Based solely upon a review of Forms 3, 4 and 5 and any amendments to those forms that have been furnished to us, we believe that all parties subject to the reporting requirements of Section 16(a) filed all such required reports during and with respect to the fiscal year ended December 31, 2014, except that each of Kenneth S. Ehrman, Michael L. Ehrman and Ned Mavrommatis filed late with the SEC a Form 4 with respect to our withholding of shares of our common stock to satisfy tax withholding obligations upon the vesting of a restricted stock award.

PROPOSAL NO. 2.

AMENDMENT TO THE COMPANY’S AMENDED AND RESTATED

CERTIFICATE OF INCORPORATION, AS AMENDED, TO GRANT THE BOARD

THE AUTHORITY TO ADOPT, AMEND OR REPEAL THE BYLAWS WITHOUT THE APPROVAL OF THE STOCKHOLDERS

General

On May 5, 2015, the Board of Directors voted to propose and recommend approval of an amendment to the Certificate of Incorporation (the “Proposed Amendment”) to grant the Board the authority to adopt, amend or repeal the Bylaws from time to time without the approval of the stockholders of the Company, to the extent permissible under the General Corporation Law of the State of Delaware (the “DCGL”), and directed that the Proposed Amendment be submitted to the stockholders for approval at the Annual Meeting. Pursuant to Section 109 of the DGCL, the power to adopt, amend or repeal bylaws shall be in the stockholders entitled to vote; provided, however, that any corporation may, in its certificate of incorporation, confer the power to adopt, amend or repeal the bylaws upon the directors. The Certificate of Incorporation of the Company presently does not confer the power to adopt, amend or repeal the bylaws upon the Board, and the Proposed Amendment, if approved by the stockholders at the annual Meeting, would confer such power upon the Board.

Proposed Amendment

If the Proposed Amendment is approved by the stockholders of the Company, the following language will be added to the Certificate of Incorporation as Article Thirteenth:

“THIRTEENTH:  The Corporation hereby confers the power to adopt, amend or repeal the bylaws of the Corporation upon the directors of the Corporation. Notwithstanding the foregoing, such power shall not divest or limit the power of the stockholders of the Corporation to adopt, amend or repeal the bylaws of the Corporation.”

Reasons for Approval

The Board believes that that the power to adopt, amend or repeal the Bylaws without stockholder approval will allow the Board to effect changes in a more efficient, cost-effective manner without the necessity of incurring the expense and time delay of a stockholder meeting and, therefore, will provide the Board with greater flexibility in governing its internal affairs and its relationships with stockholders and other parties. From time to time, it may be desirable, or even necessary, to add to or change certain Bylaw provisions to reflect changes in the Company's practices or to reflect changes in applicable law. The power to amend the Bylaws without the necessity of waiting for the next annual meeting of stockholders or the delay and expense in calling a special meeting of stockholders will enhance the Board's ability to manage the Company and more effectively deal with changed circumstances or requirements with which it may be presented.

General Effect of Proposed Amendment

The Proposed Amendment grants the Board the authority to amend, alter, change and repeal the Bylaws and to adopt new Bylaws without stockholder approval to the extent permissible under the DGCL. Under the DGCL, a board of directors may amend a corporation's bylaws only if the certificate of incorporation confers such power on its board of directors. Whether or not a corporation’s board of directors has the power to amend the bylaws, the DGCL provides that the grant of such power to the board of directors in a company's certificate of incorporation does not divest or limit the power of the stockholders to adopt, amend or repeal a corporation's bylaws.

Certain effects of the Proposed Amendment may have anti-takeover implications. If the Proposed Amendment is approved by the stockholders of the Company at the Annual Meeting, the Board could consider and adopt amendments to the Bylaws that are designed to reduce a corporation's vulnerability to hostile takeover attempts. Certain amendments, such as an amendment requiring advance notice to the Board for stockholders to make proposals to be included in the Company’s proxy statement, could make more difficult or discourage attempts to obtain control of the Company. The Proposed Amendment is not, however, being proposed in order to prevent a change in control, nor is it in response to any present attempt known to the Board to acquire control of the Company, obtain representation on the Board or take significant action which affects control of the Company. However, in discharging its fiduciary obligations to its stockholders, the Board may consider and adopt certain amendments to enhance the Board's ability to negotiate with an unsolicited bidder.

Effectiveness of Proposed Amendment

If the Proposed Amendment is approved by the stockholders of the Company at the Annual Meeting, it will become effective upon the Company’s executing, acknowledging and filing with the Secretary of State of the State of Delaware a certificate of amendment reflecting the Proposed Amendment as required by the DGCL.

Vote Required and Dissenters’ and Appraisal Rights

The affirmative vote of the holders of a majority of the outstanding shares of Common Stock on the Record Date is required to approve the Proposed Amendment. Under Delaware law, stockholders will not have any dissenter’s or appraisal rights in connection with the Proposed Amendment.

THE BOARD OF DIRECTORS RECOMMENDS THAT THE STOCKHOLDERS VOTE “FOR” THE AMENDMENT OF THE COMPANY’S AMENDED AND RESTATED CERTIFICATE OF INCORPORATION, AS AMENDED, TO GRANT THE BOARD OF DIRECTORS THE AUTHORITY TO ADOPT, AMEND OR REPEAL THE COMPANY’S BYLAWS WITHOUT THE APPROVAL OF THE STOCKHOLDERS.

PROPOSAL NO. 3.

APPROVAL AND ADOPTION OF

THE I.D. SYSTEMS, INC. 2015 EQUITY COMPENSATION PLAN

General

On May 5, 2015, our Board of Directors adopted the I.D. Systems, Inc. 2015 Equity Compensation Plan, which we refer to as the “2015 Plan,” subject to the approval of our stockholders.

The general purpose of the 2015 Plan is to provide a means whereby eligible employees, officers, non-employee directors and other individual service providers develop a sense of proprietorship and personal involvement in the development and financial success of the Company and to encourage them to devote their best efforts to the business of the Company, thereby advancing the interests of the Company and its stockholders. The Company, by means of the 2015 Plan, seeks to retain the services of such eligible persons and to provide incentives for such persons to exert maximum efforts for the success of the Company and its Subsidiaries.

Background

The Company currently grants equity awards pursuant to the I.D. Systems, Inc. 2007 Equity Compensation Plan, as amended, which we refer to as the “2007 Plan,” and the I.D. Systems, Inc. 2009 Non-Employee Director Equity Compensation Plan, as amended, which we refer to as the “2009 Plan.”

The 2007 Plan currently authorizes for issuance a maximum of only 2,500,000 shares of our common stock. As of May 4, 2015, the number of shares of our common stock available for issuance under future awards under the 2007 Plan was 238,282 shares. The 2009 Plan currently authorizes for issuance a maximum of only 600,000 shares of our common stock. As of May 4, 2015, the number of shares available for issuance under future awards under the 2009 Plan was 46,808 shares of our common stock.

We use stock-based incentive compensation as a key component of our pay-for-performance compensation philosophy. Our Board does not believe that the number of shares available for issuance under the 2007 Plan and the 2009 Plan is sufficient in light of our compensation philosophy. In addition, the Board has determined that it is advisable to adopt a single equity plan, which we anticipate will reduce the administrative burden of maintaining separate plans for non-employee directors and other service providers, and provide consistency in award terms for plan participants.

The adoption of the 2015 Plan is intended to ensure that we can continue to provide an incentive to our eligible employees, officers, non-employee directors and other individual service providers by enabling them to share in our future growth. If the stockholders do not approve the adoption of the 2015 Plan, the 2015 Plan will not become effective, and no shares will be available for issuance under the 2015 Plan. Whether or not the stockholders approve the 2015 Plan, the 2007 Plan and the 2009 Plan will remain in effect, and awards may continue to be granted under each plan, subject to the terms and conditions of each plan.

Description of the 2015 Equity Compensation Plan

The following description of the principal terms of the 2015 Plan is a summary and does not purport to be a complete description of all of the provisions of the 2015 Plan. It is qualified in its entirety by the full text of the 2015 Plan, which is attached as Appendix A hereto.

Administration. The 2015 Plan will be administered by the Compensation Committee of our Board of Directors, provided that the entire Board of Directors may act in lieu of the Compensation Committee on any matter, subject to limits set forth in the 2015 Plan.  The Compensation Committee may grant options to purchase shares of our Common Stock, stock appreciation rights, stock units, restricted shares of our Common Stock, performance shares, performance units, incentive bonus awards, other cash-based awards and other stock-based awards. The Compensation Committee also has broad authority to determine the terms and conditions of each option or other kind of equity award, prescribe, amend and rescind rules and regulations for the administration of the 2015 Plan and amend outstanding awards in any manner that is not inconsistent with the 2015 Plan. The Compensation Committee may delegate authority to reporting persons (as defined in the 2015 Plan), or other officers, to make awards to eligible persons who are not reporting persons (or other officers whom the Compensation Committee has specifically authorized to make awards), subject to applicable law.  No award may be granted under the 2015 Plan on or after the tenth anniversary of the date of the 2015 Plan’s initial adoption by the Board, but the 2015 Plan will continue thereafter with respect to previously granted awards.

Eligibility. Persons eligible to receive options, stock appreciation rights or other awards under the 2015 Plan are those employees, officers, directors, consultants, advisors or other individual service providers of our Company or any of our subsidiaries, or any person who is determined to be a prospective employee, officer, director, consultant, advisor or other individual service provider of the Company or any subsidiary. As of May 4, 2015, approximately 123 employees and four non-employee directors will be eligible to participate in the 2015 Plan.

Shares Subject to the 2015 Plan. Subject to customary adjustments for stock splits, stock dividends or similar transactions, the aggregate number of shares of Common Stock available for issuance in connection with awards granted under the 2015 Plan will be 1,200,000, all of which may be issued in respect of Incentive Stock Options. If any award under the 2015 Plan payable in shares of Common Stock is forfeited, cancelled, returned to the Company for failure to satisfy vesting requirements or upon the occurrence of other forfeiture events, or otherwise terminates without payment being made thereunder, the shares of Common Stock covered by such award will no longer be counted against the foregoing maximum share limitation and may again be made subject to awards under the 2015 Plan.

Terms and Conditions of Options. Options granted under the 2015 Plan may be either “incentive stock options” that are intended to meet the requirements of Section 422 of the Code or “nonqualified stock options” that do not meet the requirements of Section 422 of the Code.  The Compensation Committee will determine the exercise price of options granted under the 2015 Plan.  The exercise price of stock options may not be less than the fair market value, on the date of grant, per share of our Common Stock issuable upon exercise of the option (or 110% of fair market value in the case of incentive stock options granted to a ten-percent stockholder).

If on the date of grant the Common Stock is listed on a stock exchange or national market system, the fair market value shall generally be the closing sale price as of such date, or if there were no trades recorded on such date, then the most recent date preceding such date on which trades were recorded. If on the date of grant the Common Stock is traded in an over-the-counter market, the fair market value will generally be the average of the closing bid and asked prices for the shares of Common Stock as of such date, or, if there are no closing bid and asked prices for the shares of Common Stock on such date, then the average of the bid and asked prices for the shares of Common Stock on the most recent date preceding such date on which such closing bid and asked prices are available. If the Common Stock is not listed on a national securities exchange or national market system or traded in an over-the-counter market, the fair market value shall be determined by the Compensation Committee in a manner consistent with Section 409A of the Code. On May 4, 2015, the closing sale price of a share of our Common Stock on Nasdaq was $6.91 per share.

No option may be exercisable for more than ten years from the date of grant (five years in the case of an incentive stock option granted to a ten-percent stockholder). Options granted under the 2015 Plan will be exercisable at such time or times as the Compensation Committee prescribes at the time of grant. No employee may receive incentive stock options that first become exercisable in any calendar year in an amount exceeding $100,000. The Compensation Committee may, in its discretion, permit a holder of a nonqualified stock option to exercise the option before it has otherwise become exercisable, in which case the shares of our Common Stock issued to the recipient will continue to be subject to the vesting requirements that applied to the option before exercise.

Generally, the option price may be paid in cash or by bank check, or such other means as the Compensation Committee may accept. As set forth in an award agreement or otherwise determined by the Compensation Committee, in its sole discretion, at or after grant, payment in full or part of the exercise price of an option may be made (i) in the form of shares of Common Stock that have been held by the participant for such period as the Compensation Committee may deem appropriate for accounting purposes or otherwise, valued at the fair market value of such shares on the date of exercise; (ii) by surrendering to the Company shares of Common Stock otherwise receivable on exercise of the option; (iii) by a cashless exercise program implemented by the Compensation Committee in connection with the 2015 Plan; and/or (iv) by such other method as may be approved by the Compensation Committee and set forth in an award agreement.

Stock Appreciation Rights.  The Compensation Committee may grant stock appreciation rights independent of or in connection with an option. The Compensation Committee will determine the terms applicable to stock appreciation rights. The base price of a stock appreciation right will be determined by the Compensation Committee, but will not be less than 100% of the fair market value of a share of our Common Stock on the date of grant of such stock appreciation right. The maximum term of any stock appreciation right granted under the 2015 Plan is ten years from the date of grant. Generally, each stock appreciation right will entitle a participant upon exercise to an amount equal to:

•	the excess of the fair market value of a share of Common Stock on the date of exercise of the stock appreciation right over the base price of such stock appreciation right, multiplied by

•	the number of shares as to which such stock appreciation right is exercised.

Payment may be made in shares of our Common Stock, in cash, or partly in Common Stock and partly in cash, all as determined by the Compensation Committee.

Restricted Stock and Stock Units. The Compensation Committee may award restricted Common Stock and/or stock units under the 2015 Plan. Restricted stock awards consist of shares of stock that are transferred to a participant subject to restrictions that may result in forfeiture if specified conditions are not satisfied. Stock units confer the right to receive shares of our Common Stock, cash, or a combination of shares and cash, at a future date upon or following the attainment of certain conditions specified by the Compensation Committee. The Compensation Committee will determine the restrictions and conditions applicable to each award of restricted stock or stock units, which may include performance-based conditions. Dividends with respect to restricted stock may be paid to the holder of the shares as and when dividends are paid to stockholders or at the times of vesting or other payment of the restricted stock award. Stock unit awards may be granted with dividend equivalent rights, which may be accumulated and may be deemed reinvested in additional stock units, as determined by the Compensation Committee in its discretion. If any dividend equivalents are paid while a stock unit award is subject to restrictions, the dividend equivalents shall be subject to the same restrictions on transferability as the underlying stock units, unless otherwise set forth in an award agreement. Unless the Compensation Committee determines otherwise, holders of restricted stock will have the right to vote the shares.

Performance Shares and Performance Units.  The Compensation Committee may award performance shares and/or performance units under the 2015 Plan. Performance shares and performance units are awards which are earned during a specified performance period subject to the attainment of performance criteria, as established by the Compensation Committee. The Compensation Committee will determine the restrictions and conditions applicable to each award of performance shares and performance units.

Incentive Bonus Awards. The Compensation Committee may award Incentive Bonus Awards under the 2015 Plan. Incentive Bonus Awards may be based upon the attainment of specified levels of Company or subsidiary performance as measured by pre-established, objective performance criteria determined at the discretion of the Compensation Committee. Incentive Bonus Awards will be paid in cash or Common Stock, as set forth in an award agreement

Other Stock-Based and Cash-Based Awards. The Compensation Committee may award other types of equity-based or cash-based awards under the 2015 Plan, including the grant or offer for sale of unrestricted shares of our Common Stock and payment in cash or otherwise of amounts based on the value of shares of Common Stock.

Section 162(m) Compliance. If stock or cash-based awards are intended to satisfy the conditions for deductibility under Section 162(m) of the Code as “performance-based compensation,” the performance criteria will be selected from among the following, which may be applied to our Company as a whole, any subsidiary or any division or operating unit thereof: (a) pre-tax income; (b) after-tax income; (c) net income; (d) operating income or profit; (e) cash flow, free cash flow, cash flow return on investment, net cash provided by operations, or cash flow in excess of cost of capital; (f) earnings per share; (g) return on equity; (h) return on sales or revenues; (i) return on invested capital or assets; (j) cash, funds or earnings available for distribution; (k) stock appreciation; (l) operating expenses; (m) implementation or completion of critical projects or processes; (n) return on investment; (o) total return to stockholders; (p) dividends paid; (q) net earnings growth; (r) return measures; (s) increase in revenues; (t) the Company’s published ranking against its peer group of companies based on total stockholder return; (u) net earnings; (v) changes (or the absence of changes) in the per share price of the Common Stock; (w) earnings before or after any one or more of the following items: interest, taxes, depreciation or amortization, as reflected in the Company’s financial reports for the applicable period; (x) total revenue growth; (y) economic value created; (z) operating margin or profit margin; (aa) share price or total shareholder return; (bb) cost targets, reductions and savings, productivity and efficiencies; (cc) strategic business criteria, consisting of one or more objectives based on meeting objectively determinable criteria: specified market penetration, geographic business expansion, investor satisfaction, employee satisfaction, human resources management, supervision of litigation, information technology, and goals relating to acquisitions, divestitures, joint ventures and similar transactions, and budget comparisons; (dd) objectively determinable personal or professional objectives, including any of the following performance goals: the implementation of policies and plans, the negotiation of transactions, the development of long term business goals, formation of joint ventures, research or development collaborations, and the completion of other corporate transactions, and (ee) any combination of, or a specified increase or improvement in, any of the foregoing.

At the end of the performance period established in connection with any award, the Compensation Committee will determine the extent to which the performance goal or goals established for such award have been attained, and shall determine, on that basis, the number of performance shares or performance units included in such award that have been earned and as to which payment will be made. The Compensation Committee will certify in writing the extent to which it has determined that the performance goal or goals established by it for such award have been attained.

With respect to awards intended to be performance-based compensation under Section 162(m) of the Code, (i) no participant in any one fiscal year of the Company may be granted stock options, stock appreciation rights, restricted stock, stock units, performance shares awards, incentive bonus awards and other equity-based awards that are denominated in shares of Common Stock with respect to more than 300,000 shares in the aggregate, and (ii) the maximum dollar value payable to any participant in any one (1) fiscal year of the Company with respect to stock units, performance units or incentive bonus awards or other equity-based awards that may be settled in cash or other property (other than Common Stock) is $2,000,000.

Transferability. No award may be transferred other than by will or by the laws of descent and distribution, and during a recipient’s lifetime an award may be exercised only by the recipient or the recipient’s guardian or legal representative. However, the Compensation Committee may permit the transfer of a nonqualified stock option, share-settled stock appreciation right, restricted stock award, performance share or share-settled other stock-based award either (a) by instrument to the participant’s immediate family (as defined in the 2015 Plan), (b) by instrument to an inter vivos or testamentary trust (or other entity) in which the award is to be passed to the participant’s designated beneficiaries, or (c) by gift to charitable institutions.

Effect of Certain Corporate Transactions.  The Compensation Committee may, at the time of the grant of an award provide for the effect of a change in control (as defined in the 2015 Plan) on any award, including (i) accelerating or extending the time periods for exercising, vesting in, or realizing gain from any award, (ii) eliminating or modifying the performance or other conditions of an award, (iii) providing for the cash settlement of an award for an equivalent cash value, as determined by the Compensation Committee, or (iv) such other modification or adjustment to an award as the Compensation Committee deems appropriate to maintain and protect the rights and interests of participants upon or following a change in control. The Compensation Committee may, in its discretion and without the need for the consent of any recipient of an award, also take one or more of the following actions contingent upon the occurrence of a change in control: (a) cause any or all outstanding options and stock appreciation rights to become immediately exercisable, in whole or in part; (b) cause any other awards to become non-forfeitable, in whole or in part; (c) cancel any option or stock appreciation right in exchange for a substitute option; (d) cancel any award of restricted stock, stock units, performance shares or performance units in exchange for a similar award of the capital stock of any successor corporation; (e) redeem any restricted stock for cash and/or other substitute consideration with a value equal to the fair market value of an unrestricted share of our Common Stock on the date of the change in control; (f) cancel any option or stock appreciation right in exchange for cash and/or other substitute consideration based on the value of our Common Stock on the date of the change in control, and cancel any option or stock appreciation right without any payment if its exercise price exceeds the value of our Common Stock on the date of the change in control; (g) cancel any stock unit or performance units held by a participant affected by the change in control in exchange for cash and/or other substitute consideration with a value equal to the fair market value per share of Common Stock on the date of the change in control, or (h) make such other modifications, adjustments or amendments to outstanding awards as the Compensation Committee deems necessary or appropriate.

Amendment, Termination. The Compensation Committee may amend the terms of awards in any manner not inconsistent with the 2015 Plan, provided that no amendment shall adversely affect the rights of a participant with respect to an outstanding award without the participant’s consent. In addition, our board of directors may at any time amend, suspend, or terminate the 2015 Plan, provided that (i) no such amendment, suspension or termination shall materially and adversely affect the rights of any participant under any outstanding award without the consent of such participant and (ii) to the extent necessary and desirable to comply with any applicable law, regulation, or stock exchange rule, the 2015 Plan requires us to obtain stockholder consent, and (iii) stockholder approval is required for any amendment to the 2015 Plan that (x) increases the number of shares of Common Stock available for issuance under the 2015 Plan or (y) changes the persons or class of persons eligible to receive awards.

Federal Income Tax Consequences

Following is a summary of the federal income tax consequences of option and other grants under the 2015 Plan. Optionees and recipients of other rights and awards granted under the 2015 Plan are advised to consult their personal tax advisors before exercising an option, stock appreciation right or award or disposing of any stock received pursuant to the exercise of an option, stock appreciation right or other award. In addition, the following summary is based upon an analysis of the Code as currently in effect, existing laws, judicial decisions, administrative rulings, regulations and proposed regulations, all of which are subject to change and does not address state, local or other tax laws.

Nonqualified Stock Options

There will be no federal income tax consequences to a participant or to the Company upon the grant of a nonqualified stock option. When the participant exercises a nonqualified option, he or she will recognize ordinary income in an amount equal to the excess of the fair market value of the option shares on the date of exercise over the exercise price, and the Company will be allowed a corresponding tax deduction, subject to any applicable limitations under Code Section 162(m). Any gain that a participant realizes when the participant later sells or disposes of the option shares will be short-term or long-term capital gain, depending on how long the participant held the shares.

Incentive Stock Options

There will be no federal income tax consequences to a participant or to the Company upon the grant of an incentive stock option. If the participant holds the option shares for the required holding period of at least two years after the date the option was granted and one year after exercise of the option, the difference between the exercise price and the amount realized upon sale or disposition of the option shares will be long-term capital gain or loss, and the Company will not be entitled to a federal income tax deduction. If the participant disposes of the option shares in a sale, exchange, or other disqualifying disposition before the required holding period ends, the participant will recognize taxable ordinary income in an amount equal to the difference between the exercise price and the lesser of the fair market value of the shares on the date of exercise or the disposition price, and the Company will be allowed a federal income tax deduction equal to such amount, subject to any applicable limitations under Code Section 162(m). Any amount received by the participant in excess of the fair market value on the exercise date will be taxed to the participant as capital gain, and the Company will receive no corresponding deduction. While the exercise of an incentive stock option does not result in current taxable income, the excess of the fair market value of the option shares at the time of exercise over the exercise price will be a tax preference item that could subject a participant to alternative minimum tax in the year of exercise.

Treatment of Stock Appreciation Rights

The participant will not recognize income, and the Company will not be allowed a tax deduction, at the time a stock appreciation right is granted. When the participant exercises the stock appreciation right, the cash or fair market value of any common stock received will be taxable to the participant as ordinary income, and the Company will be allowed a federal income tax deduction equal to such amount, subject to any applicable limitations under Code Section 162(m).

Restricted Stock

Unless a participant makes an election to accelerate recognition of income to the grant date as described below, the participant will not recognize income, and the Company will not be allowed a compensation tax deduction, at the time restricted stock is granted. When the restrictions lapse, the participant will recognize ordinary income equal to the fair market value of the common stock as of that date, less any amount paid for the stock, and the Company will be allowed a corresponding tax deduction, subject to any applicable limitations under Code Section 162(m). If the participant files an election under Code Section 83(b) within 30 days after the grant date, the participant will recognize ordinary income as of the grant date equal to the fair market value of the stock as of that date, less any amount paid for the stock, and the Company will be allowed a corresponding compensation tax deduction at that time, subject to any applicable limitations under Code Section 162(m). Any future appreciation in the stock will be taxable to the participant at capital gains rates. However, if the stock is later forfeited, such participant will not be able to recover the tax previously paid pursuant to the Code Section 83(b) election.

Stock Units

The recipient of a stock unit award will generally recognize ordinary income as and when the shares of common stock subject to such award are issued to the recipient in an amount equal to the fair market value of the shares of our common stock issued (plus the amount (if any) of any cash received). The Company will generally be entitled to a corresponding tax deduction at such time. The recipient of a stock unit award may not make a Section 83(b) Election upon receipt of a stock unit award.

Performance Share Awards, Performance Unit Awards, Incentive Bonus Awards, Other Cash-Based Awards and Other Stock-Based Awards

The federal income tax consequences of performance share awards, performance unit awards, incentive bonus awards, other cash-based awards and other stock-based awards will depend on the terms and conditions of those awards but, in general, participants will be required to recognize ordinary income in an amount equal to the cash and the fair market value of any fully vested shares of our common stock paid, determined at the time of such payment, in connection with such awards. The Company normally will be entitled to a deduction at the time when, and in the amount that, the participant recognizes ordinary income.

Potential Limitation on Company Deductions

Code Section 162(m) denies a deduction to any publicly held corporation for compensation paid to certain “covered employees” in a taxable year to the extent that compensation exceeds $1 million for a covered employee.  It is possible that compensation attributable to options granted in the future under the 2015 Plan, when combined with all other types of compensation received by a covered employee from us, may cause this limitation to be exceeded in any particular year. Certain kinds of compensation, including qualified “performance-based compensation,” are disregarded for purposes of the deduction limitation. In accordance with Treasury regulations issued under Code Section 162(m), compensation attributable to options will qualify as performance-based compensation, provided that: (i) the stock award plan contains a per-employee limitation on the number of shares for which options may be granted during a specified period; (ii) the per-employee limitation is approved by the stockholders; (iii) the award is granted by a Compensation Committee comprised solely of “outside directors”; and (iv) the exercise price of the award is no less than the fair market value of the stock on the date of grant.

Tax Withholding

The Company has the power and right to deduct or withhold, or require a participant to remit to the Company, the minimum statutory amount to satisfy federal, state, and local taxes, domestic or foreign, required by law or regulations to be withheld.

Option Grants and Stock Awards

The grant of options and other awards under the 2015 Plan is discretionary, and we cannot determine now the specific number or type of options or awards to be granted in the future to any particular person or group. Any such grants of options or other awards would be made in the sole discretion of the Compensation Committee in such amounts and to such persons as it deemed appropriate.

Equity Compensation Plan Information

The following table provides certain information with respect to the Company’s equity compensation plans in effect as of December 31, 2014.

Plan category	Number of securities to be issued upon exercise of outstanding options, warrants and rights (a)	Weighted-average exercise price of outstanding options, warrants and rights (b)	Number of securities remaining available for future issuance (excluding securities reflected under column (a)) (c)
Equity compensation plans approved by security holders (1)	2,109,000	$6.92	99,000

Equity compensation plans not approved by security holders	100,000	5.24	-

Total	2,209,000	$6.84	99,000

__________________________

(1)	These plans consist of the Company’s 1999 Stock Option Plan, 1999 Director Option Plan, 2007 Equity Compensation Plan and 2009 Non-Employee Director Equity Compensation Plan, which were our only equity compensation plans under which awards were outstanding as of December 31, 2014. Each of our 1999 Stock Option Plan and 1999 Director Option Plan expired in 2009, and no additional awards may be granted thereunder.

(2)	Represents options to purchase up to 100,000 shares of our common stock, at $5.24 per share, granted to Norman L. Ellis on July 21, 2014, in connection with his appointment to serve as our Chief Operating Officer. One-third of the options will vest on each anniversary of the date of grant provided that Mr. Ellis continues to be an employee of our company on each such anniversary. The options are subject to the terms and conditions of a stock option grant agreement, dated July 21, 2014, between us and Mr. Ellis.

Vote Required

For the approval and adoption of the I.D. Systems, Inc. 2015 Equity Compensation Plan, the affirmative vote of the holders of a majority of the total votes cast on such proposal in person or by proxy at the Annual Meeting is required. Abstentions and broker “non-votes” for such proposal are not considered to have been voted on the proposal.

THE BOARD OF DIRECTORS RECOMMENDS THAT THE STOCKHOLDERS VOTE “FOR” THE APPROVAL AND ADOPTION OF THE I.D. SYSTEMS, INC. 2015 EQUITY COMPENSATION PLAN.

PROPOSAL NO. 4

RATIFICATION OF APPOINTMENT OF

INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

The Audit Committee has appointed the firm of EisnerAmper LLP as the independent registered public accounting firm to audit our financial statements for the current fiscal year, subject to the ratification of such appointment by our stockholders. Representatives of EisnerAmper LLP are expected to be present at the Annual Meeting and will have an opportunity to make a statement, if they so desire, and will be available to respond to appropriate questions.

Fees and Services of Independent Registered Certified Public Accounting Firm

Audit Fees

The aggregate fees billed by EisnerAmper LLP, our independent registered public accounting firm, for professional services rendered for the audit of our annual financial statements for the fiscal years ended December 31, 2014 and 2013, and for the review of the financial statements included in our Quarterly Reports on Form 10-Q during the fiscal years ended December 31, 2014 and 2013, were $150,500 and $168,900, respectively.

Audit-Related Fees

The aggregate fees billed by EisnerAmper LLP for assurance and related services reasonably related to the performance of the audit or review of our financial statements during the fiscal years ended December 31, 2014 and 2013, other than the fees described under the caption “Audit Fees” above, were $0 and $8,000, respectively. The aggregate fees for such services during the fiscal year ended December 31, 2013 were attributable to services provided in connection with a registration statement on Form S-3 filed by the Company with the SEC during such fiscal year.

Tax Fees

There were no fees billed by EisnerAmper LLP for professional services rendered for tax compliance, tax advice or tax planning during fiscal years ended December 31, 2014 and 2013.

All Other Fees

The aggregate fees billed by EisnerAmper LLP for products or professional services rendered during the fiscal years ended December 31, 2014 and 2013, other than services described under the captions “Audit Fees” and “Audit-Related Fees” above, were $4,637 and $28,421.56, respectively. The aggregate fees for products or professional services billed by EisnerAmper LLP during each of the fiscal years ended December 31, 2014 and December 31, 2013 were for their assistance with the evaluation of a new enterprise resource planning software for our business.

Audit Committee’s Pre-Approval Policies and Procedures

The Audit Committee pre-approves all services, including both audit and non-audit services, provided by our independent accountants. For audit services, each year the independent registered public accounting firm provides the Audit Committee with an engagement letter outlining the scope of the audit services proposed to be performed during the year, which must be formally accepted by the Audit Committee before the audit commences. The independent registered public accounting firm also submits an audit services fee proposal, which also must be approved by the Audit Committee before the audit commences. None of the fees for services described above under the captions “Audit - Related Fees” or “All Other Fees” approved by the Audit Committee were approved pursuant to the exception provided by paragraph (c)(7)(i)(C) of Rule 2-01 of Regulation S-X.

THE BOARD OF DIRECTORS RECOMMENDS THAT YOU VOTE “FOR” THE RATIFICATION OF THE APPOINTMENT OF EISNERAMPER LLP AS THE COMPANY’S INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM FOR THE FISCAL YEAR ENDING DECEMBER 31, 2015.

PROPOSAL NO. 5

ADVISORY VOTE ON THE COMPANY’S EXECUTIVE COMPENSATION

In accordance with recently adopted Section 14A of the Exchange Act, which was added under the Dodd-Frank Wall Street Reform and Consumer Protection Act, we are asking stockholders to approve an advisory resolution on the Company’s executive compensation as reported in this Proxy Statement. Our executive compensation programs are designed to support the Company’s long-term success. As described above in the “Compensation Discussion and Analysis” section of this Proxy Statement, the Compensation Committee has structured our executive compensation program to achieve the following key objectives:

•	to provide a total rewards package to our executives that are competitive with our peer companies;

•	to attract and retain key talent;

•	to link pay to performance by providing incentives that promote short and long-term financial growth and stability to continuously enhance stockholder value.

We believe that our performance-based executive compensation programs provide incentives that are aligned with the best interests of our stockholders and have facilitated the Company’s performance.

We urge stockholders to read the “Compensation Discussion and Analysis” above, which describes in more detail how our executive compensation policies and procedures operate and are designed to achieve our compensation objectives, as well as the Summary Compensation Table and related compensation tables and narrative contained herein, which provide detailed information on the compensation of our Named Executive Officers. The Board believes that the policies and procedures articulated in the “Compensation Discussion and Analysis” are effective in achieving our goals and that the compensation of our Named Executive Officers reported in this Proxy Statement has supported and contributed to the Company’s success.

Accordingly, we are asking stockholders to approve the following advisory resolution at the Annual Meeting:

RESOLVED, that the stockholders of I.D. Systems, Inc. (the “Company”) approve, on an advisory basis, the compensation of the Company’s named executive officers set forth in the Compensation Discussion and Analysis, the Summary Compensation Table and the related compensation tables and narrative in the Proxy Statement relating to the Company’s 2015 Annual Meeting of Stockholders.

This advisory resolution, commonly referred to as a “say-on-pay” resolution, is non-binding on the Board. Although non-binding, the Board and the Compensation Committee will carefully review and consider the voting results when evaluating our executive compensation program.

THE BOARD OF DIRECTORS RECOMMENDS THAT YOU VOTE “FOR” THIS PROPOSAL NO. 5 AND APPROVE, ON AN ADVISORY BASIS, THE COMPANY’S EXECUTIVE COMPENSATION.

STOCKHOLDERS’ PROPOSALS FOR NEXT ANNUAL MEETING

Stockholder proposals to be presented at our annual meeting of stockholders to be held in 2016, for inclusion in our proxy statement and form of proxy relating to that meeting, must be received by us at our principal executive offices, 123 Tice Boulevard, Woodcliff Lake, New Jersey 07677, addressed to the Corporate Secretary, on or before January 26, 2016. If, however, our 2016 Annual Meeting of Stockholders is changed by more than thirty (30) days from the date of the Annual Meeting, the deadline is a reasonable time before we begin to print and mail our proxy materials for the 2016 Annual Meeting of Stockholders. Such stockholder proposals must comply with our bylaws and the requirements of Regulation 14A of the Exchange Act.

Rule 14a-4 of the Exchange Act governs our use of our discretionary proxy voting authority with respect to a stockholder proposal that is not addressed in the proxy statement. With respect to our annual meeting of stockholders to be held in 2016, if we are not provided notice of a stockholder proposal prior to April 10, 2016, we will be permitted to use its discretionary voting authority when the proposal is raised at the meeting, without any discussion of the matter in the proxy statement.

OTHER MATTERS

As of the date of this Proxy Statement, the Board of Directors is not aware of any matters, other than those stated above, that may be brought before the Annual Meeting. The persons named in the enclosed form of proxy or their substitutes will vote with respect to any such matters in accordance with their best judgment.

By order of the Board of Directors,

/s/ Ned Mavrommatis

Ned Mavrommatis

Corporate Secretary

Dated: May 25, 2015

A COPY OF THE COMPANY’S ANNUAL REPORT ON FORM 10-K FOR THE FISCAL YEAR ENDED DECEMBER 31, 2014 (EXCLUDING EXHIBITS) ACCOMPANIES THIS PROXY STATEMENT. THE ANNUAL REPORT IS NOT TO BE REGARDED AS PROXY SOLICITING MATERIAL OR AS A COMMUNICATION BY MEANS OF WHICH ANY SOLICITATION IS TO BE MADE.

APPENDIX A

I.D. SYSTEMS, INC.

2015 EQUITY COMPENSATION PLAN

1.	Establishment and Purpose

The purpose of the I.D. Systems, Inc. 2015 Equity Compensation Plan (the “Plan”) is to provide a means whereby eligible employees, officers, non-employee directors and other individual service providers develop a sense of proprietorship and personal involvement in the development and financial success of the Company and to encourage them to devote their best efforts to the business of the Company, thereby advancing the interests of the Company and its stockholders. The Company, by means of the Plan, seeks to retain the services of such eligible persons and to provide incentives for such persons to exert maximum efforts for the success of the Company and its Subsidiaries.

The Plan permits the grant of Nonqualified Stock Options, Incentive Stock Options, Stock Appreciation Rights, Restricted Stock, Stock Units, Performance Shares, Performance Units, Incentive Bonus Awards, Other Cash-Based Awards and Other Stock-Based Awards. This Plan shall become effective upon the date set forth in Section 18.1 hereof.

2.	Definitions

Wherever the following capitalized terms are used in the Plan, they shall have the meanings specified below:

2.1         “Affiliate” means, with respect to a Person, a Person that directly or indirectly Controls, or is Controlled by, or is under common Control with, such Person.

2.2         “Applicable Law” means the requirements relating to the administration of equity-based awards or equity compensation plans under U.S. state corporate laws, U.S. federal and state securities laws, the Code, any stock exchange or quotation system on which the Common Stock is listed or quoted and the applicable laws of any foreign country or jurisdiction where Awards are, or will be, granted under the Plan.

2.3         “Award” means an award of a Stock Option, Stock Appreciation Right, Restricted Stock, Stock Unit, Performance Share, Performance Unit, Incentive Bonus Award, Other Cash-Based Award and/or Other Stock-Based Award granted under the Plan.

2.4         “Award Agreement” means either (i) a written or electronic agreement entered into between the Company and a Participant setting forth the terms and conditions of an Award including any amendment or modification thereof, or (ii) a written or electronic statement issued by the Company to a Participant describing the terms and provisions of such Award, including any amendment or modification thereof. The Committee may provide for the use of electronic, internet or other non-paper Award Agreements, and the use of electronic, internet or other non-paper means for the acceptance thereof and actions thereunder by a Participant. Each Award Agreement shall be subject to the terms and conditions of the Plan and need not be identical.

2.5         “Board” means the Board of Directors of the Company.

2.6         “Cause” means (i) conviction of, or the entry of a plea of guilty or no contest to, a felony or any other crime that causes the Company or its Affiliates public disgrace or disrepute, or materially and adversely affects the Company’s or its Affiliates’ operations or financial performance or the relationship the Company has with its customers, (ii) gross negligence or willful misconduct with respect to the Company or any of its Affiliates, including, without limitation fraud, embezzlement, theft or proven dishonesty in the course of his or her employment; (iii) refusal to perform any lawful, material obligation or fulfill any duty (other than any duty or obligation of the type described in clause (v) below) to the Company or its Affiliates (other than due to a Disability), which refusal, if curable, is not cured within 10 days after delivery of written notice thereof; (iv) material breach of any agreement with or duty owed to the Company or any of its Affiliates, which breach, if curable, is not cured within 10 days after the delivery of written notice thereof; or (v) any breach of any obligation or duty to the Company or any of its Affiliates (whether arising by statute, common law or agreement) relating to confidentiality, noncompetition, nonsolicitation or proprietary rights. Notwithstanding the foregoing, if a Participant and the Company (or any of its Affiliates) have entered into an employment agreement, consulting agreement or other similar agreement that specifically defines “cause,” then with respect to such Participant, “Cause” shall have the meaning defined in that employment agreement, consulting agreement or other agreement.

2.7         “Change in Control” means, unless otherwise provided in an Award Agreement, the occurrence of any one of the following events:

(i)         any “person,” including a “group” (as such terms are used in Sections 13(d) and 14(d) of the Exchange Act, but excluding the Company, any entity controlling, controlled by or under common control with the Company, any trustee, fiduciary or other person or entity holding securities under any employee benefit plan or trust of the Company or any such entity, and, with respect to any particular Participant, the Participant and any “group” (as such term is used in Section 13(d)(3) of the Exchange Act) of which the Participant is a member), is or becomes the “beneficial owner” (as defined in Rule 13(d)(3) under the Exchange Act), directly or indirectly, of securities of the Company representing 50% or more of either (A) the combined voting power of the Company’s then outstanding securities or (B) the then outstanding shares of Common Stock (in either such case other than as a result of an acquisition of securities directly from the Company); or

(ii)         any consolidation or merger of the Company where the stockholders of the Company, immediately prior to the consolidation or merger, would not, immediately after the consolidation or merger, beneficially own (as such term is defined in Rule 13d-3 under the Exchange Act), directly or indirectly, shares representing in the aggregate 50% or more of the combined voting power of the securities of the corporation issuing cash or securities in the consolidation or merger (or of its ultimate parent corporation, if any); or

(iii)         there shall occur (A) any sale, lease, exchange or other transfer (in one transaction or a series of transactions contemplated or arranged by any party as a single plan) of all or substantially all of the assets of the Company, other than a sale or disposition by the Company of all or substantially all of the Company’s assets to an entity, at least 50% of the combined voting power of the voting securities of which are owned by “persons” (as defined above) in substantially the same proportion as their ownership of the Company immediately prior to such sale or (B) the approval by stockholders of the Company of any plan or proposal for the liquidation or dissolution of the Company; or

(iv)         the members of the Board at the beginning of any consecutive 24-calendar-month period (the “Incumbent Directors”) cease for any reason other than due to death to constitute at least a majority of the members of the Board; provided that any member of the Board whose election, or nomination for election by the Company’s stockholders, was approved or ratified by a vote of at least a majority of the members of the Board then still in office who were members of the Board at the beginning of such 24-calendar-month period, shall be deemed to be an Incumbent Director.

Notwithstanding the foregoing, no event or condition shall constitute a Change in Control to the extent that, if it were, a 20% tax would be imposed under Section 409A of the Code; provided that, in such a case, the event or condition shall continue to constitute a Change in Control to the maximum extent possible (e.g., if applicable, in respect of vesting without an acceleration of distribution) without causing the imposition of such 20% tax.

2.8         “Code” means the Internal Revenue Code of 1986, as amended. For purposes of this Plan, references to sections of the Code shall be deemed to include references to any applicable regulations thereunder and any successor or similar provision.

2.9         “Committee” means the committee of the Board delegated with the authority to administer the Plan, or the full Board, as provided in Section 3 of the Plan. With respect to any decision involving an Award intended to satisfy the requirements of Section 162(m) of the Code, the Committee shall consist of two or more directors of the Company who are “outside directors” within the meaning of Section 162(m) of the Code. With respect to any decision relating to a Reporting Person, the Committee shall consist solely of two or more directors who are disinterested within the meaning of Rule 16b-3 promulgated under the Exchange Act, as amended from time to time, or any successor provision. The fact that a Committee member shall fail to qualify under any of these requirements shall not invalidate an Award if the Award is otherwise validly made under the Plan. The Board may at any time appoint additional members to the Committee, remove and replace members of the Committee with or without cause, and fill vacancies on the Committee however caused.

2.10         “Common Stock” means the Company’s Common Stock, par value $.01 per share.

2.11         “Company” means I.D. Systems, Inc., a Delaware corporation, and any successor thereto as provided in Section 16.8.

2.12         “Control” means, as to any Person, the power to direct or cause the direction of the management and policies of such Person, or the power to appoint directors of the Company, whether through the ownership of voting securities, by contract or otherwise (the terms “Controlled by” and “under common Control with” shall have correlative meanings).

2.13         “Date of Grant” means the date on which an Award under the Plan is granted by the Committee, or such later date as the Committee may specify to be the effective date of an Award.

2.14         “Disability” means a Participant being considered “disabled” within the meaning of Section 409A of the Code and Treasury Regulation 1.409A-3(i)(4), as well as any successor regulation or interpretation.

2.15         “Effective Date” means the date set forth in Section 18.1 hereof.

2.16         “Eligible Person” means any person who is an employee, officer, director, consultant, advisor or other individual service provider of the Company or any Subsidiary, or any person who is determined by the Committee to be a prospective employee, officer, director, consultant, advisor or other individual service provider of the Company or any Subsidiary.

2.17         “Exchange Act” means the Securities Exchange Act of 1934, as amended.

2.18         “Fair Market Value” of a share of Common Stock shall be, as applied to a specific date (i) the closing price of a share of Common Stock as of such date on the principal established stock exchange or national market system on which the Common Stock is then traded (or, if there is no trading in the Common Stock as of such date, the closing price of a share of Common Stock on the most recent date preceding such date on which trades of the Common Stock were recorded), as reported in The Wall Street Journal or such other source as the Committee deems reliable; or (ii) if the shares of Common Stock are not then traded on an established stock exchange or national market system but are then traded in an over-the-counter market, the average of the closing bid and asked prices for the shares of Common Stock in such over-the-counter market as of such date (or, if there are no closing bid and asked prices for the shares of Common Stock as of such date, the average of the closing bid and the asked prices for the shares of Common Stock on the most recent date preceding such date on which such closing bid and asked prices are available on such over-the-counter market), as reported in The Wall Street Journal or such other source as the Committee deems reliable; or (iii) if the shares of Common Stock are not then listed on a national securities exchange or national market system or traded in an over-the-counter market, the price of a share of Common Stock as determined by the Committee in its discretion in a manner consistent with Section 409A of the Code and Treasury Regulation 1.409A-1(b)(5)(iv), as well as any successor regulation or interpretation.

2.19         “Incentive Bonus Award” means an Award granted under Section 12 of the Plan.

2.20         “Incentive Stock Option” means a Stock Option granted under Section 6 hereof that is intended to meet the requirements of Section 422 of the Code and the regulations promulgated thereunder.

2.21          “Nonqualified Stock Option” means a Stock Option granted under Section 6 hereof that is not an Incentive Stock Option.

2.22         “Other Cash-Based Award” means a contractual right granted to an Eligible Person under Section 13 hereof entitling such Eligible Person to receive a cash payment at such times, and subject to such conditions, as are set forth in the Plan and the applicable Award Agreement.

2.23         “Other Stock-Based Award” means a contractual right granted to an Eligible Person under Section 13 representing a notional unit interest equal in value to a share of Common Stock to be paid and distributed at such times, and subject to such conditions as are set forth in the Plan and the applicable Award Agreement.

2.24         “Participant” means any Eligible Person who holds an outstanding Award under the Plan.

2.25         “Person” shall mean any individual, partnership, firm, trust, corporation, limited liability company or other similar entity. When two or more Persons act as a partnership, limited partnership, syndicate or other group for the purpose of acquiring, holding or disposing of Common Stock, such partnership, limited partnership, syndicate or group shall be deemed a “Person”

2.26         “Performance Measures” mean the measures of performance of the Company and its Subsidiaries as more fully described in Section 14 of the Plan and Exhibit A hereto.

2.27         “Performance Shares” means a contractual right granted to an Eligible Person under Section 10 hereof representing a notional unit interest equal in value to a share of Common Stock to be paid and distributed at such times, and subject to such conditions, as are set forth in the Plan and the applicable Award Agreement.

2.28         “Performance Unit” means a contractual right granted to an Eligible Person under Section 11 hereof representing a notional dollar interest as determined by the Committee to be paid and distributed at such times, and subject to such conditions, as are set forth in the Plan and the applicable Award Agreement.

2.29         “Plan” means this I.D. Systems, Inc. 2015 Equity Compensation Plan, as it may be amended from time to time.

2.30          “Reporting Person” means an officer, director or greater than ten percent stockholder of the Company within the meaning of Rule 16a-2 under the Exchange Act, who is required to file reports pursuant to Rule 16a-3 under the Exchange Act.

2.31         “Restricted Stock Award” means a grant of shares of Common Stock to an Eligible Person under Section 8 hereof that are issued subject to such vesting and transfer restrictions and such other conditions as are set forth in the Plan and the applicable Award Agreement.

2.32         “Securities Act” means the Securities Act of 1933, as amended.

2.33         “Service” means a Participant’s employment or other service relationship with the Company or any Subsidiary.

2.34         “Stock Appreciation Right” means a contractual right granted to an Eligible Person under Section 7 hereof entitling such Eligible Person to receive a payment, upon the exercise of such right, in such amount and at such time, and subject to such conditions, as are set forth in the Plan and the applicable Award Agreement.

2.35         “Stock Option” means a contractual right granted to an Eligible Person under Section 6 hereof to purchase shares of Common Stock at such time and price, and subject to such conditions, as are set forth in the Plan and the applicable Award Agreement.

2.36         “Stock Unit Award” means a contractual right granted to an Eligible Person under Section 9 hereof representing notional unit interests equal in value to a share of Common Stock to be paid and distributed at such times, and subject to such conditions, as are set forth in the Plan and the applicable Award Agreement.

2.37          “Subsidiary” means an entity (whether or not a corporation) that is wholly or majority owned or controlled, directly or indirectly, by the Company; provided, however, that with respect to Incentive Stock Options, the term “Subsidiary” shall include only an entity that qualifies under section 424(f) of the Code as a “subsidiary corporation” with respect to the Company.

3.	Administration

3.1         Committee Members. The Plan shall be administered by the Committee; provided that the entire Board may act in lieu of the Committee on any matter, subject to Code Section 162(m) and 16b-3 Award requirements referred to in Section 2.9 of the Plan. If and to the extent permitted by Applicable Law, the Committee may authorize one or more Reporting Persons (or other officers) to make Awards to Eligible Persons who are not Reporting Persons (or other officers whom the Committee has specifically authorized to make Awards). Subject to Applicable Law and the restrictions set forth in the Plan, the Committee may delegate administrative functions to individuals who are Reporting Persons, officers, or employees of the Company or its Subsidiaries.

3.2         Committee Authority. The Committee shall have such powers and authority as may be necessary or appropriate for the Committee to carry out its functions as described in the Plan. Subject to the express limitations of the Plan, the Committee shall have authority in its discretion to determine the Eligible Persons to whom, and the time or times at which, Awards may be granted, the number of shares, units or other rights subject to each Award, the exercise, base or purchase price of an Award (if any), the time or times at which an Award will become vested, exercisable or payable, the performance criteria, performance goals and other conditions of an Award, the duration of the Award, and all other terms of the Award. Subject to the terms of the Plan, the Committee shall have the authority to amend the terms of an Award in any manner that is not inconsistent with the Plan (including to extend the post-termination exercisability period of Stock Options and Stock Appreciation Rights), provided that no such action shall adversely affect the rights of a Participant with respect to an outstanding Award without the Participant’s consent. The Committee shall also have discretionary authority to interpret the Plan, to make all factual determinations under the Plan, and to make all other determinations necessary or advisable for Plan administration, including, without limitation, to correct any defect, to supply any omission or to reconcile any inconsistency in the Plan or any Award Agreement hereunder. The Committee may prescribe, amend, and rescind rules and regulations relating to the Plan. The Committee’s determinations under the Plan need not be uniform and may be made by the Committee selectively among Participants and Eligible Persons, whether or not such persons are similarly situated. The Committee shall, in its discretion, consider such factors as it deems relevant in making its interpretations, determinations and actions under the Plan including, without limitation, the recommendations or advice of any officer or employee of the Company or such attorneys, consultants, accountants or other advisors as it may select. All interpretations, determinations, and actions by the Committee shall be final, conclusive, and binding upon all parties.

3.3         No Liability; Indemnification. Neither the Board nor any Committee member, nor any Person acting at the direction of the Board or the Committee, shall be liable for any act, omission, interpretation, construction or determination made in good faith with respect to the Plan, any Award or any Award Agreement. The Company and its Subsidiaries shall pay or reimburse any member of the Committee, as well as any other Person who takes action on behalf of the Plan, for all reasonable expenses incurred with respect to the Plan, and to the full extent allowable under Applicable Law shall indemnify each and every one of them for any claims, liabilities, and costs (including reasonable attorney’s fees) arising out of their good faith performance of duties on behalf of the Company with respect to the Plan. The Company and its Subsidiaries may, but shall not be required to, obtain liability insurance for this purpose.

4.	Shares Subject to the Plan

4.1         Share Limitation.

(a)         Subject to adjustment pursuant to Section 4.2 and any other applicable provisions hereof, the maximum aggregate number of shares of Common Stock which may be issued under all Awards granted to Participants under the Plan shall be 1,200,000 shares, all of which may be issued in respect of Incentive Stock Options.

(b)         Shares of Common Stock issued under the Plan may be either authorized but unissued shares or shares held in the Company’s treasury. Any shares of Common Stock subject to Awards that are settled in Common Stock shall be counted against the maximum share limitations of this Section 4.1 as one share of Common Stock for every share of Common Stock subject thereto, regardless of the number of shares of Common Stock actually issued to settle the Stock Option or Stock Appreciation Right upon exercise. To the extent that any Award under the Plan payable in shares of Common Stock is forfeited, cancelled, returned to the Company for failure to satisfy vesting requirements or upon the occurrence of other forfeiture events, or otherwise terminates without payment being made thereunder, the shares of Common Stock covered thereby will no longer be counted against the foregoing maximum share limitations and may again be made subject to Awards under the Plan pursuant to such limitations.

4.2         Adjustments. If there shall occur any change with respect to the outstanding shares of Common Stock by reason of any recapitalization, reclassification, stock dividend, extraordinary dividend, stock split, reverse stock split, or other distribution with respect to the shares of Common Stock, or any merger, reorganization, consolidation, combination, spin-off or other similar corporate change, or any other change affecting the Common Stock, the Committee shall, in the manner and to the extent that it deems appropriate and equitable to the Participants and consistent with the terms of the Plan, cause an adjustment to be made in (i) the maximum numbers and kind of shares provided in Section 4.1 hereof, (ii) the numbers and kind of shares of Common Stock, units, or other rights subject to then outstanding Awards, (iii) the price for each share or unit or other right subject to then outstanding Awards, (iv) the performance measures or goals relating to the vesting of an Award and (v) any other terms of an Award that are affected by the event to prevent dilution or enlargement of a Participant’s rights under an Award. Notwithstanding the foregoing, in the case of Incentive Stock Options, any such adjustments shall, to the extent practicable, be made in a manner consistent with the requirements of Section 424(a) of the Code.

5.	Participation and Awards

5.1         Designation of Participants. All Eligible Persons are eligible to be designated by the Committee to receive Awards and become Participants under the Plan. The Committee has the authority, in its discretion, to determine and designate from time to time those Eligible Persons who are to be granted Awards, the types of Awards to be granted and the number of shares of Common Stock or units subject to Awards granted under the Plan. In selecting Eligible Persons to be Participants and in determining the type and amount of Awards to be granted under the Plan, the Committee shall consider any and all factors that it deems relevant or appropriate.

5.2         Determination of Awards. The Committee shall determine the terms and conditions of all Awards granted to Participants in accordance with its authority under Section 3.2 hereof. An Award may consist of one type of right or benefit hereunder or of two or more such rights or benefits granted in tandem or in the alternative. To the extent deemed appropriate by the Committee, an Award shall be evidenced by an Award Agreement as described in Section 16.1 hereof.

6.	Stock Options

6.1         Grant of Stock Option. A Stock Option may be granted to any Eligible Person selected by the Committee. Subject to the provisions of Section 6.6 hereof and Section 422 of the Code, each Stock Option shall be designated, in the discretion of the Committee, as an Incentive Stock Option or as a Nonqualified Stock Option.

6.2         Exercise Price. The exercise price per share of a Stock Option shall not be less than 100% of the Fair Market Value of a share of Common Stock on the Date of Grant, subject to adjustments as provided for under Section 4.2, provided that the Committee may in its discretion specify for any Stock Option an exercise price per share that is higher than the Fair Market Value on the Date of Grant.

6.3         Vesting of Stock Options. The Committee shall in its discretion prescribe the time or times at which, or the conditions upon which, a Stock Option or portion thereof shall become vested and/or exercisable. The requirements for vesting and exercisability of a Stock Option may be based on the continued Service of the Participant with the Company or a Subsidiary for a specified time period (or periods) and/or on the attainment of a specified performance goal (or goals) established by the Committee in its discretion. The Committee may, in its discretion, accelerate the vesting or exercisability of any Stock Option at any time. The Committee in its sole discretion may allow a Participant to exercise unvested Nonqualified Stock Options, in which case the shares of Common Stock then issued shall be Restricted Stock having analogous vesting restrictions to the unvested Nonqualified Stock Options.

6.4         Term of Stock Options. The Committee shall in its discretion prescribe in an Award Agreement the period during which a vested Stock Option may be exercised, provided that the maximum term of a Stock Option shall be ten (10) years from the Date of Grant. A Stock Option may be earlier terminated as specified by the Committee and set forth in an Award Agreement upon or following the termination of a Participant’s Service with the Company or any Subsidiary, including by reason of voluntary resignation, death, Disability, termination for Cause or any other reason. Except as otherwise provided in this Section 6 or in an Award Agreement as such agreement may be amended from time to time upon authorization of the Committee, no Stock Option may be exercised at any time during the term thereof unless the Participant is then in the Service of the Company or one of its Subsidiaries. Notwithstanding the foregoing, unless an Award Agreement provides otherwise:

(a)         If a Participant who holds a Stock Option incurs a termination of Service with the Company (including, if applicable, any of its Subsidiaries) by reason of his or her death, such Stock Option may, to the extent then exercisable, be exercised by such Participant’s estate or any person who acquires the right to exercise such Stock Option by bequest or inheritance at any time in accordance with its terms for up to one year after the date of such Participant’s death (but in no event after the earlier of the expiration of the term of such Stock Option or such time as the Stock Option is otherwise canceled or terminated in accordance with its terms). Upon expiration of such one-year period, no portion of the Stock Option held by such Participant shall be exercisable and the Stock Option shall be deemed to be canceled, forfeited and of no further force or effect.

(b)         If a Participant who holds a Stock Option incurs a termination of Service with the Company (including, if applicable, any of its Subsidiaries) by reason of his or her Disability, such Stock Option may, to the extent then exercisable, be exercised by the Participant or his or her personal representative at any time in accordance with its terms for up to one year after the date of such Participant’s termination of Service (but in no event after the earlier of the expiration of the term of such Stock Option or such time as the Stock Option is otherwise canceled or terminated in accordance with its terms). Upon expiration of such one-year period, no portion of the Stock Option held by such Participant shall be exercisable and the Stock Option shall be deemed to be canceled, forfeited and of no further force or effect.

(c)         If a Participant who holds a Stock Option incurs a termination of Service with the Company (including, if applicable, any of its Subsidiaries) for any reason other than death, Disability or Cause, such Stock Option may, to the extent then exercisable, be exercised up until three (3) months following such termination of Service (but in no event after the earlier of the expiration of the term of such Stock Option or such time as the Stock Option is otherwise canceled or terminated in accordance with its terms). Upon expiration of such three-month period, no portion of the Stock Option held by such Participant shall be exercisable and the Stock Option shall be deemed to be canceled, forfeited and of no further force or effect.

6.5         Stock Option Exercise. Subject to such terms and conditions as shall be specified in an Award Agreement, a Stock Option may be exercised in whole or in part at any time during the term thereof by notice in the form required by the Company, and payment of the aggregate exercise price by certified or bank check, or such other means as the Committee may accept. As set forth in an Award Agreement or otherwise determined by the Committee, in its sole discretion, at or after grant, payment in full or in part of the exercise price of an Option may be made: (i) in the form of shares of Common Stock that have been held by the Participant for such period as the Committee may deem appropriate for accounting purposes or otherwise, valued at the Fair Market Value of such shares on the date of exercise; (ii) by surrendering to the Company shares of Common Stock otherwise receivable on exercise of the Option; (iii) by a cashless exercise program implemented by the Committee in connection with the Plan; and/or (iv) by such other method as may be approved by the Committee and set forth in an Award Agreement. Subject to any governing rules or regulations, as soon as practicable after receipt of written notification of exercise and full payment of the exercise price and satisfaction of any applicable tax withholding pursuant to Section 17.5, the Company shall deliver to the Participant evidence of book entry shares of Common Stock, or upon the Participant’s request, Common Stock certificates in an appropriate amount based upon the number of shares of Common Stock purchased under the Option. Unless otherwise determined by the Committee, all payments under all of the methods indicated above shall be paid in United States dollars or shares of Common Stock, as applicable.

6.6         Additional Rules for Incentive Stock Options.

(a)         Eligibility. An Incentive Stock Option may only be granted to an Eligible Person who is considered an employee under Treasury Regulation §1.421-7(h) of the Company or any Subsidiary.

(b)         Annual Limits. No Incentive Stock Option shall be granted to an Eligible Person as a result of which the aggregate Fair Market Value (determined as of the Date of Grant) of the stock with respect to which Incentive Stock Options are exercisable for the first time in any calendar year under the Plan and any other stock option plans of the Company or any Subsidiary would exceed $100,000, determined in accordance with Section 422(d) of the Code. This limitation shall be applied by taking Incentive Stock Options into account in the order in which granted.

(c)         Ten Percent Stockholders. If a Stock Option granted under the Plan is intended to be an Incentive Stock Option, and if the Participant, at the time of grant, owns stock possessing ten percent or more of the total combined voting power of all classes of Common Stock of the Company or any Subsidiary, then (A) the Stock Option exercise price per share shall in no event be less than 110% of the Fair Market Value of the Common Stock on the date of such grant and (B) such Stock Option shall not be exercisable after the expiration of five (5) years following the date such Stock Option is granted.

(d)         Termination of Employment. An Award of an Incentive Stock Option shall provide that such Stock Option may be exercised not later than three (3) months following termination of employment of the Participant with the Company and all Subsidiaries, or not later than one (1) year following death or a permanent and total disability within the meaning of Section 22(e)(3) of the Code, as and to the extent determined by the Committee to be necessary to comply with the requirements of Section 422 of the Code.

(e)         Disqualifying Dispositions. If shares of Common Stock acquired by exercise of an Incentive Stock Option are disposed of within two (2) years following the Date of Grant or one (1) year following the transfer of such shares to the Participant upon exercise, the Participant shall, promptly following such disposition, notify the Company in writing of the date and terms of such disposition and provide such other information regarding the disposition as the Company may reasonably require.

7.	Stock Appreciation Rights

7.1         Grant of Stock Appreciation Rights. A Stock Appreciation Right may be granted to any Eligible Person selected by the Committee. Stock Appreciation Rights may be granted on a basis that allows for the exercise of the right by the Participant or that provides for the automatic payment of the right upon a specified date or event.

7.2         Base Price. The base price of a Stock Appreciation Right shall be determined by the Committee in its sole discretion; provided, however, that the base price for any grant of a Stock Appreciation Right shall not be less than 100% of the Fair Market Value of a share of Common Stock on the Date of Grant, subject to adjustments as provided for under Section 4.2.

7.3         Vesting of Stock Appreciation Rights. The Committee shall in its discretion prescribe the time or times at which, or the conditions upon which, a Stock Appreciation Right or portion thereof shall become vested and/or exercisable. The requirements for vesting and exercisability of a Stock Appreciation Right may be based on the continued Service of a Participant with the Company or a Subsidiary for a specified time period (or periods) or on the attainment of a specified performance goal (or goals) established by the Committee in its discretion. The Committee may, in its discretion, accelerate the vesting or exercisability of any Stock Appreciation Right at any time.

7.4         Term of Stock Appreciation Rights. The Committee shall in its discretion prescribe in an Award Agreement the period during which a vested Stock Appreciation Right may be exercised, provided that the maximum term of a Stock Appreciation Right shall be ten (10) years from the Date of Grant. A Stock Appreciation Right may be earlier terminated as specified by the Committee and set forth in an Award Agreement upon or following the termination of a Participant’s Service with the Company or any Subsidiary, including by reason of voluntary resignation, death, Disability, termination for Cause or any other reason. Except as otherwise provided in this Section 7 or in an Award Agreement as such agreement may be amended from time to time upon authorization of the Committee, no Stock Appreciation Right may be exercised at any time during the term thereof unless the Participant is then in the Service of the Company or one of its Subsidiaries.

7.5         Payment of Stock Appreciation Rights. Subject to such terms and conditions as shall be specified in an Award Agreement, a vested Stock Appreciation Right may be exercised in whole or in part at any time during the term thereof by notice in the form required by the Company and payment of any exercise price. Upon the exercise of a Stock Appreciation Right and payment of any applicable exercise price, a Participant shall be entitled to receive an amount determined by multiplying: (i) the excess of the Fair Market Value of a share of Common Stock on the date of exercise of the Stock Appreciation Right over the base price of such Stock Appreciation Right, by (ii) the number of shares as to which such Stock Appreciation Right is exercised. Payment of the amount determined under the immediately preceding sentence may be made, as approved by the Committee and set forth in the Award Agreement, in shares of Common Stock valued at their Fair Market Value on the date of exercise, in cash, or in a combination of shares of Common Stock and cash, subject to applicable tax withholding requirements set forth in Section 17.5. If Stock Appreciation Rights are settled in shares of Common Stock, then as soon as practicable following the date of settlement the Company shall deliver to the Participant evidence of book entry shares of Common Stock, or upon the Participant’s request, Common Stock certificates in an appropriate amount.

8.	Restricted Stock Awards

8.1         Grant of Restricted Stock Awards. A Restricted Stock Award may be granted to any Eligible Person selected by the Committee. The Committee may require the payment by the Participant of a specified purchase price in connection with any Restricted Stock Award. The Committee may provide in an Award Agreement for the payment of dividends and distributions to the Participant at such times as paid to stockholders generally or at the times of vesting or other payment of the Restricted Stock Award. If any dividends or distributions are paid in stock while a Restricted Stock Award is subject to restrictions under Section 8.3 of the Plan or Code Section 162(m), the dividends or other distributions shares shall be subject to the same restrictions on transferability as the shares of Common Stock to which they were paid unless otherwise set forth in the Award Agreement. The Committee may also subject the grant of any Restricted Stock Award to the execution of a voting agreement with the Company or with any Affiliate of the Company.

8.2         Vesting Requirements. The restrictions imposed on shares of Common Stock granted under a Restricted Stock Award shall lapse in accordance with the vesting requirements specified by the Committee in the Award Agreement. Upon vesting of a Restricted Stock Award, such Award shall be subject to the tax withholding requirement set forth in Section 17.5. The requirements for vesting of a Restricted Stock Award may be based on the continued Service of the Participant with the Company or its Subsidiaries for a specified time period (or periods) or on the attainment of a specified performance goal (or goals) established by the Committee in its discretion. The Committee may, in its discretion, accelerate the vesting of a Restricted Stock Award at any time. If the vesting requirements of a Restricted Stock Award shall not be satisfied, the Award shall be forfeited and the shares of Common Stock subject to the Award shall be returned to the Company. In the event that the Participant paid any purchase price with respect to such forfeited shares, unless otherwise provided by the Committee in an Award Agreement, the Company will refund to the Participant the lesser of (i) such purchase price and (ii) the Fair Market Value of such shares on the date of forfeiture.

8.3         Restrictions. Shares granted under any Restricted Stock Award may not be transferred, assigned or subject to any encumbrance, pledge, or charge until all applicable restrictions are removed or have expired, unless otherwise allowed by the Committee. The Committee may require in an Award Agreement that certificates representing the shares granted under a Restricted Stock Award bear a legend making appropriate reference to the restrictions imposed, and that certificates representing the shares granted or sold under a Restricted Stock Award will remain in the physical custody of an escrow holder until all restrictions are removed or have expired.

8.4         Rights as Stockholder. Subject to the foregoing provisions of this Section 8 and the applicable Award Agreement, the Participant to whom a Restricted Stock Award is made shall have all rights of a stockholder with respect to the shares granted to the Participant under the Restricted Stock Award, including the right to vote the shares and receive all dividends and other distributions paid or made with respect thereto, unless the Committee determines otherwise at the time the Restricted Stock Award is granted.

8.5         Section 83(b) Election. If a Participant makes an election pursuant to Section 83(b) of the Code with respect to a Restricted Stock Award, the Participant shall file, within 30 days following the Date of Grant, a copy of such election with the Company (directed to the Secretary thereof) and with the Internal Revenue Service, in accordance with the regulations under Section 83 of the Code. The Committee may provide in an Award Agreement that the Restricted Stock Award is conditioned upon the Participant’s making or refraining from making an election with respect to the Award under Section 83(b) of the Code.

9.	Stock Unit Awards

9.1         Grant of Stock Unit Awards. A Stock Unit Award may be granted to any Eligible Person selected by the Committee. The value of each stock unit under a Stock Unit Award is equal to the Fair Market Value of the Common Stock on the applicable date or time period of determination, as specified by the Committee. A Stock Unit Award shall be subject to such restrictions and conditions as the Committee shall determine. A Stock Unit Award may be granted together with a dividend equivalent right with respect to the shares of Common Stock subject to the Award, which may be accumulated and may be deemed reinvested in additional stock units, as determined by the Committee in its discretion. If any dividend equivalents are paid while a Stock Unit Award is subject to restrictions under Section 9 of the Plan or Code Section 162(m), the dividend equivalents shall be subject to the same restrictions on transferability as the Stock Units to which they were paid, unless otherwise set forth in the Award Agreement.

9.2         Vesting of Stock Unit Awards. On the Date of Grant, the Committee shall, in its discretion, determine any vesting requirements with respect to a Stock Unit Award, which shall be set forth in the Award Agreement. The requirements for vesting of a Stock Unit Award may be based on the continued Service of the Participant with the Company or its Subsidiaries for a specified time period (or periods) or on the attainment of a specified performance goal (or goals) established by the Committee in its discretion. The Committee may, in its discretion, accelerate the vesting of a Stock Unit Award at any time. A Stock Unit Award may also be granted on a fully vested basis, with a deferred payment date as may be determined by the Committee or elected by the Participant in accordance with rules established by the Committee.

9.3         Payment of Stock Unit Awards. A Stock Unit Award shall become payable to a Participant at the time or times determined by the Committee and set forth in the Award Agreement, which may be upon or following the vesting of the Award. Payment of a Stock Unit Award may be made, at the discretion of the Committee, in cash or in shares of Common Stock, or in a combination thereof as described in the Award Agreement, subject to applicable tax withholding requirements set forth in Section 17.5. Any cash payment of a Stock Unit Award shall be made based upon the Fair Market Value of the Common Stock, determined on such date or over such time period as determined by the Committee. Notwithstanding the foregoing, unless specified otherwise in the Award Agreement, any Stock Unit, whether settled in Common Stock or cash, shall be paid no later than two and one-half months after the later of the calendar year or fiscal year in which the Stock Units vest. If Stock Unit Awards are settled in shares of Common Stock, then as soon as practicable following the date of settlement, the Company shall deliver to the Participant evidence of book entry shares of Common Stock, or upon the Participant’s request, Common Stock certificates in an appropriate amount.

10.	Performance Shares

10.1         Grant of Performance Shares. Performance Shares may be granted to any Eligible Person selected by the Committee. A Performance Share Award shall be subject to such restrictions and condition as the Committee shall specify. A Performance Share Award may be granted with a dividend equivalent right with respect to the shares of Common Stock subject to the Award, which may be accumulated and may be deemed reinvested in additional stock units, as determined by the Committee in its discretion.

10.2         Value of Performance Shares. Each Performance Share shall have an initial value equal to the Fair Market Value of a share of Common Stock on the Date of Grant. The Committee shall set performance goals in its discretion that, depending on the extent to which they are met over a specified time period, shall determine the number of Performance Shares that shall be paid to a Participant.

10.3         Earning of Performance Shares. After the applicable time period has ended, the number of Performance Shares earned by the Participant over such time period shall be determined as a function of the extent to which the applicable corresponding performance goals have been achieved. This determination shall be made solely by the Committee. The Committee may, in its discretion, waive any performance or vesting conditions relating to a Performance Share Award.

10.4         Form and Timing of Payment of Performance Shares. The Committee shall pay at the close of the applicable Performance Period, or as soon as practicable thereafter, any earned Performance Shares in the form of cash or in shares of Common Stock or in a combination thereof, as specified in a Participant’s Award Agreement, subject to applicable tax withholding requirements set forth in Section 17.5. Notwithstanding the foregoing, unless specified otherwise in the Award Agreement, all Performance Shares shall be paid no later than two and one-half months following the later of the calendar year or fiscal year in which such Performance Shares vest. Any shares of Common Stock paid to a Participant under this Section 10.4 may be subject to any restrictions deemed appropriate by the Committee. If Performance Shares are settled in shares of Common Stock, then as soon as practicable following the date of settlement the Company shall deliver to the Participant evidence of book entry shares of Common Stock, or upon the Participant’s request, Common Stock certificates in an appropriate amount.

11.	Performance Units

11.1         Grant of Performance Units. Performance Units may be granted to any Eligible Person selected by the Committee. A Performance Unit Award shall be subject to such restrictions and condition as the Committee shall specify in a Participant’s Award Agreement.

11.2         Value of Performance Units. Each Performance Unit shall have an initial notional value equal to a dollar amount determined by the Committee, in its sole discretion. The Committee shall set performance goals in its discretion that, depending on the extent to which they are met over a specified time period, will determine the number of Performance Units that shall be settled and paid to the Participant.

11.3         Earning of Performance Units. After the applicable time period has ended, the number of Performance Units earned by the Participant, and the amount payable in cash, in shares or in a combination thereof, over such time period shall be determined as a function of the extent to which the applicable corresponding performance goals have been achieved. This determination shall be made solely by the Committee. The Committee may, in its discretion, waive any performance or vesting conditions relating to a Performance Unit Award

11.4         Form and Timing of Payment of Performance Units. The Committee shall pay at the close of the applicable Performance Period, or as soon as practicable thereafter, any earned Performance Units in the form of cash or in shares of Common Stock or in a combination thereof, as specified in a Participant’s Award Agreement, subject to applicable tax withholding requirements set forth in Section 17.5. Notwithstanding the foregoing, unless specified otherwise in the Award Agreement, all Performance Units shall be paid no later than two and one-half months following the later of the calendar year or fiscal year in which such Performance Units vest. Any shares of Common Stock paid to a Participant under this Section 11.4 may be subject to any restrictions deemed appropriate by the Committee. If Performance Units are settled in shares of Common Stock, then as soon as practicable following the date of settlement the Company shall deliver to the Participant evidence of book entry shares of Common Stock, or upon the Participant’s request, Common Stock certificates in an appropriate amount.

12.	Incentive Bonus Awards

12.1         Incentive Bonus Awards. The Committee, at its discretion, may grant Incentive Bonus Awards to such Participants as it may designate from time to time. The terms of a Participant’s Incentive Bonus Award shall be set forth in the Participant’s Award Agreement. Each Award Agreement shall specify such general terms and conditions as the Committee shall determine.

12.2         Incentive Bonus Award Performance Criteria. The determination of Incentive Bonus Awards for a given year or years may be based upon the attainment of specified levels of Company or Subsidiary performance as measured by pre-established, objective performance criteria determined at the discretion of the Committee, including any or all of the Performance Measures set forth in Exhibit A hereto. The Committee shall (i) select those Participants who shall be eligible to receive an Incentive Bonus Award, (ii) determine the performance period, (iii) determine target levels of performance, and (iv) determine the level of Incentive Bonus Award to be paid to each selected Participant upon the achievement of each performance level. The Committee generally shall make the foregoing determinations prior to the commencement of services to which an Incentive Bonus Award relates (or for Incentive Bonus Awards intended to satisfy Code Section 162(m), within the permissible time period established for exemption under Code Section 162(m) and the regulations promulgated thereunder), to the extent applicable, and while the outcome of the performance goals and targets is substantially uncertain.

12.3         Payment of Incentive Bonus Awards.

(a)         Incentive Bonus Awards shall be paid in cash or Common Stock, as set forth in a Participant’s Award Agreement. Payments shall be made following a determination by the Committee that the performance targets were attained and shall be made within two and one-half months after the later of the end of the fiscal or calendar year in which the Incentive Award is no longer subject to a substantial risk of forfeiture.

(b)         The amount of an Incentive Bonus Award to be paid upon the attainment of each targeted level of performance shall equal a percentage of a Participant’s base salary for the fiscal year, a fixed dollar amount, or such other formula, as determined by the Committee.

13.	Other Cash-Based Awards and Other Stock-Based Awards

13.1         Other Cash-Based and Stock-Based Awards. The Committee may grant other types of equity-based or equity-related Awards not otherwise described by the terms of this Plan (including the grant or offer for sale of unrestricted shares of Common Stock) in such amounts and subject to such terms and conditions, as the Committee shall determine. Such Awards may involve the transfer of actual shares of Common Stock to a Participant, or payment in cash or otherwise of amounts based on the value of shares of Common Stock. In addition, the Committee, at any time and from time to time, may grant Cash-Based Awards to a Participant in such amounts and upon such terms as the Committee shall determine, in its sole discretion.

13.2         Value of Cash-Based Awards and Other Stock-Based Awards. Each Other Stock-Based Award shall be expressed in terms of shares of Common Stock or units based on shares of Common Stock, as determined by the Committee, in its sole discretion. Each Other Cash-Based Award shall specify a payment amount or payment range as determined by the Committee, in its sole discretion. If the Committee exercises its discretion to establish performance goals, the value of Other Cash-Based Awards that shall be paid to the Participant will depend on the extent to which such performance goals are met.

13.3         Payment of Cash-Based Awards and Other Stock-Based Awards. Payment, if any, with respect to Other Cash-Based Awards and Other Stock-Based Award shall be made in accordance with the terms of the Award, in cash or shares of Common Stock as the Committee determines.

14.	Code Section 162(m) Awards

14.1         Awards Granted Under Code Section 162(m). The Committee, at its discretion, may designate that a Restricted Stock, Stock Unit, Performance Share, Performance Unit, Incentive Bonus, Other Stock Award or Other Cash Award shall be granted as a Code Section 162(m) Award. Such an Award must comply with the following additional requirements, which shall control over any other provision that pertains to such Award.

14.2         Performance Measures.

 (a)         Each Code Section 162(m) Award shall be based upon the attainment of specified levels of pre-established, objective Performance Measures that are intended to satisfy the performance based compensation exemption requirements of Code Section 162(m) and the regulations promulgated thereunder. Further, at the discretion of the Committee, an Award also may be subject to goals and restrictions in addition to the Performance Measures.

 (b)         “Performance Measures” means the measures of performance of the Company and its Subsidiaries used to determine a Participant’s entitlement to an Award under the Plan. Such performance measures shall have the same meanings as used in the Company’s financial statements, or, if such terms are not used in the Company’s financial statements, they shall have the meaning applied pursuant to generally accepted accounting principles, or as used generally in the Company’s industry. Performance Measures shall be calculated with respect to the Company and each Subsidiary consolidated therewith for financial reporting purposes or such division or other business unit as may be selected by the Committee. For purposes of the Plan, the Performance Measures shall be calculated in accordance with generally accepted accounting principles to the extent applicable, but, unless otherwise determined by the Committee, prior to the accrual or payment of any Award under this Plan for the same performance period and excluding the effect (whether positive or negative) of any change in accounting standards or any extraordinary, unusual or nonrecurring item, as determined by the Committee, occurring after the establishment of the performance goals. Performance Measures shall be based on one or more of the criteria set forth in Exhibit A which is hereby incorporated by reference, as determined by the Committee.

 (c)         For each Code Section 162(m) Award, the Committee shall (i) select the Participant who shall be eligible to receive a Code Section 162(m) Award, (ii) determine the applicable performance period, (iii) determine the target levels of the Company or Subsidiary Performance Measures, and (iv) determine the number of shares of Common Stock or cash or other property (or combination thereof) subject to an Award to be paid to each selected Participant. The Committee shall make the foregoing determinations prior to the commencement of services to which an Award relates (or within the permissible time period established under Code Section 162(m)) and while the outcome of the performance goals and targets is substantially uncertain.

14.3         Attainment of Code Section 162(m) Goals.

 (a)         After each performance period, the Committee shall certify in writing (which may include the written minutes for any meeting of the Committee): (i) if the Company has attained the performance targets, and (ii) the number of shares pursuant to the Award that are to become freely transferable, if applicable, or the cash or other property payable under the Award. The Committee shall have no discretion to waive all or part of the conditions, goals and restrictions applicable to the receipt of full or partial payment of an Award except in the case of a Change in Control of the Company or the death or Disability of a Participant.

 (b)         Notwithstanding the foregoing, the Committee may, in its discretion, reduce any Award based on such factors as may be determined by the Committee, including, without limitation, a determination by the Committee that such a reduction is appropriate in light of pay practices of competitors, or the performance of the Company, a Subsidiary or a Participant relative to the performance of competitors, or performance with respect to the Company’s strategic business goals.

14.4         Individual Participant Limitations. Subject to adjustment as provided in Section 4.2, with respect to Awards intended to be Code Section 162(m) Awards and Stock Option and Stock Appreciation Rights Awards intended to be exempt from the deductibility limitation in Code Section 162(m), (i) no Participant in any one fiscal year of the Company may be granted Stock Options, Stock Appreciation Rights, Restricted Stock, Stock Units, Performance Shares Awards, Incentive Bonus Awards and Other Stock Based Awards that are denominated in shares of Common Stock with respect to more than 300,000 shares in the aggregate, and (ii) the maximum dollar value payable to any Participant in any one (1) fiscal year of the Company with respect to Stock Units, Performance Units or Incentive Bonus Awards or Other Stock-Based Awards that may be settled in cash or other property (other than Common Stock) is $2,000,000. If an Award is cancelled, the cancelled Award shall continue to be counted towards the applicable limitations. In the case of Performance Measures based on performance periods beginning and ending in different calendar years, the number of shares of Common Stock or cash amount which is paid in respect of each calendar year during the performance period shall be determined by multiplying the total number of shares of Common Stock or cash amount, as applicable, paid for the performance period by a fraction, of which (i) the numerator is the number of days during the performance period in that particular calendar year, and (ii) the denominator is the total number of days during the performance period. The limitations in this Section 14.4 shall be interpreted and applied in a manner consistent with Section 162(m) of the Code and the regulations thereunder.

15.	Change in Control

15.1         Effect of Change in Control.

 (a)         The Committee may, at the time of the grant of an Award and as set forth in an Award Agreement, provide for the effect of a “Change in Control” on an Award. Such provisions may include any one or more of the following: (i) the acceleration or extension of time periods for purposes of exercising, vesting in, or realizing gain from any Award, (ii) the elimination or modification of performance or other conditions related to the payment or other rights under an Award, (iii) provision for the cash settlement of an Award for an equivalent cash value, as determined by the Committee, or (iv) such other modification or adjustment to an Award as the Committee deems appropriate to maintain and protect the rights and interests of Participants upon or following a Change in Control. To the extent necessary for compliance with Section 409A of the Code, an Award Agreement shall provide that an Award subject to the requirements of Section 409A that would otherwise become payable upon a Change in Control shall only become payable to the extent that the requirements for a “change in control” for purposes of Section 409A have been satisfied.

 (b)         Notwithstanding anything to the contrary set forth in the Plan, unless otherwise provided by an Award Agreement, upon or in anticipation of any Change in Control, the Committee may, in its sole and absolute discretion and without the need for the consent of any Participant, take one or more of the following actions contingent upon the occurrence of that Change in Control: (i) cause any or all outstanding Stock Options and Stock Appreciation Rights held by Participants affected by the Change in Control to become vested and immediately exercisable, in whole or in part; (ii) cause any or all outstanding Restricted Stock, Stock Units, Performance Shares, Performance Units, Incentive Bonus Awards and any other Award held by Participants affected by the Change in Control to become non-forfeitable, in whole or in part; (iii) cancel any Stock Option or Stock Appreciation Right in exchange for a substitute option in a manner consistent with the requirements of Treasury Regulation. §1.424-1(a) (notwithstanding the fact that the original Stock Option may never have been intended to satisfy the requirements for treatment as an Incentive Stock Option); (iv) cancel any Restricted Stock, Stock Units, Performance Shares or Performance Units held by a Participant in exchange for restricted stock or performance shares of or stock or performance units in respect of the capital stock of any successor corporation; (v) redeem any Restricted Stock held by a Participant affected by the Change in Control for cash and/or other substitute consideration with a value equal to the Fair Market Value of an unrestricted share of Common Stock on the date of the Change in Control; (vi) cancel any Stock Option or Stock Appreciation Right held by a Participant affected by the Change in Control in exchange for cash and/or other substitute consideration with a value equal to (A) the number of shares of Common Stock subject to that Stock Option or Stock Appreciation Right, multiplied by (B) the difference, if any, between the Fair Market Value per share of Common Stock on the date of the Change in Control and the exercise price of that Stock Option or Stock Appreciation Right; provided, that if the Fair Market Value per share of Common Stock on the date of the Change in Control does not exceed the exercise price of any such Stock Option or Stock Appreciation Right, the Committee may cancel that Stock Option or Stock Appreciation Right without any payment of consideration therefor; (vii) cancel any Stock Unit or Performance Unit held by a Participant affected by the Change in Control in exchange for cash and/or other substitute consideration with a value equal to the Fair Market Value per share of Common Stock on the date of the Change in Control (provided that such cancelation and exchange does not violate Section 409A of the Code); or (ix) make such other modifications, adjustments or amendments to outstanding Awards or this Plan as the Committee deems necessary or appropriate.

16.	General Provisions

16.1         Award Agreement. To the extent deemed necessary by the Committee, an Award under the Plan shall be evidenced by an Award Agreement in a written or electronic form approved by the Committee setting forth the number of shares of Common Stock or units subject to the Award, the exercise price, base price, or purchase price of the Award, the time or times at which an Award will become vested, exercisable or payable and the term of the Award. The Award Agreement may also set forth the effect on an Award of termination of Service under certain circumstances. The Award Agreement shall be subject to and incorporate, by reference or otherwise, all of the applicable terms and conditions of the Plan, and may also set forth other terms and conditions applicable to the Award as determined by the Committee consistent with the limitations of the Plan. Award Agreements evidencing Incentive Stock Options shall contain such terms and conditions as may be necessary to meet the applicable provisions of Section 422 of the Code. The grant of an Award under the Plan shall not confer any rights upon the Participant holding such Award other than such terms, and subject to such conditions, as are specified in the Plan as being applicable to such type of Award (or to all Awards) or as are expressly set forth in the Award Agreement.

16.2         Forfeiture Events/Representations. The Committee may specify in an Award Agreement at the time of the Award that the Participant’s rights, payments and benefits with respect to an Award shall be subject to reduction, cancellation, forfeiture or recoupment upon the occurrence of certain specified events, in addition to any otherwise applicable vesting or performance conditions of an Award. Such events shall include, but shall not be limited to, termination of Service for Cause, violation of material Company policies, breach of noncompetition, confidentiality or other restrictive covenants that may apply to the Participant, or other conduct by the Participant that is detrimental to the business or reputation of the Company. The Committee may also specify in an Award Agreement that the Participant’s rights, payments and benefits with respect to an Award shall be conditioned upon the Participant making a representation regarding compliance with noncompetition, confidentiality or other restrictive covenants that may apply to the Participant and providing that the Participant’s rights, payments and benefits with respect to an Award shall be subject to reduction, cancellation, forfeiture or recoupment on account of a breach of such representation. In addition and without limitation of the foregoing, any amounts paid hereunder shall be subject to recoupment in accordance with The Dodd–Frank Wall Street Reform and Consumer Protection Act and any implementing regulations thereunder, any “clawback” policy adopted by the Company or as is otherwise required by applicable law or stock exchange listing condition.

16.3         No Assignment or Transfer; Beneficiaries.

 (a)         Awards under the Plan shall not be assignable or transferable by the Participant, except by will or by the laws of descent and distribution, and shall not be subject in any manner to assignment, alienation, pledge, encumbrance or charge. Notwithstanding the foregoing, the Committee may provide in an Award Agreement that the Participant shall have the right to designate a beneficiary or beneficiaries who shall be entitled to any rights, payments or other benefits specified under an Award following the Participant’s death. During the lifetime of a Participant, an Award shall be exercised only by such Participant or such Participant’s guardian or legal representative. In the event of a Participant’s death, an Award may, to the extent permitted by the Award Agreement, be exercised by the Participant’s beneficiary as designated by the Participant in the manner prescribed by the Committee or, in the absence of an authorized beneficiary designation, by the legatee of such Award under the Participant’s will or by the Participant’s estate in accordance with the Participant’s will or the laws of descent and distribution, in each case in the same manner and to the same extent that such Award was exercisable by the Participant on the date of the Participant’s death.

 (b)         Limited Transferability Rights. Notwithstanding anything else in this Section 16.3 to the contrary, the Committee may in its discretion provide in an Award Agreement that an Award in the form of a Nonqualified Stock Option, share-settled Stock Appreciation Right, Restricted Stock, Performance Share or share-settled Other Stock-Based Award may be transferred, on such terms and conditions as the Committee deems appropriate, either (i) by instrument to the Participant’s “Immediate Family” (as defined below), (ii) by instrument to an inter vivos or testamentary trust (or other entity) in which the Award is to be passed to the Participant’s designated beneficiaries, or (iii) by gift to charitable institutions. Any transferee of the Participant’s rights shall succeed and be subject to all of the terms of the applicable Award Agreement and the Plan. “Immediate Family” means any child, stepchild, grandchild, parent, stepparent, grandparent, spouse, former spouse, sibling, niece, nephew, mother-in-law, father-in-law, son-in-law, daughter-in-law, brother-in-law, or sister-in-law, and shall include adoptive relationships.

16.4         Rights as Stockholder. A Participant shall have no rights as a holder of shares of Common Stock with respect to any unissued securities covered by an Award until the date the Participant becomes the holder of record of such securities. Except as provided in Section 4.2 hereof, no adjustment or other provision shall be made for dividends or other stockholder rights, except to the extent that the Award Agreement provides for dividend payments or dividend equivalent rights.

16.5         Employment or Service. Nothing in the Plan, in the grant of any Award or in any Award Agreement shall confer upon any Eligible Person or Participant any right to continue in the Service of the Company or any of its Subsidiaries, or interfere in any way with the right of the Company or any of its Subsidiaries to terminate the employment or other service relationship of an Eligible Person or Participant for any reason at any time.

16.6         Fractional Shares. In the case of any fractional share or unit resulting from the grant, vesting, payment or crediting of dividends or dividend equivalents under an Award, the Committee shall have the discretionary authority to (i) disregard such fractional share or unit, (ii) round such fractional share or unit to the nearest lower or higher whole share or unit, or (iii) convert such fractional share or unit into a right to receive a cash payment.

16.7         Other Compensation and Benefit Plans. The amount of any compensation deemed to be received by a Participant pursuant to an Award shall not constitute includable compensation for purposes of determining the amount of benefits to which a Participant is entitled under any other compensation or benefit plan or program of the Company or any Subsidiary, including, without limitation, under any bonus, pension, profit-sharing, life insurance, salary continuation or severance benefits plan, except to the extent specifically provided by the terms of any such plan.

16.8         Plan Binding on Transferees. The Plan shall be binding upon the Company, its transferees and assigns, and the Participant, the Participant’s executor, administrator and permitted transferees and beneficiaries. In addition, all obligations of the Company under this Plan with respect to Awards granted hereunder shall be binding on any successor to the Company, whether the existence of such successor is the result of a direct or indirect purchase, merger, consolidation, or otherwise, of all or substantially all of the business and/or assets of the Company.

16.9         Foreign Jurisdictions. The Committee may adopt, amend and terminate such arrangements and grant such Awards, not inconsistent with the intent of the Plan, as it may deem necessary or desirable to comply with any tax, securities, regulatory or other laws of other jurisdictions with respect to Awards that may be subject to such laws. The terms and conditions of such Awards may vary from the terms and conditions that would otherwise be required by the Plan solely to the extent the Committee deems necessary for such purpose. Moreover, the Board may approve such supplements to or amendments, restatements or alternative versions of the Plan, not inconsistent with the intent of the Plan, as it may consider necessary or appropriate for such purposes, without thereby affecting the terms of the Plan as in effect for any other purpose.

16.10         Substitute Awards in Corporate Transactions. Nothing contained in the Plan shall be construed to limit the right of the Committee to grant Awards under the Plan in connection with the acquisition, whether by purchase, merger, consolidation or other corporate transaction, of the business or assets of any corporation or other entity. Without limiting the foregoing, the Committee may grant Awards under the Plan to an employee or director of another corporation who becomes an Eligible Person by reason of any such corporate transaction in substitution for awards previously granted by such corporation or entity to such person. The terms and conditions of the substitute Awards may vary from the terms and conditions that would otherwise be required by the Plan solely to the extent the Committee deems necessary for such purpose. Any shares of Common Stock subject to these substitute Awards shall not be counted against any of the maximum share limitations set forth in the Plan.

17.	Legal Compliance

17.1         Securities Laws. No shares of Common Stock will be issued or transferred pursuant to an Award unless and until all then applicable requirements imposed by Federal and state securities and other laws, rules and regulations and by any regulatory agencies having jurisdiction, and by any exchanges upon which the shares of Common Stock may be listed, have been fully met. As a condition precedent to the issuance of shares pursuant to the grant or exercise of an Award, the Company may require the Participant to take any reasonable action to meet such requirements. The Committee may impose such conditions on any shares of Common Stock issuable under the Plan as it may deem advisable, including, without limitation, restrictions under the Securities Act, as amended, under the requirements of any exchange upon which such shares of the same class are then listed, and under any blue sky or other securities laws applicable to such shares. The Committee may also require the Participant to represent and warrant at the time of issuance or transfer that the shares of Common Stock are being acquired only for investment purposes and without any current intention to sell or distribute such shares. All Common Stock issued pursuant to the terms of this Plan shall constitute “restricted securities,” as that term is defined in Rule 144 promulgated pursuant to the Securities Act, and may not be transferred except in compliance herewith and with the registration requirements of the Securities Act or an exemption therefrom. Certificates representing Common Stock acquired pursuant to an Award may bear such legend as the Company may consider appropriate under the circumstances. If an Award is made to an Eligible Person who is subject to Chinese jurisdiction, and approval of the Award by China’s State Administration of Foreign Exchange is needed, the Award may be converted to cash or other equivalent amount if and to the extent that such approval is not obtained.

17.2         Incentive Arrangement. The Plan is designed to provide an on-going, pecuniary incentive for Participants to produce their best efforts to increase the value of the Company. The Plan is not intended to provide retirement income or to defer the receipt of payments hereunder to the termination of a Participant’s employment or beyond. The Plan is thus intended not to be a pension or welfare benefit plan that is subject to Employee Retirement Income Security Act of 1974 (“ERISA”), and shall be construed accordingly. All interpretations and determinations hereunder shall be made on a basis consistent with the Plan’s status as not an employee benefit plan subject to ERISA.

17.3         Unfunded Plan. The adoption of the Plan and any reservation of shares of Common Stock or cash amounts by the Company to discharge its obligations hereunder shall not be deemed to create a trust or other funded arrangement. Except upon the issuance of Common Stock pursuant to an Award, any rights of a Participant under the Plan shall be those of a general unsecured creditor of the Company, and neither a Participant nor the Participant’s permitted transferees or estate shall have any other interest in any assets of the Company by virtue of the Plan. Notwithstanding the foregoing, the Company shall have the right (but no obligation) to implement or set aside funds in a grantor trust, subject to the claims of the Company’s creditors or otherwise, to discharge its obligations under the Plan.

17.4         Section 409A Compliance. To the extent applicable, it is intended that the Plan and all Awards hereunder comply with the requirements of Section 409A of the Code or an exemption thereto, and the Plan and all Award Agreements shall be interpreted and applied by the Committee in a manner consistent with this intent in order to avoid the imposition of any additional tax under Section 409A of the Code. Notwithstanding anything in the Plan or an Award Agreement to the contrary, in the event that any provision of the Plan or an Award Agreement is determined by the Committee, in its sole discretion, to not comply with the requirements of Section 409A of the Code or an exemption thereto, the Committee shall, in its sole discretion, have the authority to take such actions and to make such interpretations or changes to the Plan or an Award Agreement as the Committee deems necessary, regardless of whether such actions, interpretations, or changes shall adversely affect a Participant, subject to the limitations, if any, of applicable law. In no event whatsoever shall the Company be liable for any additional tax, interest or penalties that may be imposed on any Participant by Section 409A of the Code or any damages for failing to comply with Section 409A of the Code.

17.5         Tax Withholding.

 (a)         The Company shall have the power and the right to deduct or withhold, or require a participant to remit to the Company, the minimum statutory amount to satisfy federal, state, and local taxes, domestic or foreign, required by law or regulation to be withheld with respect to any taxable event arising as a result of this Plan, but in no event shall such deduction or withholding or remittance exceed the minimum statutory withholding requirements. Notwithstanding the foregoing, if a minimum statutory amount of withholding does not apply under the laws of any foreign jurisdiction, the Company may withhold such amount for remittance to the applicable taxing authority of such jurisdiction as the Company determines in its discretion, uniformly applied, to be appropriate.

 (b)         A Participant may, in order to fulfill the withholding obligation, tender previously-acquired shares of Common Stock or have shares of stock withheld from the exercise, provided that the shares have an aggregate Fair Market Value sufficient to satisfy in whole or in part the applicable withholding taxes. The broker-assisted exercise procedure described in Section 6.5 may also be utilized to satisfy the withholding requirements related to the exercise of a Stock Option.

 (c)         Notwithstanding the foregoing, a Participant may not use shares of Common Stock to satisfy the withholding requirements to the extent that (i) there is a substantial likelihood that the use of such form of payment or the timing of such form of payment would subject the Participant to a substantial risk of liability under Section 16 of the Exchange Act; or (ii) such withholding would constitute a violation of the provisions of any law or regulation (including the Sarbanes-Oxley Act of 2002).

17.6         No Guarantee of Tax Consequences. Neither the Company, the Board, the Committee nor any other Person make any commitment or guarantee that any federal, state, local or foreign tax treatment will apply or be available to any Participant or any other person hereunder.

17.7         Severability. If any provision of the Plan or any Award Agreement shall be determined to be illegal or unenforceable by any court of law in any jurisdiction, the remaining provisions hereof and thereof shall be severable and enforceable in accordance with their terms, and all provisions shall remain enforceable in any other jurisdiction.

17.8         Stock Certificates; Book Entry Form. Notwithstanding any provision of the Plan to the contrary, unless otherwise determined by the Committee or required by any applicable law, rule or regulation, any obligation set forth in the Plan pertaining to the delivery or issuance of stock certificates evidencing shares of Common Stock may be satisfied by having issuance and/or ownership of such shares recorded on the books and records of the Company (or, as applicable, its transfer agent or stock plan administrator).

17.9         Governing Law. The Plan and all rights hereunder shall be subject to and interpreted in accordance with the laws of the State of Delaware, without reference to the principles of conflicts of laws, and to applicable Federal securities laws.

18.	Effective Date, Stockholder Approval, Amendment and Termination

18.1         Effective Date. The effective date of the Plan shall be the date the Plan is approved by the holders of a majority of the votes cast at a meeting of stockholders at which a quorum is present. The Plan shall be subject to stockholder approval within twelve (12) months after the date the Plan is adopted. Such stockholder approval shall be obtained in the manner required under Applicable Law.

18.2         Amendment; Termination. The Board may suspend or terminate the Plan (or any portion thereof) at any time and may amend the Plan at any time and from time to time in such respects as the Board may deem advisable or in the best interests of the Company or any Subsidiary; provided, however, that (a) no such amendment, suspension or termination shall materially and adversely affect the rights of any Participant under any outstanding Awards, without the consent of such Participant, (b) to the extent necessary and desirable to comply with any applicable law, regulation, or stock exchange rule, the Company shall obtain stockholder approval of any Plan amendment in such a manner and to such a degree as required, and (c) stockholder approval is required for any amendment to the Plan that (i) increases the number of shares of Common Stock available for issuance under the Plan, or (ii) changes the persons or class of persons eligible to receive Awards. The Plan will continue in effect until terminated in accordance with this Section 18.2; provided, however, that no Award will be granted hereunder on or after the 10th anniversary of the date of the Plan’s initial adoption by the Board; but provided further, that Awards granted prior to such 10th anniversary may extend beyond that date.

INITIAL BOARD APPROVAL: May 5, 2015

INITIAL STOCKHOLDER APPROVAL: _______

EXHIBIT A

PERFORMANCE MEASURES

Code Section 162(m) Awards shall be based on the attainment of objective performance goals that are established by the Committee and relate to one or more Performance Measures, in each case on specified date or over any period, up to 10 years, as determined by the Committee.

“Performance Measures” means the following business criteria (or any combination thereof) with respect to one or more of the Company, any Subsidiary or any division or operating unit thereof:

•	pre-tax income,

•	after-tax income,

•	net income (meaning net income as reflected in the Company’s financial reports for the applicable period, on an aggregate, diluted and/or per share basis, or economic net income),

•	operating income or profit,

•	cash flow, free cash flow, cash flow return on investment (discounted or otherwise), net cash provided by operations, or cash flow in excess of cost of capital,

•	earnings per share (basic or diluted),

•	return on equity,

•	returns on sales or revenues,

•	return on invested capital or assets (gross or net),

•	cash, funds or earnings available for distribution,

•	operating expenses,

•	implementation or completion of critical projects or processes,

•	return on investment,

•	total return to stockholders (meaning the aggregate Common Stock price appreciation and

•	dividends paid (assuming full reinvestment of dividends) during the applicable period),

•	net earnings growth,

•	stock appreciation (meaning an increase in the price or value of the Common Stock after the date of grant of an award and during the applicable period),

•	return measures (including but not limited to return on assets, capital, equity, or sales),

•	increase in revenues,

•	the Company’s published ranking against its peer group of companies based on total stockholder return,

•	net earnings,

•	changes (or the absence of changes) in the per share price of the Company’s Common Stock,

•	earnings before or after any one or more of the following items: interest, taxes, depreciation or amortization, as reflected in the Company’s financial reports for the applicable period,

•	total revenue growth (meaning the increase in total revenues after the date of grant of an award and during the applicable period, as reflected in the Company’s financial reports for the applicable period),

•	economic value created,

•	operating margin or profit margin,

•	Share price or total shareholder return,

•	cost targets, reductions and savings, productivity and efficiencies,

•	strategic business criteria, consisting of one or more objectives based on meeting objectively determinable criteria: specified market penetration, geographic business expansion, investor satisfaction, employee satisfaction, human resources management, supervision of litigation, information technology, and goals relating to acquisitions, divestitures, joint ventures and similar transactions, and budget comparisons,

•	objectively determinable personal or professional objectives, including any of the following performance goals: the implementation of policies and plans, the negotiation of transactions, the development of long term business goals, formation of joint ventures, research or development collaborations, and the completion of other corporate transactions, and

•	any combination of, or a specified increase or improvement in, any of the foregoing.

Where applicable, the Performance Measures may be expressed in terms of attaining a specified level of the particular criteria or the attainment of a percentage increase or decrease in the particular criteria, and may be applied to one or more of the Company, a Subsidiary or affiliate, or a division or strategic business unit of the Company, or may be applied to the performance of the Company relative to a market index, a group of other companies or a combination thereof, all as determined by the Committee.

The Performance Measures may include a threshold level of performance below which no payment shall be made (or no vesting shall occur), levels of performance at which specified payments shall be made (or specified vesting shall occur), and a maximum level of performance above which no additional payment shall be made (or at which full vesting shall occur).

Except as otherwise expressly provided, all financial terms are used as defined under Generally Accepted Accounting Principles (“GAAP”) and all determinations shall be made in accordance with GAAP, as applied by the Company in the preparation of its periodic reports to stockholders.

To the extent permitted by Section 162(m) of the Code, unless the Committee provides otherwise at the time of establishing the performance goals, for each fiscal year of the Company, the Committee shall have the authority to make equitable adjustments to the Performance Measures in recognition of unusual or non-recurring events affecting the Company or any Subsidiary or affiliate or the financial statements of the Company or any Subsidiary or affiliate and may provide for objectively determinable adjustments, as determined in accordance with GAAP, to any of the Performance Measures described above for one or more of the items of gain, loss, profit or expense: (A) determined to be extraordinary or unusual in nature or infrequent in occurrence, (B) related to the disposal of a segment of a business, (C) related to a change in accounting principle under GAAP or a change in applicable laws or regulations, (D) related to discontinued operations that do not qualify as a segment of a business under GAAP, and (E) attributable to the business operations of any entity acquired by the Company during the fiscal year.

2015 ANNUAL MEETING OF STOCKHOLDERS OF

I.D. SYSTEMS, INC.

June 23, 2015

PROXY VOTING INSTRUCTIONS

INTERNET - Access "**www.voteproxy.com**" and follow the on-screen instructions or scan the QR code with your smartphone. Have your proxy card available when you access the web page.

Vote online until 11:59 PM EDT the day before the meeting.

MAIL - Sign, date and mail your proxy card in the envelope provided as soon as possible.

IN PERSON - You may vote your shares in person by attending the Annual Meeting.

GO GREEN - e-Consent makes it easy to go paperless. With e-Consent, you can quickly access your proxy material, statements and other eligible documents online, while reducing costs, clutter and paper waste. Enroll today via www.amstock.com to enjoy online access.

COMPANY NUMBER	
ACCOUNT NUMBER	

IMPORTANT NOTICE OF INTERNET AVAILABILITY OF PROXY MATERIALS FOR THE ANNUAL MEETING:
The Notice of Meeting, Proxy Statement and Annual Report on Form 10-K for the year ended December 31, 2014, as amended, are available at the following website:
http://www.astproxyportal.com/ast/10255/

Please detach along perforated line and mail in the envelope provided IF you are not voting via the Internet.

20530303030000000000 9 062315

THE BOARD OF DIRECTORS RECOMMENDS A VOTE "FOR" THE ELECTION OF THE NOMINEES LISTED BELOW AND "FOR" PROPOSAL NOS. 2, 3, 4 AND 5.
PLEASE SIGN, DATE AND RETURN PROMPTLY IN THE ENCLOSED ENVELOPE. PLEASE MARK YOUR VOTE IN BLUE OR BLACK INK AS SHOWN HERE ☒

THE BOARD OF DIRECTORS RECOMMENDS A VOTE "FOR" THE NOMINEES LISTED BELOW.

1. Election of five directors, each to serve for a one-year term expiring at the Company's 2016 annual meeting of stockholders, and until their respective successors are duly elected and qualified.

☐ FOR ALL NOMINEES

☐ WITHHOLD AUTHORITY FOR ALL NOMINEES

☐ FOR ALL EXCEPT (See instructions below)

INSTRUCTIONS: To withhold authority to vote for any individual nominee(s), mark **"FOR ALL EXCEPT"** and fill in the circle next to each nominee you wish to withhold, as shown here: ●

To change the address on your account, please check the box at right and indicate your new address in the address space above. Please note that changes to the registered name(s) on the account may not be submitted via this method. ☐

UNLESS A CONTRARY DIRECTION IS INDICATED, THIS PROXY WILL BE VOTED "FOR" ALL NOMINEES LISTED IN PROPOSAL NO. 1 AND "FOR" PROPOSAL NOS. 2, 3, 4 AND 5, AS MORE SPECIFICALLY DESCRIBED IN THE COMPANY'S PROXY STATEMENT. IF SPECIFIC INSTRUCTIONS ARE INDICATED, THIS PROXY WILL BE VOTED IN ACCORDANCE THEREWITH. THIS PROXY ALSO DELEGATES DISCRETIONARY AUTHORITY TO VOTE WITH RESPECT TO ANY OTHER BUSINESS WHICH MAY PROPERLY COME BEFORE THE ANNUAL MEETING AND ANY ADJOURNMENTS, POSTPONEMENTS OR CONTINUATIONS THEREOF.

RECEIPT OF NOTICE OF THE ANNUAL MEETING AND PROXY STATEMENT IS HEREBY ACKNOWLEDGED, AND THE TERMS OF THE NOTICE AND PROXY STATEMENT ARE HEREBY INCORPORATED BY REFERENCE INTO THIS PROXY. THE UNDERSIGNED HEREBY REVOKES ALL PROXIES HERETOFORE GIVEN FOR SAID MEETING OR ANY AND ALL ADJOURNMENTS, POSTPONEMENTS AND CONTINUATIONS THEREOF.

Signature of Shareholder ______ Date: ______ Signature of Shareholder ______ Date: ______

Note: Please sign exactly as your name or names appear on this Proxy. When shares are held jointly, each holder should sign. When signing as executor, administrator, attorney, trustee or guardian, please give full title as such. If the signer is a corporation, please sign full corporate name by duly authorized officer, giving full title as such. If signer is a partnership, please sign in partnership name by authorized person.